                                                                 EXHIBIT 10.1(a)

                   THIRD AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

               AGREEMENT, made as of the 22nd day of July, 1997, by and among:

               LINC CAPITAL, INC. (formerly known as Scientific Leasing, Inc.), a Delaware corporation ("LCI");

               LINC QUANTUM ANALYTICS, INC., a Delaware corporation ("Quantum") (each of LCI and Quantum are sometimes individually referred to herein as a "Borrower" and collectively referred to herein as the "Borrowers");

               The Banks which from time to time are parties to this Agreement (individually, a "Bank" and collectively, the "Banks"); and

               FLEET BANK, N.A. (formerly known as National Westminster Bank
USA) as Agent for itself and for the Banks, including Fleet Bank, N.A. as Temporary Lender (in its individual capacity as a lender, "Fleet" and in its capacity as agent, together with its successors in such capacity, the "Agent");


                                  WITNESSETH:
                                  -----------

               WHEREAS, LCI, LINC Equipment Services, Inc. ("LES"), Quantum, the Banks and the Agent have entered into a Second Amended and Restated Loan Agreement dated as of September 28, 1994, as amended (the "Second Restated Agreement") pursuant to which the Banks agreed to make loans to LCI, LES and Quantum in the aggregate principal sum of up to Fifty-Four Million Five Hundred Thousand ($54,500,000) Dollars upon the terms and conditions set forth in the Second Restated Agreement;

               WHEREAS, the Borrowers have requested, and the Banks and the Agent have agreed, to amend the Second Restated Loan Agreement in the manner set forth herein;

               NOW, THEREFORE, the parties hereto agree that the Second Restated Agreement is amended and restated in its entirety to provide as follows:

               Article 1.   Definitions.

               Section 1.1   General Definitions.

               In addition to the terms defined elsewhere in this Agreement and all terms relating to the Borrowing Base which are defined in Section 1.2 hereof, the following terms shall have the following meanings as used in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Account Party" - LCI or Quantum.

               "Additional Costs" - as defined in Section 2.16 hereof.

               "Adjusted Tangible Net Worth" - at any time, the difference between (a) the sum of (i) the non-current portion of Subordinated Debt (excluding in full all portions of the LFC Subordinated Debt) (ii) the total of shareholders' equity calculated in accordance with GAAP, provided, however, that from and after the date of the occurrence of any default under the LFC Subordinated Debt, there shall be deducted and excluded from shareholder's equity an amount equal to the shareholder's equity of LFC and (iii) deferred income tax credits, minus (b) the sum of (i) deferred charges (after tax), and
(ii) the total amount of any intangible assets which shall include, without limitation, (A) unamortized debt discount after taxes, (B) prepaid expenses after tax, (C) goodwill, and (D) the net amount of all accounts receivable owing to LCI or any subsidiary of LCI from LINC Group.

               "Affiliate" - as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and
(b) each shareholder, director and officer of any of the Borrowers shall be deemed to be an Affiliate of the Borrowers.

               "Agent" - Fleet in its capacity as agent for the Banks under this Agreement or any successor Agent pursuant to Section 9.8 hereof.

               "Agent's Lien" - the security interest granted to the Agent (or any successor to the Agent) for the ratable benefit of the Banks pursuant to the Security Documents.

               "Agreement" or "this Agreement" - this Third Amended and Restated Loan Agreement as originally executed including the Schedules and Exhibits hereto, or if amended, supplemented, restated or modified from time to time as so amended or supplemented or restated or modified and in force for the time being.

               "Amended and Restated LCI Assignment of Contracts" - as defined in Section 2.21 hereof.

               "Amended and Restated LCI Pledge Agreement" - as defined in
Section 2.21 hereof.

               "Amended and Restated LCI Security Agreement" - as defined in
Section 2.21 hereof.

               "Amended and Restated LES Security Agreement" - as defined in
Section 2.21 hereof.

               "Amended and Restated LES Assignment of Leases as defined in
Section 2.21 hereof.

               "Amended and Restated LINC Group Pledge Agreement" - as defined in Section 2.21 hereof.

               "Amended and Restated Quantum Assignment of Leases" - as defined in Section 2.21 hereof.

               "Amended and Restated Quantum Security Agreement" - as defined in
Section 2.21 hereof.

               "Amended and Restated Quantum Shareholder Pledge Agreements" - as defined in Section 2.21 hereof.

               "Annual EBDIT" - as at any date, the EBDIT for the immediately preceding full twelve calendar months.

               "Applicable Company" - the applicable Borrower or applicable Foreign Leasing Subsidiary; provided that in respect of Finished Goods Inventory Loans and Receivables Loans, "Applicable Company" shall be deemed to refer solely to LCI.

               "Applicable Lending Office" - with respect to each type of Loan, the lending office as designated for such type of Loan below the name of the Bank on the signature page hereof or such other office of the Bank or of an affiliate of the Bank as the Bank may from time to time specify to the Borrowers as the office at which its Loans of such type are to be made and maintained.

               "Applicable Margin" - (a) as at any date of determination thereof which determinations shall be made on each successive Applicable Margin Determination Date, the applicable percentage set forth below shall apply if such date of determination is prior to the Commitment Termination Date:


                                Applicable
                                Margin for     Applicable Margin
                                Prime Rate     for Eurodollar
Leverage Ratio                  Loans          Loans
--------------                  -----------    ------------------



   Less than 3:1                         0%               1.75%
   3:1 or more but less than
   3.5:1                               .25%               2.00%

   3.5:1 and over                      .50%               2.25%


               (b) as at any date of determination thereof which determination shall be made on each successive Applicable Margin Determination Date, the applicable percentage set forth below shall apply if such date of determination is on or after the Commitment Termination Date: the Applicable Margin for Prime Rate Loans: 1.75% (175 basis points); and the Applicable Margin for Eurodollar
Loans: 3% (300 basis points).

               "Applicable Margin Determination Date" - the date on which the Applicable Margin is from time to time established, commencing on the date of this Agreement, and thereafter on the first date of each successive month.

               "Application Documents" - as defined in Section 2.33 hereof.

               "Assignee" - as defined in Section 10.15 hereof.

               "Assignment and Acceptance" - an agreement in substantially the form of Exhibit A.

               "Banks" - as defined in the Recitals herein.

               "Basic Business" - the business of providing asset-based financing and related services to business enterprises, including, but not limited to equipment leasing and financing, accounts receivable purchase and financing, finished goods inventory financing, renting, selling and leasing new and reconditioned equipment, the purchase, financing or servicing of third party originated lease and equipment loan portfolios and other services related to the foregoing; provided that, in the case of Quantum, Basic Business shall mean primarily the business of renting analytical instruments, but may also include leasing and financing and selling new and reconditioned equipment.

               "Basic Business Assets" - assets owned or acquired by any of the Borrowers or any Subsidiary in the ordinary course of, and for the direct purpose of conducting, the Basic Business.

               "Beneficiary Documents" - as defined in Section 2.33 hereof.

               "Borrower(s)" - as defined in the Recitals herein.

               "Borrowing Availability" - the difference between (a) the Borrowing Capacity, minus (b) the aggregate outstanding balance of all Loans and all Temporary Loans and all L/C Obligations.

               "Borrowing Base" - as defined in Section 1.2 hereof.

               "Borrowing Base Report" - a report substantially in the form of
Schedule 1 annexed hereto with appropriate insertions.

               "Borrowing Base Report Certification" - a certificate of the Borrowers signed by the president, chief financial officer or treasurer of each Borrower substantially in the form of Schedule 1 annexed hereto with appropriate insertions and which shall accompany each Borrowing Base Report.

               "Borrowing Capacity" - as defined in Section 2.1 hereof

               "Borrowing Computation" - a certificate of the Borrowers, signed by the president, chief financial officer or treasurer of each Borrower, substantially in the form of Schedule 2 annexed hereto with appropriate insertions.

               "Borrowing Notice" - as defined in Section 2.3 hereof

               "Business Day" - any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

               "Cash Flow Coverage" - as of any date of determination, Cash Receipts received during the prior 12 months, or such shorter period as specified in subsection 6.9(c) hereof, divided by Cash Operating Expenses paid during the prior 12 months, or such shorter period as specified in subsection 6.9(c) hereof.

               "Cash Operating Expenses" - as of any date of determination, the sum of the following items actually paid in cash by any of the Borrowers or their Subsidiaries (but excluding LFC and its Subsidiaries) and arising out of the conduct of their business in the ordinary course: (a) interest expense on debt; (b) selling, general and administrative expenses and sales commissions;
(c) selling expenses which have been capitalized, and (d) all other operating expenses paid in cash whether or not capitalized, including those cash expenses permitted to be deferred hereunder; provided, however, that Cash Operating Expenses shall not in any event include any bad debt expense.

               "Cash Receipts" - as of any date of determination, the sum of the following items actually received in cash by any of the Borrowers or their Subsidiaries (but excluding LFC and its subsidiaries) and arising out of the conduct of their business in the ordinary course: (a) profits from conditional sales agreements; (b) profits from the sale of fair market value lease streams; (c) Lease rental payments; (d) the interest portion of payments from leases held in the portfolio of any of the Borrowers or their Subsidiaries (but excluding LFC and its Subsidiaries); (e) interest income; (f) Lease receipts;
(g) realized residual proceeds; (h) proceeds from sales of equipment; (i) revenue received by Quantum from the servicing of Equipment; and (j) fees, commissions and other miscellaneous income.

               "Closing Date" - the date on which there shall have been satisfied or waived all of the conditions precedent set forth in Article 4 hereof to the making of the initial Loans hereunder.

               "Code" - the Internal Revenue Code of 1986, as amended.

               "Collateral" - as defined in Section 2.21 hereof and in the respective Security Documents.

               "Commitment" - as to each Bank, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" as the same shall and/or may be reduced pursuant to Sections 2.1 and 2.2 hereof.

               "Commitment Termination Date" - July 15, 1998 or such later date to which the Commitment Termination Date shall have been extended in accordance with subsection 2.1(b) hereof.

               "Compliance Certificate" - a certificate executed by the president, chief financial officer or treasurer of each of the Borrowers in the form of Schedule 3 annexed hereto to the effect that, among other things, as of the calculation date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to action intended to be taken by any of the Borrowers, as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 and the other Sections referred to in Schedule 3 hereto would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Majority Banks, of such compliance.

               "Controlled Group" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any of the Borrowers, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

               "Convertible Subordinated Debt" - the balance (approximately $7,759,000 in principal amount outstanding as of the date of this Agreement) of the $25,000,000 in original face principal amount of 8-1/4% Convertible Subordinated Debentures due 2003 issued by LCI pursuant to the Convertible Subordinated Debt Documents.

               "Convertible Subordinated Debt Documents" - as defined in Section
3.18 hereof.

               "Corporate Loan Party" - any Loan Party which is a corporation or partnership.

               "Credit Period" - the period commencing on the date of this Agreement and ending on the Commitment Termination Date.

               "Credit Policy Manual" - a copy of which has been delivered to the Agent on the Closing Date.

               "Credit Scoring Model" - the credit scoring model utilized by the Borrowers and their Affiliates to assess the relative creditworthiness of Lessees and other Obligors, a copy of which has been delivered to the Agent on the Closing Date.

               "Debt Instrument" - as defined in Section 8.4 hereof

               "Debt Service" - as at any date, as to any Person, the sum of all mandatory scheduled principal payments and interest on all items of Indebtedness for money borrowed by such Person and all items of Indebtedness of any other Person for which such Person is liable, directly or indirectly, as guarantor or in any other capacity, which was paid and not refinanced, or, if required to have been paid, was not paid or refinanced, in each case during the 365-day period ending on such date, or such shorter period as specified in subsection 6.9(c) hereof, and payments of capitalized lease obligations due or paid during such period.

               "Debt Service Coverage" - as at any date, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing Annual EBDIT by Debt Service.

               "Default" - an event which with notice or lapse of time or both would constitute an Event of Default.

               "Dollars" - and "$" - lawful money of the United States of America.

               "EBDIT" - for any period, as to any Person, on a consolidated basis, the excess of (a) without duplication, the sum of (i) net income for such period plus (ii) depreciation and other non-cash charges to income for such period plus (iii) interest on all Indebtedness for such period plus (iv) taxes accrued for such period plus (v) revenue from leases of Equipment which are treated as direct finance, leverage or sales type leases, to the extent not otherwise included in net income plus (vi) revenue from Residual Values to the extent not otherwise included in net income over (b) the net amount of items which are classified as extraordinary items in accordance with GAAP for such period; as to all of the foregoing, as determined in accordance with GAAP, consistently applied.

               "Eligible Assignee" - (a) any of the following that have been approved by the Agent and the Borrowers (such approval by the Borrowers not to be unreasonably withheld):

(i) a commercial bank organized under the laws of the United States, or any state thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (ii);
(iii) the central bank of any country that is a member of the OECD which bank has assumed the assets and liabilities of a Bank; and (iv) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business;
(b) any other Person approved by the Agent and reasonably acceptable to the Borrowers; and (c) a Bank or an Affiliate of a Bank; provided, however, that neither the Borrowers nor an Affiliate of the Borrowers shall qualify as an Eligible Assignee under this definition; and provided, further, that the Borrowers' approval under clause (a) or (b) shall not be required at any time after the occurrence of a Default.

               "Emerging Growth Credit Scoring Matrix" - the credit scoring matrix utilized by the Borrowers and their Affiliates to assess the relative creditworthiness of Obligors which are Emerging Growth Companies, a copy of which has been delivered to the Agent on the Closing Date.

               "Environmental Laws and Regulations" - all environmental, health and safety laws, regulations, resolutions, and ordinances applicable to any of the Borrowers or any other Loan Party, or any of their respective assets or properties, including, without limitation: (i) all regulations, resolutions, ordinances, decrees, and other similar documents and instruments of all decrees, and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, whether issued by environmental regulatory agencies or otherwise, and (ii) all laws, regulations, resolutions, ordinances and decrees relating to Environmental Matters.

               "Environmental Matter(s)" - a release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or hazardous wastes or other chemical substances.

               "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

               "Eurodollar Base Rate" - with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the Eurodollar interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Banks to which such Interest Period relates.

               "Eurodollar Business Day" - a Business Day on which dealings in Dollar deposits are carried out in the interbank Eurodollar market.

               "Eurodollar Loans" - Loans, or portions thereof, the interest on which is determined on the basis of rates referred to in the definition of "Eurodollar Rate" in this Article 1.

               "Eurodollar Rate" - for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to (x) the Eurodollar Base Rate for such Loan for such Interest Period; divided by (y) 1 minus the Reserve Requirement for such Loan for such Interest Period. The Agent shall use its best efforts to advise the Borrowers of the Eurodollar Rate as soon as practicable after each change in the Eurodollar Rate; provided, however, that the failure of the Agent to so advise the Borrowers on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrowers hereunder.

               "Event of Default" - as defined in Article 8 hereof.

               "Federal Funds Rate" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

               "Fee" and "Fees" - as defined in Section 2.4 hereof

               "Fleet"- Fleet Bank, N.A. in its individual capacity.

               "Financial Statements" -

               (a) the audited consolidated and unaudited consolidating balance sheet of LCI and its Subsidiaries for the fiscal year then ended and the related statements of operations or income and stockholders' equity and cash flow for such fiscal year;

               (b) the unaudited consolidated and consolidating balance sheet of LCI and its Subsidiaries for the fiscal quarter then ended and the related unaudited statements of operations or income and stockholders' equity and cash flow for the quarter then ended;

               (c) the audited consolidated and unaudited consolidating balance sheet of LINC Group and its Subsidiaries for the fiscal year then ended and the related statement of operations or income and stockholders equity and cash flow for such fiscal year;

               (d) the unaudited consolidated and consolidating balance sheet of LINC Group and its Subsidiaries for the fiscal quarter then ended, and the related unaudited statements of operations or income and stockholders equity and cash flow for the quarter then ended; and

               (e) for purposes of any updating of representations and warranties in Article 3 hereof, each annual financial statement delivered pursuant to Section 5.1 hereof and each quarterly financial statement delivered pursuant to Section 5.2 hereof.

               "Financing Statements" - Uniform Commercial Code Financing Statements duly executed and completed and in form necessary for perfection of a security interest in the state in which such filing must be made.

               "Foreign Leasing Subsidiary" - any Foreign Subsidiary (a) any assets of which are included in the Borrowing Base, (b) with respect to which the Agent has received such agreements, instruments and documents as the Agent may reasonably require, including, without limitation, modifications of the Exhibits to this Agreement to reflect the existence of any such Foreign Leasing Subsidiary, and opinions of counsel relating thereto, and (c) is otherwise acceptable to the Agent.

               "Foreign Security Documents" - as defined in Section 2.21 hereof.

               "Foreign Location" - the countries included in the United Kingdom and Canada and such other countries as shall be approved in writing by the Majority Banks.

               "Foreign Subsidiary" - any Subsidiary of any of the Borrowers at such time as such Subsidiary (a) leases Leased Property under a Lease in a Foreign Location; (b) the corporate and organizational structure of which are acceptable to the Agent and (c) is otherwise acceptable to the Agent.

               "Foreign Subsidiary Loan(s)" - as defined in Section 2.9 hereof.

               "GAAP" - whether used directly or indirectly through use of a capitalized term, generally accepted accounting principles consistently applied and in accordance with past practices provided that wherever "GAAP" is referred to in this Agreement, a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

               "Guarantor(s) - as defined in Section 2.21 hereof.

               "Guaranty(ies) - as defined in Section 2.21 hereof.

               "Indebtedness" - with respect to any Person, all (a) liabilities or obligations, direct and contingent, which liabilities or obligations would, in accordance with GAAP, be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, (i) contingent liabilities which, in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, (ii) capitalized lease obligations of such Person, (iii) obligations in respect of interest rate exchange, swap, cap and other agreements or arrangements designed to provide protection against fluctuation in interest rates; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, reimbursement of amounts drawn under letters of credit, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or otherwise whether or not such liabilities would, in accordance with GAAP, be included in determining total liabilities as shown on a balance sheet; and (c) without duplication, liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it.

               "Intercompany Subordination Agreement" - as defined in Section
2.22 hereof.

               "Intercreditor Agreement" - as defined in Section 2.22 hereof.

               "Interest Period" - with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending one, two, three, four, five, six, nine or twelve months later as the Borrowers may select as provided in Section 2.3 hereof (subject to availability of funds), except that each such Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) any Interest Period which commences prior to a Payment Date shall end no later than such Payment Date if the aggregate principal amount of the Loans or portions thereof to which such Interest Period would be applicable would include any portion of the aggregate principal amount of the Loans which is due and payable on such Payment Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day); (iii) no more than five (5) Interest Periods for Eurodollar Loans shall be in effect at the same time; (iv) any Interest Period which commences before the Commitment Termination Date shall end no later than the Commitment Termination Date; and (v) notwithstanding clauses (i) and (iv) above, no Interest Period shall have a duration of less than one month. In the event that the Borrowers fail to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.7 hereof, such

Loans will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loan.

               "Investment" - in any Person by any Borrower or any of its
Subsidiaries:

               (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by any Borrower or any Subsidiary for or in connection with the acquisition by such Borrower or such Subsidiary of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

               (b) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of, such Person by any Borrower or such Subsidiary and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by such Borrower or such Subsidiary; provided, however, that for the purposes of Section 7.9, a Foreign Subsidiary Loan shall not constitute an "Investment."

               "IRS" - Internal Revenue Service.

               "Issuing Bank" - as defined in Section 2.33 hereof.

               "Latest Balance Sheet" - as defined in Section 3.9 hereof.

               "L/C" - any letter of credit issued by the Issuing Bank pursuant to Section 2.33 hereof, in each case, as amended, supplemented or modified from time to time.

               "L/C Fees" - as defined in Section 2.33 hereof.

               "L/C Obligations" - as of any date of determination, all the existing liabilities (including all fees) of the Borrowers and the Account Parties to the Issuing Banks and the Banks and the Agent in respect of all L/Cs, whether such liability is contingent or fixed and shall be computed to include the sum of the aggregate maximum amount then available to be drawn under all L/Cs (assuming, whether or not such is the case, that such aggregate maximum amount shall have been drawn) and the aggregate amount of any Unreimbursed Drawings then outstanding.

               "LFC" - LINC Finance Corporation, a Delaware corporation.

               "LFC Intercreditor Agreement" - as defined in Section 2.22 hereof.

               "LFC Subordinated Debt" - the $15,000,000 Principal Amount 10% Senior Subordinated Note due September 30, 1999 issued by LFC pursuant to the Note Purchase Agreement dated September 28, 1994 between LFC and Newcourt (as assignee of Anthem

Financial, Inc.) as the same may be amended, modified and supplemented to the extent not prohibited by the terms of Section 7.12 hereof.

               "LFC Subordinated Debt Documents" - Note Purchase Agreement dated September 28, 1994 between LFC and Newcourt (as assignee of Anthem Financial, Inc.), and all agreements, instruments and documents executed and delivered in connection therewith, as the same may be amended, modified and supplemented to the extent not prohibited by the terms of Section 7.12 hereof.

               "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement intended as security under the Uniform Commercial Code of any jurisdiction); provided that an agreement to grant a Lien entered into after the date of this Agreement shall not be deemed to be a "Lien" until the Lien is actually granted so long as each of the Borrowers and their Subsidiaries are and would be in compliance with the terms and conditions of this Agreement and no Default or Event of Default then exists or would exist after giving effect to such lien.

               "LINC Capital Partners Division" and "LINC Capital Partners, Inc." - a division and (subject to satisfaction of the conditions set forth in subsection 7.7(b) hereof) a subsidiary of LCI, respectively, that engage in the business of financing Emerging Growth Companies.

               "LINC Group" - The LINC Group, Inc., a Delaware corporation.

               "LINC Group Intercreditor Agreement" - as defined in Section 2.22 hereof.

               "Loan" and "Loans" - as defined in Section 2.1 hereof. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

               "Loan Business" - the business to be entered into by any one or more of LCI and LINC Capital Partners, Inc. after the date hereof of making Finished Goods Inventory Loans and Receivables Loans to Obligors.

               "Loan Documents" - this Agreement, the Notes, the Temporary Loan Note, the Security Documents, the Subordination Agreements, Interest Rate Contracts (but only to the extent relating to the Loans) to which any Lender or the Agent is a party, and all other instruments, agreements and documents executed, issued and delivered to or for the benefit of the Agent or any Bank by any Loan Party in connection with the Loans and the L/Cs at any time in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

               "Loan Party" - each of the Borrowers, each Subsidiary of any Borrower, LINC Group, the Quantum Shareholders and any other Person which now or hereafter executes and delivers to the Banks or the Agent any Loan Document.

               "Loan Policy Manual" - the Borrowers' credit policy with respect to the making of Finished Goods Inventory Loans and Receivables Loans, which policy shall be delivered to the Banks and the Agent in accordance with Section
7.21 hereof, and shall be satisfactory to the Banks and the Agent in all respects.

               "Loan Scoring Model" - the loan scoring model utilized by the Borrowers and their Affiliates to assess the relative creditworthiness of Obligors in connection with the making of Finished Goods Inventory Loans and Receivables Loans, a copy of which shall be delivered to the Agent no later than 30 days prior to any inclusion in the Borrowing Base of any Finished Goods Inventory Notes or Receivables Notes, and which shall be satisfactory to the Banks and the Agent in all respects.

               "Majority Banks" - at any time while no Loans are outstanding hereunder, Banks having at least 66% of the aggregate amount of the Commitments and, at any time while Loans are outstanding hereunder, Banks holding at least 66% of the outstanding aggregate principal amount of the Loans hereunder, provided, however, that for purposes of this definition Temporary Loans shall not be deemed "Loans".

               "Monthly Borrowing Base Report" - as defined in Section 5.9 hereof.

               "Net Book Value" - with respect to Eligible Equipment, the Invoiced Cost of such Eligible Equipment minus accumulated depreciation or any valuation reserve in each case with respect to such Eligible Equipment determined in accordance with GAAP.

               "Newcourt" - Newcourt Financial Services, Inc. or any successor or assign thereof accepted as such in accordance with the terms of any applicable Loan Document.

               "Non-Recourse Debt" - of any Person, and only so long as each of the following terms continues to be satisfied, Indebtedness of such Person for borrowed money which is secured by Liens on specific assets of such Person as to which the lender or obligee thereof is to be repaid only out of such assets or proceeds thereof and as to which such Person is not otherwise liable for repayment in the event of a deficiency or default in payment, except for liability for misrepresentations by such Person, defects in title caused by such Person or impairment of the lender's Lien caused by such Person, failure to insure or maintain or to cause any Lessee to insure or maintain such assets, and except that any repayment made by such Person prior to a default in payment may be from a source other than such specific assets or proceeds, and except that for purposes of computations hereunder "Non-Recourse Debt" shall include the "Non-Recourse Debt" portion of Partial Recourse Debt.

               "Non-Recourse Lender" - a lender of Non-Recourse Debt.

               "Non-Recourse Liens" - Liens securing Non-Recourse Debt which Liens are solely on assets financed with the proceeds of any such Non-Recourse Debt, respectively.

               "Note" - as defined in Section 2.12 hereof.

               "Notice of Issuance" - as defined in Section 2.33 hereof.

               "Obligations" - as defined in Section 2.21 hereof.

               "Partial Recourse Debt" - as to any Person Indebtedness of such Person for which such Person has only partial liability for repayment and deficiency and the balance of which is Non-Recourse Debt.

               "Participant" - as defined in Section 10.14 hereof.

               "Participation" - as defined in Section 10.14 hereof.

               "Participation Documents" - as defined in Section 10.14 hereof.

               "Participating Bank" - as defined in Section 10.14 hereof.

               "Payment Dates" - each Quarterly Date in each year commencing with the first Quarterly Date after the Term Conversion Date.

               "Payor" - as defined in Section 2.28 hereof.

               "PBGC" - as defined in Section 3.17 hereof.

               "Permanent Lender" - a lender of Permanent Secured Debt.

               "Permanent Secured Debt" - as of any date of determination, Indebtedness for borrowed money of any of the Borrowers or a Subsidiary which meets each of the following conditions:

               (a) (i) It is secured Indebtedness (whether recourse, Non-Recourse or Partial Recourse Debt) which is incurred to finance or re-finance Equipment in the ordinary course of business of the Basic Business, which Indebtedness is secured only by such Equipment or Contracts to which such Equipment may be subject or identified as collateral, and related amounts payable under such Contracts and proceeds of the foregoing; (ii) the aggregate net payments due during the initial terms respectively of such Contracts and the related residual values of the related Equipment at any one time equal no less than one hundred (100%) percent of the principal, interest and all other amounts owing in respect of such Indebtedness during the term of such Indebtedness;
(iii) the repayment of all or any portion of such Indebtedness is scheduled to coincide approximately with (and is not due prior to) the due date of Contract Payments of the same or corresponding amount under such respective Contracts; (iv) the incurrence of such Indebtedness occurs at a time when no Default or Event of Default is continuing or would be created after giving effect to such Indebtedness, except that Non-Recourse Debt (but only Non-Recourse Debt) may be incurred, following not less than ten (10) Business Days' prior notice to the Agent, while a Default or Event of Default (not created or potentially caused by the proposed incurrence) exists if the proceeds of such Non-Recourse Debt are used simultaneously with its incurrence to cure the existing Default or Event of Default but only if the incurrence of such Indebtedness does not otherwise impair the overall value of the Collateral or repayment of the Loans, all as determined by the Agent in its reasonable judgment;

               (b) (i) It is secured Indebtedness (whether recourse, Non-Recourse or Partial Recourse Debt) which is incurred to finance or re-finance the acquisition of Basic Business Assets (other than assets of the type described in subsection (a) above) in the ordinary course of business of the Obligor, which Indebtedness is secured only by such acquired Assets and the proceeds thereof, (ii) the principal amount of such Indebtedness, interest and fees and all other amounts owing in respect of such Indebtedness do not exceed the fair market value of the Collateral therefor at the date of incurrence of such Indebtedness (or subsequently unless such excess results from a change in market value of Collateral which change was beyond each of the Borrower's or Subsidiaries' control at the date of incurrence of such Indebtedness); (iii) the incurrence of such Indebtedness occurs at a time when no Default or Event of Default is continuing or would be created after giving effect to such Indebtedness, except that Non-Recourse Debt may be incurred, following not less than ten (10) Business Days' prior notice to the Agent, while a Default or Event of Default (not created or potentially caused by the proposed incurrence) exists if the proceeds of such Non-Recourse Debt are used simultaneously with its incurrence to cure the existing Default or Event of Default but only if the incurrence of such Indebtedness does not otherwise impair the overall value of the Collateral or repayment of the Loans, all as determined by the Agent in its reasonable judgment;

provided, however, that neither any Borrower nor any Subsidiary shall create, incur, permit to exist or have outstanding any Indebtedness on terms and conditions setting forth affirmative or negative covenants of any Borrower or Subsidiary or events of default any of which can be reasonably construed to be more restrictive than any of the covenants set forth in Articles 6 and 7 and events of default set forth in Article 8 hereof, the breach of which could result in a right of the lender thereunder to accelerate payment sooner than the right of acceleration provided to the Agent and the Banks under this Agreement, other than (A) with respect to Non-Recourse Debt, any covenant or default which permits acceleration based on defaults under financed leases and Rental Agreements; and (B) Non-Recourse Debt under Debt Instruments which would then be excluded from Section 8.4 as a result of the terms of the parenthetical following the phrase "Debt Instrument" as it appears in subsections 8.4(a), (b) and (c) of this Agreement; and provided, further, that Permanent Secured Debt shall at all times comply with and conform to the representations and warranties set forth in Section 3.24 hereof and such representations and warranties shall be deemed repeated as if made by the Borrowers as of the date of incurrence of any Permanent Secured Debt.

               "Permitted Liens" - (i) pledges or deposits by any of the Borrowers and their Subsidiaries under workman's compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of any of the Borrowers and their Subsidiaries), or leases to which any of the Borrowers and their Subsidiaries are parties as lessees, or deposits to secure public or statutory obligations of any of the Borrowers and their Subsidiaries or deposits of cash or U.S. Government Bonds to secure surety, appeal, performance or other similar bonds to which any of the Borrowers and their Subsidiaries are parties, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against any of the Borrowers and their Subsidiaries with respect to which any of the Borrowers and their Subsidiaries at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof; (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of any of the Borrowers and their Subsidiaries or to the ownership of their property which were not incurred in connection with Indebtedness of any of the Borrowers and their Subsidiaries, all of which Liens referred to in each of the preceding clauses (i) through (iv) do not in the aggregate under any such clauses individually or under all such clauses together materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of any of the Borrowers and their Subsidiaries, and as to all the foregoing referred to in clauses (i) through (iv) only to the extent arising and continuing in the ordinary course of business; (v) Permitted Borrowing Base Encumbrances; and (vi) liens on Equipment, Contracts and other assets and properties of any of the Borrowers and their Subsidiaries securing Permanent Secured Debt incurred by any of the Borrowers or Subsidiary in the ordinary course of business of the Basic Business in the amounts and to the extent permitted to exist under the subsections of Section 7.1 hereof referring to such Debt which Debt either (1) exists on the date hereof or (2) if incurred after the date hereof, has been incurred only upon compliance with the terms and conditions of Section 2.23 hereof, provided, that in any event (A) the assets to which such liens attach shall be consistent with the definition of the respective term Permanent Secured Debt; and (B) no such liens shall exist on or be equal or prior to the Agent's Lien on assets and properties included in computation of the Borrowing Base except for Permitted Borrowing Base Encumbrances and as otherwise set forth on Exhibit S annexed hereto.

               "Person" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual fiduciary or other capacity.

               "Plan" - at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by any of the Borrowers or any member of the Controlled Group for employees of any of the Borrowers, or by any of the Borrowers for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any of the Borrowers or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

               "Pledge Agreements" - the Amended and Restated Quantum Shareholder Pledge Agreements, the Amended and Restated LINC Group Pledge Agreement, the Amended and Restated LCI Pledge Agreement and the LCI-LFC Pledge Agreement.

               "Post-Default Rate" - (i) in respect of any Loans, or any portion of any Loans, not paid when due (whether at stated maturity, by acceleration or otherwise and whether before or after judgment), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to, if
(a) such Loans are Prime Rate Loans, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans (but in no event less than the interest rate in effect on the due date), or (b) if such Loans are Eurodollar Loans, 2% above the rate of interest in effect thereon at the time of such due date until the end of the then current Interest Period therefor plus the Applicable Margin for Eurodollar Loans and, thereafter, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans (but in no event less than the interest rate in effect on the due date); and (ii) in respect of other amounts payable by any of the Borrowers hereunder (other than interest on the Loans but including interest on Unreimbursed Drawings) not paid when due (whether at stated maturity, by acceleration or otherwise and whether before or after judgment), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans (but in no event less than the interest rate in effect on the due date).

               "Prime Rate" - the interest rate established from time to time by Fleet as its prime rate at the Principal Office, but in any event not less than the Federal Funds Rate as in effect from time to time plus one half (.5%) percent. Notwithstanding the foregoing, each of the Borrowers acknowledges the fact that Fleet may regularly make domestic commercial loans at rates of interest less than the rates of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

               "Prime Rate Loans" - Loans (or in Section 2.32 hereof, Temporary Loans), or portions thereof, which bear interest at a rate based upon the Prime Rate.

               "Principal Office" - the principal office of Fleet presently located at 592 Fifth Avenue, Second Floor, New York, New York 10036 and as also defined in Section 9.8(b) hereof

               "Projections" - in respect of any fiscal year, consolidated and consolidating projections for the Borrowers and each of their Subsidiaries.

               "Purchase Money Security Interest" - as defined in Section 7.2 hereof.

               "Quantum" - as defined in the preamble hereto.

               "Quantum Shareholder Agreement" - the Shareholders' Agreement, dated on or about September 17, 1991, by and among LCI and the individual shareholders of Quantum named herein, as amended.

               "Quantum Shareholders" - collectively, Gerard M. Farren and R.E. Laing in their capacity as shareholders of Quantum.

               "Quarterly Dates" - the last day of each calendar quarter, the first of which shall be the first such day after the date of this Agreement, provided that, in the event that any Eurodollar Loans are then outstanding and if any such date is not a Eurodollar Business Day, the relevant Quarterly Date shall be the next succeeding Eurodollar Business Day (or, if the next succeeding Eurodollar Business Day falls in the next succeeding calendar month, then on the next preceding Eurodollar Business Day).

               "Recourse Debt" - Indebtedness of any Person, as to which such Person is liable for repayment in full in the event of a deficiency or default in payment.

               "Reference Bank" - (i) for purposes of determining the rates referred to in clause (a) of the definition of "Eurodollar Base Rate" in this
Article 1, the non-United States office or offices or international banking facility or facilities of Fleet as Fleet may from time to time select and (ii) for all other purposes hereunder, the Principal Office.

               "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

               "Regulatory Change" - any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any of the Banks of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Required Payment" - as defined in Section 2.20 hereof.

               "Reserve Requirement" - for any Eurodollar Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars against in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate for Eurodollar Loans (as the case may be) is to be determined as provided in the definition of "Eurodollar Rate" in this Article 1 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

               "Sale and Assignment Agreement" - the Sale and Assignment Agreement dated September 28, 1994 between LCI and LFC providing for the sale of certain assets by LCI to LFC and the assumption by LFC of LCI's obligation to repurchase defaulted leases and other obligations of LCI under LCI's servicing, credit enhancement and other documents relating to Special Purpose Entities.

               "Second Restated Agreement" - as defined in the Recitals herein.

               "Security Agreements" - the Amended and Restated LES Security Agreement, the Amended and Restated Quantum Security Agreement and the Amended and Restated LCI Security Agreement.

               "Security Documents" - as defined in Section 2.21 hereof.

               "Servicing Agreement" - the Servicing Agreement dated September 28, 1994 between LCI and LFC relating to the allocation to LFC of certain administrative expenses, including, without limitation, expenses for employees, space and services, borne by LCI for the benefit of LFC in connection with the servicing of LFC's portfolio of leases.

               "Special Purpose Entity" - a Subsidiary or Affiliate of any Borrower or other Person formed by or at the request of any Borrower for the sole purpose of holding and/or assigning contract receivables and equipment received directly or indirectly from such Borrower or any of its Subsidiaries and issuing notes or other Indebtedness which are secured by such receivables and equipment, and which Subsidiary or Affiliate or other Person is prohibited by its Articles of Incorporation or (if not a corporation) other organizational documents from engaging in any other business (and shall not be deemed a Special Purpose Entity hereunder if it does engage in any other business).

               "Standby L/C" - any L/C which is not a documentary L/C (i.e., not issued for the benefit of a supplier of inventory to a Borrower or Account Party in order to support payment of the purchase price of such inventory).

               "Subordinated Debt" - (i) the Convertible Subordinated Debt; and
(ii) any unsecured Indebtedness for money borrowed by any of the Borrowers in an amount and on terms and conditions satisfactory to the Majority Banks and which is subordinated under terms satisfactory in form and substance to the Majority Banks in their sole judgment, as evidenced by the Agent's written consent thereto given prior to the creation of such Indebtedness, to such Borrower's Obligations and any other Loan Party's Obligations, as the case may be, hereunder.

          "Subordination Agreement(s)" - individually or collectively, as the context requires, the Intercompany Subordination Agreement, the Intercreditor Agreement, the LFC Intercreditor Agreement or the LINC Group Intercreditor Agreement.

          "Subordination Agreement Confirmation" - as defined in Section 2.22 hereof.

          "Subsidiary" - with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership or joint venture in which such Person is a general partner or joint venturer of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrowers.

          "Tax Agreement" - the Tax Agreement between LINC, LCI, LFC, Anthem Equipment Leasing and Anthem Financial.

          "Temporary Commitment" - as at any date of determination, the agreement of the Temporary Lender to make Temporary Loans in the amount equal to the lesser of (a) Five Million ($5,000,000) Dollars and (b) the Unused Commitment of Fleet in its capacity as a Bank.

          "Temporary Lender" - Fleet in its capacity as lender of the Temporary Loans.

          "Temporary Loan" - as defined in Section 2.32 hereof.

          "Temporary Loan Note" - as defined in Section 2.32 hereof.

          "Temporary Loan Obligations" - as at the date of any determination thereof, total Indebtedness of the Borrowers outstanding in respect of (but without duplication) Temporary Loans and includes interest thereon accrued to such date and unpaid and all other amounts payable in respect of Temporary Loans and the Temporary Commitment pursuant to this Agreement which has not been paid.

          "Term Conversion Date" - the date, which shall be the then-current Commitment Termination Date, on which the Borrowers shall have elected to convert the then-outstanding principal balance of Loans to a term loan following the determination by any Bank not to extend the then-current Commitment Termination Date in accordance with the provisions of subsection 2.1(b) hereof

          "Term Period" - the period of time commencing on the Term Conversion Date and expiring on the final date of repayment of the Loans which shall not in any event be later than the third anniversary of the Term Conversion Date.

          "Total Commitment" - the aggregate sum of the Commitments of the Banks.

          "Total Recourse Liabilities" - at any time, as to each of the Borrowers and its Subsidiaries, the sum of (a) all liabilities of such Borrower and its Subsidiaries, which, in accordance with GAAP, would be shown as liabilities on such Borrower's or Subsidiary's balance sheet, including all accounts payable, accrued expenses and the current portion of Subordinated Debt but excluding (to the extent included therein) the non-current portion of Subordinated Debt and deferred income taxes payable, and Non-Recourse Debt (provided that the recourse portion of any limited or partial recourse obligations shall be included in Total Recourse Liabilities); plus (b) all liabilities for which such Borrower or any Subsidiary is contingently liable, whether or not such contingent liabilities would, in accordance with GAAP, be capitalized on such Borrower's balance sheet, including without limitation, under or pursuant to (i) any or all guaranties or letters of credit or repurchase or substitution or put obligations or other credit enhancements of any type including, without limitation, guaranties of or letters of credit supporting the residual value of Leased Property or Contracts sold by any Borrower or any Subsidiary, and (ii) letters of credit and guaranties intended to secure the payment or performance of an obligation of a Person other than such Borrower or the Subsidiary contingently liable thereunder.

          "Transaction Documents" - collectively, the LFC Subordinated Debt Documents, the Sale and Assignment Agreement, the Servicing Agreement, the Tax Agreement, and the Asset Purchase Agreement dated September 28, 1994 between LCI, Anthem Equipment Leasing, Inc., and LINC Group.

          "Type" or "type" - any Loan (other than a Temporary Loan) determined with respect to the interest option applicable thereto, i.e., either a Prime Rate Loan or a Eurodollar Rate Loan.

          "Unreimbursed Drawings" - as defined in Section 2.33 hereof.

          "Unused Commitment" - as at any date, the difference, if any, between:
(a) the amount of the Banks' Total Commitment as in effect on such date and (b) the then aggregate outstanding principal amount of all Loans made by the Banks and all L/C Obligations (excluding fees in respect of L/C Obligations).

          "Upstream Payments" - any combination of dividends, distributions, advances, and loans made by any of the Foreign Leasing Subsidiaries or Special Purpose Entities to the Borrowers.

          Section 1.2   Borrowing Base Definitions.
                              --------------------------

          In addition to the terms defined elsewhere in this Agreement, the following terms relating to the Borrowing Base shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Debtor" - the party who is obligated on or under or with respect to any Account Receivable.

          "Account Receivable" - as to each of the following, to the extent arising in the ordinary course of the Basic Business and recorded on books of account in accordance with GAAP: (a) any right of LCI or Quantum to payment for Equipment sold or rented under a Rental Agreement; (b) any right of LCI or Quantum to payment of fees in respect of a sale described in the preceding clause (a); and (c) any right of LCI or Quantum to payment for services rendered by LCI or Quantum, respectively, but no Contract Payments shall be deemed to be an Account Receivable; less that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions.

          "Balance of Payments" - at any date, the total unpaid regularly scheduled rental payments under a Lease or the total unpaid regularly scheduled payments under any other Contract, but not in any event including payments or amounts due directly or indirectly on account of use, sales or property taxes, maintenance, repairs, management fees, insurance and similar items and net of any credits, customer deposits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such payments, and provided that the Balance of Payments with respect to an item of related Equipment is that portion of the Balance of Payments attributable to such item of Equipment.

          "Borrowing Base" - at any time the excess of (i) sections (a) through
(g), as set forth immediately below, over (ii) the sum of Excludable Amounts:

          (a) "Contract Receivables Clause" - 90% of the Present Value of the Balance of Payments under Unfunded Eligible Contracts (other than Unfunded Eligible Contracts which are Eligible Emerging Growth Contracts);

          (b) "Emerging Growth Contract Clause" - 85% of the Present Value of the Balance of Payments under Unfunded Eligible Contracts;

          (c) "Residual Value Clause" - 50% of the Present Value of the aggregate Residual Values of Eligible Residual Leased Property under Eligible Contracts or Eligible Emerging Growth Contracts; provided, however, that (i) in no event shall the Post-Computation Amounts included under this clause (c) exceed at any one time 15% of the Total Commitment; (ii) in no event shall the sum of advances against a Contract under clause (a) or (b) above and advances against Eligible Residual Leased Property under the same Contract exceed 100% of the original Invoiced Cost to the Borrower; (iii) in no event shall the Post-Computation Amount included under this clause (c) in respect of Residual Values owned by either LCI or a Foreign Leasing Subsidiary which Residual Values relate to Equipment located in a Foreign Location exceed Two Million ($2,000,000) Dollars; and (iv) the Contract covering such Eligible Residual Leased Property is either a direct finance or a sales-type lease or an operating lease, but if an operating lease, the Residual Value is less than fifteen (15%) percent of the Invoiced Cost of the related Equipment;

          (d) "Accounts Receivable Clause" - 85% of the value of Unfunded Eligible Accounts Receivable;

          (e) "Inventory Clause" - 50% of the Net Book Value of Eligible Equipment (including spare parts that constitute finished goods and not work-in-progress) owned by any Foreign Leasing Subsidiary or LCI, which Equipment is not then (as of any date of determination hereunder) subject to, nor identified nor committed to, a Lease or Rental Agreement, and is located on the applicable Borrower's or Foreign Leasing Subsidiary's premises (or in a warehouse as to which applicable Uniform Commercial Code financing statements have been filed) and not on the related Lessee's or Obligor's premises; provided, however, that no such Eligible Equipment may be included under this clause (e) for a period longer than two hundred seventy (270) days, and in no event shall the Post-Computation Amount of any Equipment included in this clause (e) exceed $1,000,000;

          (f) "Rental Equipment NBV Clause" - at any time, with respect to Quantum, 85% of the lesser of (i) and (ii):

               (i) the Invoiced Cost of all Eligible Equipment owned by Quantum;

               (ii) the Net Book Value of such Eligible Equipment referred to in the preceding clause (i);

          provided, however, that (A) the reference to 85% shall be deemed changed from time to time as and to the extent provided in subsection (4) below of this definition of Borrowing Base; and (B) the reference to 85% (as it may be changed pursuant to the immediately preceding clause (A)) shall be deemed to read 50% in respect of any Eligible Equipment that has not been rented within four months preceding any date of computation of the Borrowing Base hereunder;

          (g) "Finished Goods Inventory Note and Receivables Note Clause" - at any time, 80% of the principal balance of all Unfunded Finished Goods Inventory Notes and Unfunded Receivables Notes which are Eligible Contracts, provided that the aggregate Post-Computation Amount included under this clause (g) may not exceed 10% of the Total Commitment;


               The Borrowing Base shall be calculated in accordance with and subject to the following principles:

          (1) No Multiple Inclusion; Assets and Values. At no time shall assets covered by any of the clauses of the Borrowing Base be included under any other clause. At no time shall the Post-Computation Amount originally included under any clause of the Borrowing Base with respect to any Eligible Contract exceed the lesser of the Invoiced Cost or the Net Book Value of any item of Equipment individually or items of Equipment in the aggregate covered by such Eligible Contract. At no time shall the amount originally included under any clause of the Borrowing Base with respect to any Eligible Contract purchased by an Applicable Company exceed the purchase price of such Eligible Contract. At no time shall the amount included under any clause of the Borrowing Base with respect to any Eligible Contract that includes a refinancing exceed the amount refinanced plus the Invoiced Cost of any upgrade or other newly purchased Equipment. At no time shall the amount included under any clause of the Borrowing Base include the interest of a Person who is not the Applicable Company so that any interest conveyed to another Person pursuant to an Obligor Creditor Participation Agreement shall not in any event be eligible for inclusion in the Borrowing Base.

          (2) Certain Concentration Limits. At no time shall the Post-Computation Amounts included in the Borrowing Base under all clauses thereof pursuant to Eligible Contracts with a single Obligor (together with its Affiliates) (including, without limitation, related amounts in the Residual Value and Inventory Clauses) exceed 5% of the Total Commitment.

          In addition, at no time shall the aggregate of the Post-Computation Amounts of all assets included in the Borrowing Base related to lessees and borrowers (i) who are rated "four" under the Emerging Growth Credit Scoring Matrix or are rated "five" under the Credit Scoring Model or Loan Scoring Model exceed an aggregate of 20% of the Post-Computation Amount of all assets included in the Borrowing Base; and (ii) who are rated "five" under the Emerging Growth Credit Scoring Matrix exceed an aggregate of 10% of the Post-Computation Amount of all assets included in the Borrowing Base.

          In addition, at no time shall the Post-Computation Amount included in the Borrowing Base of Eligible Contracts of Foreign Leasing Subsidiaries or of any Borrower covering Eligible Equipment in a Foreign Location (including, without limitation, Residual Values) in respect of such assets in all Foreign Locations exceed in the aggregate Five Million ($5,000,000) Dollars.

          In addition, at no time shall the Post-Computation Amount included in all clauses of the Borrowing Base relating to software components of Eligible Equipment or Contract Collateral or Eligible Contracts exceed in the aggregate Five Million ($5,000,000) Dollars.

          (3) Residual Component of Borrowing Base. In any event, without duplication of amounts excluded from the Borrowing Base as Excludable Amounts, there shall not be included in the Borrowing Base (or if for any reason theretofore included, there shall be deducted from the Borrowing Base in the Pre-Computation Amount relating to Residual Values to the extent of such Pre-Computation Amount) (i) an amount equal to 100% of the

Pre-Computation Amount of Residual Values relating to Equipment which Equipment secures Indebtedness (other than the Indebtedness created hereunder and Indebtedness which is Single Lessee Cross-Collateralized Financing) under which a right to cross-collateralize the Equipment exists; (ii) to the extent then otherwise included in the Residual Value Clause of the Borrowing Base, any amount that exceeds One Million ($1,000,000) Dollars in Pre-Computation Amount of Residual Values which Residual Values arise in association with any Single Lessee Cross-Collateralized Financing; and (iii) the amount by which any Permanent Secured Debt exceeds the amount of the present value (using the rate provided for in such Permanent Secured Debt for computing present value) of the lease receivables securing such Debt if such lease receivables relate to Equipment the Residual Value of which is then included in the Borrowing Base.

          (4) Change in Quantum Rental Equipment NBV Advance Rate. As of any date of determination and only with respect to computations relating to Eligible Equipment owned by Quantum: (A) in the event that the Quantum Yield is less than nine (9%) percent for the two immediately preceding full fiscal quarters of Quantum, the reference to "85%" as the advance rate percentage in clause (f) (i.e., Rental Equipment NBV Clause) shall be deemed to read "80%"; (B) in the event that the Quantum Yield is less than nine (9%) percent for the next succeeding full fiscal quarter following any such reduction under the preceding clause (A), the above-described reference to "80%" shall be deemed to read "75%"; (C) following any reduction in the advance rate percentage described in clause (A) or (B) above, and following the date (if any) on which the average Quantum Yield shall have been at least nine (9%) percent for one full fiscal quarter of Quantum, the above-described advance rate percentage shall be deemed again to be "85%"; (D) the reference to "85%" as the advance rate percentage in clause (f) (i.e., Rental Equipment NBV Clause) shall be deemed to read "50%" with respect to any model of Eligible Equipment, every item of which model has not been subject to, nor identified nor committed to, a Rental Agreement for a period of four months or more prior to the date of any Monthly Borrowing Base Report; and (E) changes in the advance rate percentage as set forth above shall be made on each occasion when the foregoing conditions are met, and shall become effective as of the date of delivery to the Banks and the Agent of any quarterly Compliance Certificate showing relevant changes in the Quantum Yield or rental status of Eligible Equipment, as applicable, provided that if a quarterly Compliance Certificate is not delivered when due, or if it is not in compliance with the other requirements in respect thereof (in the sole judgment of the Agent), then the Agent may determine, in its reasonable judgment, the Quantum Yield or rental status of Eligible Equipment, as applicable.

          (5) Transportation Equipment, Non-UCC Assets and Fixtures. In no event shall the Pre-Computation Amounts relating to transportation equipment, including medical evacuation aircraft and helicopters, trucks and trailers, used in connection with mobile diagnostic imaging equipment, or other assets the perfection of the Agent's Lien on which cannot be effected by possession or filing under the Uniform Commercial Code (such other assets, together with transportation equipment, are hereinafter sometimes referred to collectively as "Non-UCC Assets," provided, however, that in no event shall the term "Non-UCC Assets" include any assets of any Foreign Leasing Subsidiary) exceed Four Million ($4,000,000) Dollars in the aggregate with respect to all such items at any one time included in the Borrowing Base, provided that no more than $1,000,000 of such $4,000,000 amount shall represent motor vehicles on which the Agent's Lien is not perfected under clause (c) (i.e., Residual Value Clause) of the Borrowing Base; and in no event shall the aggregate Post-Computation Amount of that component of Eligible Equipment or Eligible Leased Residual Property which is comprised of fixtures, if any, included in computation of the Borrowing Base at any time exceed an amount equal to five (5%) percent of the lesser of the Total Commitment or the Borrowing Base as then in effect.

          (6) Aggregate Rental Equipment. In no event shall the aggregate Post-Computation Amount included under clause (f) (i.e., Rental Equipment NBV Clause) and the Rental Payments portion of the Accounts Receivable Clause exceed Thirty Million ($30,000,000) Dollars in the aggregate at any one time.

          (7) Affiliates. In no event shall obligations of Lessees, Account Debtors or other Obligors or lessees under Third Party Leases which are Affiliates of LINC Group and/or either of the Borrowers be eligible for inclusion under any clause of the Borrowing Base; provided, however, that Obligors and lessees under Third Party Leases (together with their Affiliates) in which the Borrowers, LINC Group and their Subsidiaries (individually and in the aggregate) own less than fifteen (15%) percent of the voting securities (and which Obligors and lessees under Third Party Leases are not in any event under the control of the Borrowers, LINC Group and their Subsidiaries) shall not be deemed to be ineligible as "Affiliates" for purposes of inclusion in the Borrowing Base so long as none of the individual principals of LINC Group, any Borrower or any of their Subsidiaries has any economic or voting interest in any such entity.

          (8) No Liens. Assets included in the Borrowing Base shall be subject to no Liens other than the Agent's Lien under the Security Documents and Permitted Borrowing Base Encumbrances, and all assets included in the Borrowing Base shall be subject to a perfected first priority Lien and security interest in favor of the Agent except to the extent of Permitted Borrowing Base Encumbrances.

          (9) Term Conversion. From and after the Term Conversion Date (if any):
(A) no assets not then included in the Borrowing Base may thereafter be added under any clause of the Borrowing Base, and no Eligible Equipment, Eligible Contract, Eligible Emerging Growth Contract or other assets included in any one of the clauses under the Borrowing Base may be included in any other clause of the Borrowing Base; (B) the amounts then included under clause (c) of the Borrowing Base (i.e., Residual Value Clause) shall not be increased by virtue of accretion or otherwise, and no effect shall be given to any increase in value of such amounts included under the Residual Value Clause after the Term Conversion Date; and (C) no Residual Values may be included in the Borrowing Base following the Term Conversion Date other than Residual Values represented by Eligible Residual Leased Property in existence on the Term Conversion Date and as (and not greater than to the extent) described in the Borrowing Base Computation delivered to the Banks on the Term Conversion Date.

          (10) Compliance During Default. During the existence and continuance of a Default or an Event of Default, failure of any asset included in the Borrowing Base to satisfy any condition for continued inclusion for computation of the amount of the Borrowing Base shall (as provided elsewhere in this Agreement) cause such asset to cease to be included for purposes of computation of the amount of the Borrowing Base, but such asset shall not cease to be deemed a part of the Borrowing Base with respect to other provisions of this Agreement which require compliance with certain more general covenants in respect of assets included in the Borrowing Base unless and until the lease of the Agent's Lien thereon shall have occurred upon the terms set forth in Section 2.23 hereof.

          (11) Residuals/Past Maturity Payments. In no event shall any amount relating to an item of Equipment be included under clause (c) (i.e., Residual Value Clause) simultaneously with inclusion with respect to the same item of Equipment as a past maturity payment under clause (d) (i.e., Accounts Receivable Clause) of the Borrowing Base.

          (12) GAAP. Inclusion under any clause of the Borrowing Base must be consistent at all times (A) with the method of recording the subject amount, item or transaction in the books of account of the applicable Borrower or applicable Foreign Leasing Subsidiary and (B) GAAP.

          (13) 365 Days. References to inclusion in the Borrowing Base for not "more than 365 days" or similar phrases shall be deemed to mean the period commencing on the date of the Borrowing Base Report which forms the basis for inclusion in the Borrowing Base (which date is assumed to be the first day (whether or not a Business Day) of a calendar month) and ending on the last day (whether or not a Business Day) of the twelfth month thereafter.

          (14) Captions. The captions and headings describing clauses and sections of the Borrowing Base are for convenience only and shall not affect the construction or interpretation of this Agreement.

          "Contract" - a Lease, Equipment Note, CSA, Finished Goods Inventory Note, Receivables Note, or Third Party Note, and "related Contract" means, with reference to any Equipment or Contract Collateral, the Contract covering or secured by such Equipment or Contract Collateral.

          "Contract Collateral" - means all Obligor Finished Goods Inventory or Obligor Accounts Receivable that secure the obligations of an Obligor to an Applicable Company under a Contract that is a Receivables Note or a Finished Goods Inventory Note.

          "Contract Payments" - (i) in the case of a Lease, all rental payments, security deposits, advance rental, indemnity payments and other amounts at any time made or due or to become due (whether or not earned by performance) under or pursuant to a Lease including, but not limited to, any proceeds of any insurance and (ii) in the case of an Equipment Note, CSA, Third Party Lease, Finished Goods Inventory Note or Receivables Note, all rental, debt service or installment payments thereunder, including all security deposits, advance rentals, indemnity payments, insurance proceeds, purchase price payments, principal, interest, payments in connection with any purchase, renewal, termination, option or obligation and other amounts at any time made, due or to become due, whether or not earned by performance, under or pursuant to such Equipment Note, CSA, Third Party Note, Finished Goods Inventory Note or Receivables Note, including, but not limited to, any proceeds of any insurance.

          "Contract Receivables Clauses" - clauses (a) and (b) of the Borrowing Base.

          "CSA" - a conditional sale agreement or similar arrangement providing for the sale of Eligible Equipment by a Borrower, as vendor, to an Obligor and for the retention of a Lien on such Eligible Equipment to secure amounts payable by such Obligor under such CSA.

          "Eligible Account Receivable" - an Account Receivable which meets each of the following requirements:

          (a) LCI or Quantum is the direct related obligee (i.e., the Account Receivable was originated and generated by LCI or Quantum and not acquired by transfer or assignment of any kind and was not a fee in connection with a brokered transaction) and the related Account Debtor is not an Affiliate of any Applicable Company, LINC Group or any of their Subsidiaries (except to the extent otherwise permitted under subsection (7) of the definition of Borrowing
Base);

          (b) the Account Receivable represents the billed but unpaid portion of an Account Receivable, net of any credits, rebates, offsets, hold backs or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivables;

          (c) if it arises from the sale or rental of Equipment or fees relating thereto, such Equipment has been shipped or delivered to the Account Debtor under such Account Receivable or if it constitutes fees for services rendered, such services have been rendered in full;

          (d) the Account Receivable arises from a bona fide agreement in an arm's-length transaction entered into in the ordinary course of business of the Basic Business and is a legal, valid, binding and enforceable obligation of the Account Debtor, and is in full force and effect and complies with all applicable laws and regulations and the charter and by-laws of such Account Debtor, and the payment by the Account Debtor of such Account Receivable does not and will not conflict with any agreement or other instrument binding upon or applicable to such Account Debtor;

          (e) it is not subject to any offset, counterclaim or other defense or dispute on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part, is subject to no conditions precedent which are unsatisfied, and no agreement relating to such Account Receivable imposes any obligation upon LCI or Quantum, as applicable (other than any warranty of title under any such agreement or any agreement of quiet enjoyment and other than certain maintenance obligations on the part of LCI or Quantum, as applicable) while such related Account Debtor is not in default or any other Person

(including, without limitation, the original related obligee) which if not performed would give rise to any right of offset, counterclaim or any other defense on the part of such Account Debtor to payment of any part of such Account Receivable;

          (f) it is evidenced by an invoice sent to the Account Debtor for the full purchase price or fee payment or monthly or quarterly rental payment under an Eligible Rental Agreement dated not earlier than the date of shipment or performance rendered to such Account Debtor and stating a due date for payment of all payments due thereunder which date is prior to the expiration of ninety
(90) days following the date of invoice, and if there are payments related to such transaction due more than ninety (90) days later than the date of invoice such payments shall not at any time be Eligible Accounts Receivable (except in the case of rental payments under Eligible Rental Agreements which will satisfy the conditions of this clause (f) upon billing of each due payment);

          (g) it is not evidenced by any negotiable or non-negotiable instrument or chattel paper except with respect to rental payments under Eligible Rental Agreements evidenced by such Eligible Rental Agreements;

          (h) it is not owing by an Account Debtor who shall have failed to pay in full an invoice or invoices evidencing 10% or more of the unpaid net amount of all Accounts Receivable owing by such Account Debtor within ninety (90) days after the due date of such invoice(s);

          (i) payment under the invoice evidencing such Account Receivable is not more than ninety (90) days overdue;

          (j) Quantum or LCI is the lawful owner, free and clear of all Liens (other than the Agent's Lien), of such Account Receivable and holds indefeasible title to such Account Receivable, and such ownership interest is, except as aforesaid, protected against all Persons whatsoever;

          (k) the Agent's Lien is a first security interest in LCI's or Quantum's interest therein, and such security interest is perfected against all Persons whatsoever subject to no other Liens;

          (l) the Account Debtor (if not an individual) is an entity duly organized and existing in good standing under the laws of the jurisdiction of its organization in the United States of America with full power and authority to enter into the agreement giving rise to the Account Receivable and performed its obligations thereunder or (if an individual) is a permanent resident or citizen of the United States of America; provided, however, that the requirements of this clause (1) shall not apply to Accounts Receivable included in the Borrowing Base in an aggregate amount of up to Two Hundred Fifty Thousand ($250,000) Dollars;

          (m) no bankruptcy or insolvency proceeding shall have been commenced by or against the Account Debtor and the Account Debtor shall not have taken any corporate action relating to any such proceeding;

          (n) the Account Debtor is not the United States of America or any agency or instrumentality thereof or any entity entitled to full or partial sovereign immunity or with respect to which an assignment of claims is subject to consent;

          (o) the Account Receivable is payable in the lawful currency of the United States;

          (p) if the Account Receivable does not conform with the terms of the preceding clause (b), it is a right to payment representing an account receivable which the Agent, acting in its sole discretion, has determined is acceptable following delivery by LCI or Quantum of all agreements, instruments and documents relating to such account receivable as may be requested by the Agent; provided, however, that if and so long as the inclusion of any such Account Receivable acceptable to the Agent would (after giving effect to any proposed inclusion) result in the aggregate amount of all such Accounts Receivable exceeding Five Hundred Thousand ($500,000) Dollars, then no such Account Receivable shall be included except with the prior consent of the Majority Banks; and

          (q) none of the Applicable Companies knows of any fact or circumstance that might render such Account Receivable less valuable than it purports to be, nor has it taken any action that will impair the value of such Account Receivable, or of any rights of any of the parties hereto with respect to such Account Receivable.

Any Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be an Eligible Account Receivable.

          "Eligible Contract" - a Contract that meets each of the following requirements at all times:

          (a) no Contract Payment is more than 90 days past due, and no other material default exists by the Obligor under such Contract or under any security or other documents executed in connection with such Contract or by any other Obligor of its obligations with respect to such Contract, provided, however, in respect of such material default which is not a failure to make a payment when due, no default under the Contract shall be deemed to exist under this subparagraph (a) until the earlier of the expiration of the aforementioned ninety (90) day period or delivery of notice of default to the Lessee or Obligor there under by the Applicable Company;

          (b) it arises in the ordinary course of the Applicable Company's business, is the legal, valid, binding and enforceable recourse obligation of the Obligor under such Contract, is in full force and effect and complies with all applicable laws, and all of the Applicable Company's procedures, requirements and conditions; and, with respect to any Finished Goods Inventory Note or Receivables Note, complies with all federal and state laws applicable thereto; and the obligations of the Obligor have been duly authorized and have not been canceled or terminated and the execution and delivery by such Obligor of and the performance of its obligations under such Contract do not and will not conflict with or result in any violation of or constitute a default under the charter or by-laws of such Obligor;

          (c) the Initial Term of the Contract has commenced and it is noncancellable and non-prepayable during its Initial Term and it provides that the Obligor under such Contract will pay all amounts due without set-off, counterclaim, defense or abatement (provided, that such Contract will be an Eligible Contract even if cancelable or prepayable by the Obligor thereunder if, in the event of cancellation, the Obligor thereunder is unconditionally obligated to make a lump-sum payment to the Applicable Company or its assignee on the date of cancellation which is not less than, with respect to (i) a Lease, CSA, or Equipment Note, 100% of the Present Value of the Balance of Payments with respect thereto and (ii) a Finished Goods Inventory Note or a Receivables Note, 100% of the principal balance thereof;

          (d) no set-offs, counterclaims, defenses or disputes exist with the Obligor or any Affiliate of the Obligor with respect to such Contract which could have a material effect on such Contract, the Obligor has not denied liability under such Contract in whole or in part, the payment of amounts due under such Contract is subject to no conditions precedent that are unsatisfied, and no agreement relating to such Contract imposes any obligation on the Applicable Company (other than a warranty of title) that if not performed would give rise to a right of offset, counterclaim or any other defense on the part of such Obligor to payment of any part of such Contract (provided that disputes regarding rental payments, principal payments, interest payments, maintenance, taxes, insurance, non-cancellability and term (excluding disputes regarding fewer than twenty days difference in commencement of the Contract term) shall in any event be deemed to be material);

          (e) such Contract, including all related security documents, (i) constitutes a non-cancelable Lease or a non-cancelable Equipment Note, CSA, Third Party Note, Finished Goods Inventory Note or Receivables Note, (ii) can be assigned as collateral by the Applicable Company without the Obligor's consent,
(iii) cannot be assigned or transferred by the Obligor without the consent of the Applicable Company, (iv) are marked in accordance with Section 6.16 and satisfy the requirements of Section 6.17 hereof, (v) includes an obligation on the part of the Obligor to maintain or cause to be maintained the Equipment or Obligor Finished Goods Inventory at the Obligor's expense in good condition, repair and working order, (vi) does not permit a balloon payment exceeding an amount equal to 30% of the aggregate payments due thereunder and otherwise provides for payments in substantially equal installments and (vii) is, in respect of all other material terms therein substantially the same in form as one of the forms delivered to the Agent on the Closing Date, or with respect to Contracts entered into in connection with the Loan Business, delivered to the Agent at least 30 days prior to inclusion in the Borrowing Base of any

Contracts related to the Loan Business and contains no terms in contradiction or in conflict with any of the foregoing;

          (f) all Equipment covered by such Contract is at all times Eligible Equipment, and all Contract Collateral securing such Contract, if any, is at all times Eligible Contract Collateral;

          (g) no bankruptcy or insolvency proceeding shall have been commenced by or against the Obligor under such Contract or the lessee under a Third Party Lease, such Obligor or lessee shall not have taken any corporate action relating to any such proceeding and no foreclosure or similar proceeding shall have been commenced by any holder of a Lien on the Equipment or Contract Collateral related to or securing such Contract (whether such Lien is a Permitted Borrowing Base Encumbrance or otherwise) and no such Contract has been classified by the Applicable Company as "non-performing" (as determined by reference to such Applicable Company's Credit Scoring Model, Emerging Growth Credit Scoring Matrix, or Loan Scoring Model as delivered to the Agent);

          (h) any Lease is a net-net-net lease with no more than 84 (but in respect of any Contract proposed to be included as an Eligible Emerging Growth Contract, 72) remaining months in the Initial Term; any Equipment Note, CSA or Third Party Note has an original scheduled final maturity date not more than 84 (but in respect of any Contract proposed to be included as an Eligible Emerging Growth Contract, 72) months in the future (computed as of the first date of inclusion thereof in the computation of the Borrowing Base); in respect of computation of Residual Value under clause (c) of the Borrowing Base, the remaining useful life of the Eligible Leased Residual Property thereunder exceeds the remaining minimum lease term; and any Finished Goods Inventory Note or Receivables Note has an original scheduled final maturity date of not more than 36 months in the future (computed as of the first date of inclusion thereof in the computation of the Borrowing Base);

          (i) the Agent has received or has available to it for inspection pursuant to Section 2.25 hereof a photocopy of the file stamped "acknowledgment copy" containing the recording information of Financing Statements filed with respect to such Contract in all appropriate and necessary offices naming the Obligor as debtor or lessee, the Applicable Company as Secured Party or lessor and the Agent as assignee (or the equivalent in respect of each Foreign Leasing Subsidiary);

          (j) the Obligor under such Contract is not, and any lessee under a Third Party Lease is not, the United States of America, any agency or instrumentality of the United States of America, any entity entitled to full or partial sovereign immunity or any entity as to which an assignment of claims is subject to consent; provided that, so long as no consent to an assignment of claims is required, the foregoing shall not preclude an Obligor or the lessee under a Third Party Lease that has no right to terminate or discontinue making payments in the event of nonappropriation of funds by any governmental agency or body;

          (k) each Obligor under such Contract and each lessee under a Third Party Lease is an entity duly organized and existing under the laws of its jurisdiction of organization in, or an individual legally and permanently residing in, the United States of America;

          (l) payment under such Contract and under any Third Party Lease is to be made in Dollars, and if such Contract is a Lease either (i) the rental payments are not determined wholly or partly by the volume of use of the related Equipment, or (ii) if the rental payments are determined partly by the volume of use of the related Equipment, then only the guaranteed or fixed rental payments are included in computing the Borrowing Base;

          (m) no Applicable Company knows of any fact or circumstance that might render such Contract less valuable than it purports to be, and no Applicable Company has taken any action that will impair the value of such Contract, the related Equipment or Contract Collateral, or the rights of any party with respect to such Contract or the related Equipment or Contract Collateral, such Contract has not in any event been rejected or refused as unacceptable for inclusion in any securitization or under any warehousing loan agreement or under any permanent financing except on the basis of concentration issues only (including geographical, equipment type and Dollar amount);

          (n) the Obligor under such Contract, any lessee under a Third Party Lease and any Obligor Account Debtor are not Affiliates of any Applicable Company, LINC Group or any of their Subsidiaries, except as and to the extent otherwise permitted under subsection (7) of the definition of "Borrowing Base";

          (o) in the case of a Lease, the Applicable Company holds good, indefeasible and marketable title to the Contract, all related Contract Payments and all Equipment covered by such Contract, and has granted to the Agent a valid first priority perfected Lien on all of such Company's right, title and interest in such Contract, Contract Payments and Equipment, subject to no Liens other than Permitted Liens, and such Lease constitutes chattel paper;

          (p) in the case of an Equipment Note, CSA, Finished Goods Inventory Note or Receivables Note, the Applicable Company holds good and marketable title to the Contract and all related Contract Payments, the Applicable Company has a valid first priority perfected Lien on all Equipment or Contract Collateral securing or covered by such Contract, and the Applicable Company has granted to the Agent a first priority perfected Lien on all of the Applicable Company's right, title and interest (including its rights of recourse) in such Contract, Contract Payments, Equipment and Contract Collateral, subject to no Liens other than Permitted Liens, and any CSA constitutes chattel paper;

          (q) in the case of a Third Party Note, the Applicable Company holds good and marketable title to the Contract and all related Contract Payments, the Applicable Company has a valid first priority perfected Lien on the Third Party Lease (including all payments to be made to the Obligor under the Third Party Lease) and all Equipment covered by such Third Party Lease, and the Applicable Company has granted to the Agent a valid first priority perfected

Lien on all of the Applicable Company's right, title and interest in such Third Party Note, Third Party Lease and Equipment, subject to no Liens other than Permitted Liens, and the related Third Party Lease constitutes chattel paper;

          (r) the Applicable Company's and Agent's Lien on the Equipment or Contract Collateral related to any such Contract is created under and pursuant to the UCC of an applicable jurisdiction, except that for motor vehicles the appropriate endorsement on the certificate of title in favor of the Agent shall have been effected if more than ten motor vehicles are included in computation of the Borrowing Base at that time or, if ten or less motor vehicles are then included in computation of the Borrowing Base, the Agent has requested in writing that such endorsement be effected;

          (s) the payment terms of such Contract shall not have been restructured due to the Obligor's financial condition or inability to make payment under the original Contract; provided however that any Contract which has been so restructured shall not be disqualified as an Eligible Contract under this subparagraph (s) from and after the 181st day following the date the first payment is made under the restructured terms if the Obligor has remained current with respect to all payments due under such restructured Contract for a period of at least 180 consecutive days (for purposes of this subparagraph (s), payments are "current" if made within ten (10) days following the scheduled date when due);

          (t) no potential or matured default or event of default under any servicing agreement relating to the Leased Property subject to such Contract shall have occurred and be continuing;

          (u) prior to the execution of such Lease, the Lessee had no interest, directly or indirectly, in the Equipment or the Lessee conveyed any such interest or good title to or granted a first priority perfected security interest in the Equipment to the applicable Borrower or applicable Foreign Leasing Subsidiary;

          (v) the Applicable Company has not and will not give or loan to any Obligor, directly or indirectly, any unpaid rent or other amount due or to become due under any Lease, Finished Goods Inventory Note or Receivables Note;

          (w) such Contract constitutes the entire agreement of the parties thereto and neither party thereto shall be bound except in accordance therewith;

          (x) except with respect to amounts used to purchase Equipment from an Obligor, and except indirectly as proceeds of any Finished Goods Inventory Loan or Receivables Loan, no Obligor has received, nor will any Obligor receive (except as directed by the applicable Borrower and agreed to by the Agent) from or through the Applicable Company, directly or indirectly, any part of the proceeds of the Loans;

          (y) if such Contract is a Finished Goods Inventory Note (i) such Contract is secured by a valid and perfected first priority security interest held by an Applicable Company in Eligible Contract Collateral owned by an Obligor and created under and pursuant to the UCC of an applicable jurisdiction which Eligible Contract Collateral is comprised, at least, of (A) all of such Obligor's inventory and (B) all accounts receivable of such Obligor, (ii) the face amount of such Note does not exceed 50% of the least of (A) the wholesale value of Obligor Finished Goods Inventory securing such Note which Obligor Finished Goods Inventory is Eligible Contract Collateral, (B) if such Obligor Finished Goods Inventory was manufactured by the Obligor, the manufacturing cost of such Obligor Finished Goods Inventory securing such Note which Obligor Finished Goods Inventory is Eligible Contract Collateral, or (C) if such Obligor Finished Goods Inventory was purchased by the Obligor from an unrelated third party, such Obligor's purchase price for such Obligor Finished Goods Inventory securing such Note which Obligor Finished Goods Inventory is Eligible Contract Collateral, net of any taxes, delivery charges or discounts, and (iii) the Obligor thereunder shall have also executed and delivered to the Applicable Company a Receivables Note which is an Eligible Contract hereunder; and

          (z) if such Contract is a Receivables Note (i) such Contract is secured by a valid and perfected first priority security interest held by an Applicable Company in Eligible Contract Collateral owned by an Obligor and created under and pursuant to the UCC of an applicable jurisdiction, (ii) the face amount of such Note does not exceed 85% of the aggregate value of the Obligor Accounts Receivable securing such Note which Obligor Accounts Receivable are Eligible Contract Collateral.

          A Contract which initially was an Eligible Contract, but which subsequently fails to meet any of the above requirements of paragraphs
(a) - (z), shall immediately cease to be an Eligible Contract.

          "Eligible Contract Collateral" - any Contract Collateral which meets each of the following requirements at all times:

          (a)    if such Contract Collateral consists of Obligor Accounts
Receivable:

          (i) the Obligor is the direct related obligee and the related Obligor Account Debtor is not an affiliate of such Obligor (i.e., the Obligor originated and generated the Obligor Account Receivable and did not acquire it by way of transfer or assignment of any kind, and such Account Receivable was not a fee in connection with a brokered transaction);

          (ii) if such Obligor Account Receivable arises from the sale of equipment or inventory, such equipment or inventory has been shipped or delivered to the Obligor Account Debtor under such Obligor Account Receivable;

          (iii) such Obligor Account Receivable arises from a bona fide agreement in an arm's-length transaction entered into in the ordinary course of Obligor's business, and is a legal, valid, binding and enforceable obligation of the Obligor Account Debtor, and is in full force and effect and complies with all applicable laws and regulations and the charter and by-laws of such Obligor Account Debtor, and the payment by the Obligor Account Debtor of such Obligor Account Receivable does not and will not conflict with any agreement or other instrument binding upon or applicable to such Obligor Account Debtor;

          (iv) such Obligor Account Receivable represents the billed but unpaid portion and is evidenced by an invoice sent to the Obligor Account Debtor for the full purchase price dated not earlier than the date of shipment to such Obligor Account Debtor and stating a due date for payment of all payments due thereunder which date is prior to the expiration of ninety (90) days following the date of invoice;
         (v) the related Obligor is the lawful owner, free and clear of all Liens (other than the Applicable Company's Lien), of such Obligor Account Receivable and holds indefeasible title to such Obligor Account Receivable, and such ownership interest is, except as aforesaid, protected against all Persons whatsoever;

          (vi) the Applicable Company's Lien with respect to such Obligor Account Receivable is a first priority security interest in the Obligor's interest therein, and such security interest is perfected against all Persons whatsoever subject to no other Liens;

          (vii) it is not evidenced by any negotiable or non-negotiable instrument or chattel paper;

          (viii) such Obligor Account Receivable meets the requirements of clauses (e), (h), (i), (l), (m), (n), (o), and (q) of the definition of Eligible Account Receivable; provided that for purposes of this clause (viii) (1) all references therein (A) to "Account Debtor" shall be deemed to be to "Obligor Account Debtor", (B) to "Accounts Receivable" shall be deemed to be to "Obligor Accounts Receivable", (C) to "LCI" or "Quantum" shall be deemed to be to "Obligor"; and (2) the proviso set forth in clause (l) shall not apply.

          (ix) the Agent is the holder of a first priority security interest in the Applicable Company's interest in such Obligor Account Receivable, and such security interest is perfected against all Persons whatever subject to no other Liens except for (1) Permitted Borrowing Base Encumbrances and (2) Permitted Liens;

          (x) if the Contract Collateral consists of Obligor Accounts Receivable that are Healthcare Receivables, then such Healthcare Receivables meet, in addition to other applicable requirements set forth in this Agreement, each of the following requirements:

          (A) it is a liability of a commercial insurance company, Blue Cross/Blue Shield plan, health maintenance organization, preferred provider organization or hospital corporation organized under the laws of any jurisdiction in, and having its principal office in, the United States of America;

          (B) the Obligor in respect of such Healthcare Receivable is not an Affiliate of its related Healthcare Provider or any Loan Party;

          (C) it is not a receivable arising in whole or in part under or whose payment is wholly or partially administered under (1) the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss. 1395 et seq.) and any succeeding statutes (i.e., Medicare), (2) the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. ss. 1396 et seq.) and any succeeding statutes (i.e., Medicaid), or (3) the Civilian Health and Medical Program of the Uniformed Services established by 10 U.S.C ss. 1071 et seq. (i.e., CHAMPUS);

          (D) it is a Healthcare Receivable in which a Healthcare Provider granted a first priority perfected security interest and assigned all of its rights and interests to LCI pursuant to a Receivables Note, and notice of such assignment to LCI has been duly and properly delivered by the Healthcare Provider and LCI and received by the payor referred to in subsection (A) above; and

          (E) it has not been satisfied, has not been and is not subject to being compromised, adjusted, modified, subordinated or rescinded and is net of contractual allowances;

     (b)  if such Contract Collateral consists of Obligor Finished Goods
Inventory:

          (i) such Obligor Finished Goods Inventory is personalty and does not constitute fixtures;

          (ii) such Obligor Finished Goods Inventory is located at all times in one of the states of the United States of America or Washington, D.C.;

          (iii) such Obligor Finished Goods Inventory is located at the related Obligor's premises;

         (iv) such Obligor Finished Goods Inventory is not installed in or affixed to other equipment or inventory which is not Contract Collateral;

          (v) such Obligor Finished Goods Inventory is in good condition, repair and working order, is not obsolete and is insured in accordance with the terms of the applicable Finished Goods Inventory Note and the security documents related thereto;

          (vi) if such Obligor Finished Goods Inventory consists in whole or in part of software, the Applicable Company has or will have after foreclosure against the related Obligor the right to remarket such Finished Goods Inventory with the associated software remaining in place without obtaining any consent or approval from the licensor of such software;

          (vii) such Obligor Finished Goods Inventory does not constitute a Non-UCC Asset;

          (viii) the Agent is the holder of a first priority security interest in the Applicable Company's interest therein, and such security interest is perfected against all Persons whatever subject to no other Liens except for (1) Permitted Borrowing Base Encumbrances and (2) Permitted Liens;

          The foregoing notwithstanding, any Contract Collateral which initially was Eligible Contract Collateral, but which subsequently fails to meet any of the requirements set forth above with respect to such Contract Collateral shall immediately cease to be Eligible Contract Collateral.

          "Eligible Emerging Growth Contract" - a Contract which (a) meets all of the requirements of the definition of Eligible Contract and (b) which is scored or rated using the Applicable Company Emerging Growth Credit Scoring Matrix and the Obligor under such Contract is an Emerging Growth Company as of the date of effectiveness under the certificate of delivery and acceptance relating to a Contract or on the date of funding of an Equipment Note, Third Party Note, CSA, Finished Goods Inventory Note or Receivables Note.

          "Eligible Equipment" - any item of Equipment that meets each of the following requirements at all times:

          (a) such Equipment is personalty and does not constitute fixtures except for fixtures that are immaterial in type or quantity;

          (b) such Equipment is not used or intended for use primarily for personal, family or household purposes and is not consumer goods, and does not constitute gaming equipment;

          (c) such Equipment is located at all times in one of the United States of America or Washington, D.C.;

          (d) such Equipment is located at either the Applicable Company's premises (if it constitutes inventory) or the related Obligor's premises, except for Equipment with a Net Book Value of up to $1,000,000 at any time that is covered by a UCC-1 Financing Statement filed by the Applicable Company against the warehouseman, manufacturer or other Person in possession of such Equipment;

          (e) such Equipment is not installed in or affixed to other equipment which is not Collateral;

          (f) such Equipment is in good condition, repair and working order and is insured in accordance with this Agreement and the Security Documents;

          (g) if such Equipment includes software, the Applicable Company has or will have after foreclosure against the related Obligor the right to remarket such Equipment with the associated software remaining in place without obtaining any consent or approval from the licensor of such software and such software is covered by a Contract that also covers Equipment (other than software) related to the use of such software;

          (h) if such Equipment is a motor vehicle, it has an appropriate endorsement on the certificate of title and perfected lien in favor of the Agent pursuant to the applicable motor vehicle laws and regulations in the State in the United States of America in which such motor vehicle is registered, except as and to the extent otherwise permitted under subsection (5) of the Borrowing Base;

          (i) if such Equipment is a Non-UCC Asset other than a motor vehicle, the Agent shall have received notice from the Applicable Company not less than ten (10) Business Days prior to the proposed date of inclusion of such Non-UCC Asset in the Borrowing Base, which notice shall describe the subject Equipment, its location and the legal requirements for perfection of the Applicable Company's interest and Agent's lien thereon, and such Non-UCC Asset shall not be deemed to be Eligible Equipment unless and until each of the Applicable Company's Lien thereon and the Agent's Lien thereon have been created and perfected to the satisfaction of the Agent (including, if required by the Agent, the rendering of legal opinions) prior to inclusion in the Borrowing Base and unless the Agent is satisfied in its sole discretion that enforcement of and practical realization of the benefits of, the Agent's Lien are not subject to consent, approval or other requirements or restrictions more onerous or materially different in nature than are applicable in respect of assets included in the Borrowing Base which do not constitute Non-UCC Assets;

          (j) the Agent is the holder of a first security interest in the Applicable Company's interest therein, and such security interest is perfected against all Persons whatever subject to no other Liens except for (A) Permitted Borrowing Base Encumbrances and (B) Permitted Liens; and "related Equipment" shall mean, when used with reference to any Contract, the Eligible Equipment covered by or securing the repayment of obligations under such Contract.

          "Eligible Equipment Note" - an Eligible Contract which is an Equipment Note.

          "Eligible Foreign Lease" - a Contract (a) which is a Lease that meets all of the requirements of the definition of Eligible Contract except for clause
(l) so long as the lessee is duly organized and existing under the laws of one of the Foreign Locations; (b) the lessee under which meets all of the requirements of the definition of Lessee; (c) which is a Lease of Equipment that meets all of the requirements of Eligible Equipment other than the requirements of clause (c) thereof; (d) which is a Lease of Equipment located in a Foreign Location; (e) the lessor under which is a Foreign Leasing Subsidiary or LCI; provided, however, that in respect of amounts included under clause (c) (i.e., Residual Values) of the Borrowing Base in respect of Eligible Foreign Leases, the Lessor under such Eligible Foreign Lease need not be a Foreign Leasing Subsidiary of LCI; (f) for which the applicable Foreign Leasing Subsidiary or LCI has made arrangements pursuant to a currency swap agreement or similar currency hedge agreement, in each case in form and substance satisfactory to the Agent, providing, among other things, for the exchange of Contract Payments thereunder into Dollars to the extent such Contract Payments are made in a foreign currency, and (g) the Equipment covered thereunder which shall not be deemed to be Eligible Equipment unless and until the Agent's Lien thereon has been created and perfected. The terms of this definition of Eligible Foreign Lease constitute the exclusive terms under which a Lease entered into by a Foreign Leasing Subsidiary or LCI may be eligible for inclusion in the Borrowing Base, and in the event of any inconsistency between any portions of any definitions used in this definition of Eligible Foreign Lease, including, without limitation, the terms "Eligible Equipment" and "Eligible Lease", and this definition of Eligible Foreign Lease, the terms of this definition of Eligible Foreign Lease shall govern, and no Lease entered into by a Foreign Leasing Subsidiary or LCI shall be eligible for inclusion under the Borrowing Base unless such Lease satisfies the requirements of this definition in full.

          "Eligible Lease" - an Eligible Contract which is a Lease.

          "Eligible Residual Leased Property" - for purposes of computations under the definition of "Residual Value", Leased Property which meets each of the following requirements: (a) it is and continues to be subject to an Eligible Contract or Eligible Emerging Growth Contract; (b) it meets all of the requirements of the definition of Eligible Equipment except that the Applicable Company's interest in the Equipment may be subject, and the security interest of the Agent's Lien on the Equipment may be subordinate to a security interest granted in connection with the incurrence of Indebtedness (but only if and to the extent the incurrence of such Indebtedness shall have been consistent with the terms of this Agreement) and constituting a Permitted Borrowing Base Encumbrance; (c) it was purchased by the Applicable Company but in any event was purchased for not more than its fair market value; (d) it has been delivered to and accepted by the Lessee thereof; (e) the Initial Term of such Lease covering such Leased Property has commenced and is continuing or has been renewed or extended. Any Leased Property which is at any time Eligible Residual Leased Property, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be Eligible Residual Leased Property.

          "Eligible Rental Agreement" - a Rental Agreement between Quantum as lessor and a Lessee, in each case, which meets all of the requirements of the definition of Eligible Contract (other than the requirements of clauses (c), (e)(i) and (v), and (h) except that such Rental Agreement shall satisfy the requirements of Section 6.17 of this Agreement) or meets all of the requirements of an Eligible Account Receivable. Any Rental Agreement which initially was an Eligible Rental Agreement but subsequently fails to meet any of the foregoing requirements shall immediately cease to be an Eligible Rental Agreement.

          "Emerging Growth Company" - as of any date, a company which has less than two consecutive years of earnings as reported in its most recent financial statements.

          "Equipment" - any equipment which, in the case of Equipment subject to a Lease, is owned by an Applicable Company and rented, leased or refinanced by an Applicable Company as lessor or lender in the ordinary course of its business.

          "Equipment Note" - a loan agreement, security agreement and any related agreement setting forth (i) an Obligor's agreement either to purchase Equipment from a Borrower or to repay a loan from a Borrower, the proceeds of which were used to purchase Eligible Equipment from such Borrower or refinance such Eligible Equipment and all other obligations of such Obligor in connection with such purchase or repayment, and (ii) granting to such Borrower a security interest in such Eligible Equipment to secure all such obligations.

          "Excludable Amounts" - in respect of the Borrowers and the Foreign Leasing Subsidiaries in the aggregate: (a) all accrued but unpaid federal, state and local taxes (not including deferred taxes or taxes which are reimbursable by a Lessee or other Obligor); and (b) recourse liabilities, contingent or otherwise (including accounts payable) in respect of acquisitions, purchases and financing of or relating to Equipment which Equipment is included in any clause of the Borrowing Base, including, without limitation (but without duplication):
(i) in respect of any such Equipment included in clause (c) (i.e., Residual Value Clause) amounts equal to the amounts excluded under Section 3 of the definition of Borrowing Base (which amounts the parties hereto intend shall not in the first instance have been included in computation of the Borrowing Base); provided, however, that except as set forth in the preceding terms of this definition, "Excludable Amounts" shall not include recourse liabilities comprised of the permanent financing obtained by the Borrowers or Foreign Leasing Subsidiaries for lease receivables (which lease receivables are not included in the Borrowing Base) generated by leases of Equipment which Equipment is included as Eligible Residual Leased Property under the Residual Value Clause; and (ii) in respect of any such Equipment included in clause (e) (i.e., Inventory Clause) of the Borrowing Base.

          "Finished Goods Inventory Loan" - a loan made by an Applicable Company to an Obligor which is in an industry satisfactory to the Majority Banks in the ordinary course of such Applicable Company's Loan Business, which Loan is evidenced by a Finished Goods Inventory Note.

          "Finished Goods Inventory Note" - a loan agreement, security agreement and any related agreement, in substantially the same form as one of the forms delivered to the Agent prior to inclusion of any Finished Goods Inventory Notes in computation of the Borrowing Base and satisfactory to the Agent, (a) setting forth an Obligor's agreement to repay a Finished Goods Inventory Loan and all other Obligations of such Obligor in connection with such agreement and (b) granting to the Applicable Company a security interest in, among other things, Obligor Finished Goods Inventory.

          "Healthcare Provider" - a Person that has provided services or sold merchandise to an Obligor and granted a security interest in the resulting Healthcare Receivable to LCI.

          "Healthcare Receivable" - (a) an account receivable billed by a Healthcare Provider arising from the provision of health care services (and any services or sales ancillary thereto) by the Healthcare Provider or physicians or other professionals employed thereby including the right to payment of any interest or finance charges and other obligations with respect to such account receivable;

          (b) all security interests or liens and the property subject thereto from time to time purporting to secure payment of such account receivables;

          (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such account receivable;

          (d) all cash collections with respect to any of the foregoing;

          (e) all books and records with respect to any of the foregoing; and

          (f) all proceeds of any of the foregoing.

          "Initial Term" - with respect to a Lease, the period commencing on the date specified in the Lease as the "Commencement Date" and ending on the last day of the term thereof which is non-cancelable by the Lessee, and with respect to any other Contract, the date on which a sum first becomes outstanding for the principal or time sale price (but not before, in the case of an Equipment Note, CSA or Third Party Note, the Obligor accepts the related Equipment as evidenced by a certificate of delivery and acceptance or by a similar document) and ending on the scheduled final payment date thereunder which is non-cancellable by the Obligor.

          "Invoiced Cost" - of any item of Eligible Equipment, the cost of such Eligible Equipment to the applicable Borrower or applicable Foreign Leasing Subsidiary, including sales and excise taxes, and all installation and delivery costs, as evidenced by invoice(s) of the vendor(s) of such Eligible Equipment, and, without duplication and in respect only of computations under clause (f) of the Borrowing Base (i.e., Rental Equipment NBV Clause) and the Rental Payments portion of the Accounts Receivable Clause with respect to Eligible Rental Agreements under which Quantum is the lessor, the cost of refurbishment of the related Eligible Equipment.

          "Lease" - any document evidencing an agreement (including any amendments, addenda, or supplements thereto) pursuant to which a Borrower, as lessor, or a Foreign Leasing Subsidiary, as lessor, leases Leased Property to a Lessee. Such term includes in its meaning both unitary leases and individual lease schedules which incorporate into such schedules all terms and conditions of a master lease pursuant to which such schedule is executed.

          "Leased Property" - any item of Eligible Equipment which is at any time covered by or leased under a Lease, and all replacements and substitutions thereof, and additions, parts and accessories thereto, and all proceeds thereof.

          "Lessee" - the party leasing Leased Property from a Borrower or a Foreign Leasing Subsidiary under a Lease (including a Rental Agreement) and any successors thereto;

provided, however, that Affiliates of LINC Group or any Borrower may not constitute Lessees for purposes of computation of the Borrowing Base, except as otherwise permitted under the definition of Borrowing Base.

          "Non-UCC Asset" - as defined in Section (5) of the definition of Borrowing Base.

          "Obligor" - any Lessee or other Person obligated in respect of a Lease, any maker of an Equipment Note, any vendee under a CSA, any maker of a Third Party Note or any other Person obligated in respect of a Contract including any maker of a Finished Goods Inventory Note or Receivables Note, or obligated under any other asset included in the Borrowing Base other than a Company and, in each case, any successors thereto; provided, however, that Affiliates of LINC Group or any Borrower may not constitute Obligors for purposes of computation of the Borrowing Base, except as otherwise permitted under the definition of Borrowing Base.

          "Obligor Account Debtor" - the party who is obligated to an Obligor on or under or with respect to any Obligor Accounts Receivable.

          "Obligor Accounts Receivable" - trade receivables originated by and owing to an Obligor and which are Contract Collateral under a Receivable Note.

          "Obligor Creditor Participation Agreement" - for purposes, inter alia, of determining compliance with the terms of subsection (3) of the definition of "Permitted Borrowing Base Encumbrances", an agreement under which a Person, not a Borrower, acquires an undivided percentage ownership interest in certain Equipment and Contracts, in form and substance satisfactory to the Agent and delivered to the Agent prior to inclusion under any Contract Receivable Clause in the Borrowing Base of any asset subject to any such agreement, which agreement shall in any event provide, among other things, that: (a) the applicable Borrower has retained and shall continue to have exclusive and sole control and authority as to servicing, collections and enforcement of rights and remedies in respect of the entire Contract (and not solely in respect of the Borrower's interest therein) which control and authority are not subject to the need to obtain consent, waiver or approval from any other Person and are not subject to veto or disapproval by any other Person, including, without limitation, the holder of the balance of any interest in or rights in or under such Contract; and (b) any Person who holds the balance of any rights and interest in respect of Contracts or Equipment covered thereby to which the Borrower has granted a participating interest shall have waived any right to take any enforcement action or to exercise rights or remedies in relation thereto.

          "Obligor Finished Goods Inventory" - inventory owned by an Obligor which has completed the manufacturing process of an Obligor or its supplier, is in a state of readiness for delivery and shipment to a customer of such Obligor except for packaging and crating and which is Contract Collateral under a Finished Goods Inventory Note.

          "Permitted Borrowing Base Encumbrances" - Liens or encumbrances as and to the extent (but only as and to the extent) described below on or affecting the following respective assets included in the Borrowing Base under the respective clauses referred to below or otherwise described:

          (1) Residual Value Clause: with respect to the priority of the Agent's Lien on Eligible Equipment covered by clause (c) (i.e., Residual Values), the Agent's Lien may be junior and subject to a Lien in favor of a Permanent Lender but only during the Initial Term and not thereafter, i.e., following release of a Lien by a Permanent Lender on any assets included under a Residual Value Clause, no other Liens may be imposed on such assets without the consent of the Agent;

          (2) Motor Vehicles, Fixtures and other Non-UCC Assets: with respect to the perfection and priority of the Agent's Lien on Eligible Equipment constituting motor vehicles, fixtures and other Non-UCC Assets, the Agent's Lien shall be subject to the conditions stated in Section (5) of the definition of Borrowing Base; and

          (3) Assets included under the Contracts Receivable Clause and Emerging Growth Contract Receivables Clause: with respect to the assets included under the Contracts Receivables Clause and Emerging Growth Contract Receivables Clause, but only relating to a Pre-Computation Amount included in the Borrowing Base not to exceed Five Million ($5,000,000) Dollars in the aggregate at any one time, the Agent's Lien may attach only to the extent of LCI's undivided percentage ownership interest in such assets, the balance of such ownership interest being held by an unaffiliated third party which may have granted to another entity a security interest in its own ownership interest but only if and so long as an Obligor Creditor Participation Agreement is in effect with respect to such asset; provided that any Obligor Creditor Participation Agreement otherwise in effect shall be deemed no longer to be in effect upon cessation or termination of a Borrower's status as servicer, and accordingly the Borrower's rights in the Contract(s) covered thereby shall cease to be eligible for inclusion under the Borrowing Base.

          (4) Assets included under the Contract Receivables Clause, Emerging Growth Contract Receivables Clause, and Finished Goods Inventory and Receivables Note Clause: Assets included in the Contract Receivables Clause, Emerging Growth Contract Receivables Clause of the Finished Goods Inventory and Receivables Note Clause of the Borrowing Base (but not in any event in respect of Leases) may be subject to the Lien of a creditor of the Obligor which is expressly subordinate to the Lien of the applicable Company and which pursuant to an intercreditor agreement in substantially a form approved in advance by the Agent require such creditor to stand still in the enforcement of its Lien until the indebtedness of the Obligor to the applicable Borrower has been satisfied in full.

          "Post-Computation Amount" - as to any asset included in the Borrowing Base and as of any date of recomputation, the net amount of such asset expressed in Dollars following, as applicable, discounting to Present Value and calculation based on any relevant percentage for inclusion set forth in the respective clause of the Borrowing Base, and thus representing the amount that could actually be advanced in respect of such asset.

          "Pre-Computation Amount" - as to any asset to be included in the Borrowing Base, the gross amount of such asset expressed in Dollars prior to, as applicable, discounting and calculations based on any relevant percentage for inclusion set forth in the respective clause of the Borrowing Base.

          "Present Value" - at any time, with respect to the Balance of Payments under Unfunded Leases, Unfunded Account Receivables, Eligible Residual Leased Property (i.e., in respect of Residual Values), Unfunded Equipment Notes, Unfunded CSAs or Unfunded Third Party Notes, the Present Value thereof, determined by discounting at the rate per annum equal to the interest rate which then applies to the Prime Rate Loans (or, if none are then outstanding, the interest rate which would then apply) as it is in effect on the first Business Day of the calendar month immediately preceding the date of any computation of Present Value required to be made under this Agreement.

          "Quantum Yield" - for any fiscal quarter as of any date of determination, a quotient (expressed as a percentage) obtained by dividing (a) as numerator, the aggregate net rental payment revenues during such quarter from Lessees pursuant to Rental Agreements of Quantum as such revenues are shown in the financial statements required to be delivered pursuant to Section 5.1 or 5.2 hereof, by (b) as denominator, the average net book value for such quarter of the related Equipment that generated such rental revenues.

          "Receivables Loan" - a loan made by an Applicable Company to an Obligor which is in an industry satisfactory to the Majority Banks in the ordinary course of an Applicable Company's Loan Business, which Loan is evidenced by a Receivables Note.

          "Receivables Note" - a loan agreement, promissory note, security agreement and any related agreement, in form and substance substantially the same as one of the forms delivered to the Agent prior to inclusion of any Receivable Note in computation of the Borrowing Base and satisfactory to the Agent, (a) setting forth an Obligor's agreement to repay a Receivables Loan and all other obligations of such Obligor in connection with such agreement and (b) granting to the Applicable Company a security interest in, among other things, Obligor Accounts Receivable.

          "Rental Agreement" - a Lease (a) which is an "operating lease" (as such term is defined in FASB Statement No. 13), (b) in the case of Quantum has an original term of less than one year, and (c) does not constitute any of the following: a "sales type lease," a "direct financing lease," a "leveraged lease"; in each case in accordance with applicable Financial Accounting Standards Board Statements.

          "Rental Equipment Clauses" - individually or collectively, as the context may require, clause (f) (i.e., Rental Equipment NBV Clause), of the Borrowing Base and the Rental Payments portion of the Accounts Receivable Clause of the Borrowing Base.

          "Rental Equipment NBV Clause" - as defined in the definition of Borrowing Base.

          "Rental Payments" - rental payments made by a Lessee or due or to become due from a Lessee under or pursuant to an Eligible Rental Agreement.

          "Residual Realization Schedule" - a schedule to be delivered to the Banks and the Agent on an annual basis entitled "Estimated Residual Value or Net Book Value of Equipment at Lease Termination" which schedule shall be in form and coverage acceptable to the Agent.

          "Residual Value" - with respect to Eligible Residual Leased Property covered under an Eligible Lease, an Eligible Foreign Lease or an Eligible Emerging Growth Contract which is a Lease, the amount recorded on the applicable Borrower's or applicable Foreign Leasing Subsidiary's books in accordance with GAAP (subject to any qualifications set forth in this Agreement) as the estimated residual value (meaning expected net proceeds from re-lease or sale after the repayment of any related Indebtedness) of such Eligible Residual Leased Property at the end of the Initial Term of such Lease, as the same may be reduced from time to time to reflect any write downs; provided that, (A) without duplication, there shall be deducted therefrom an amount equal to the sum of (1) repayment of associated Indebtedness and (2) depreciation, all as recorded on the applicable Borrower's or applicable Foreign Leasing Subsidiary's books in accordance with GAAP; (B) in any event no Residual Value in respect of an item of Equipment may, so long as it is subject to a particular Lease, be rewritten to be recognized earlier; and (C) no residual value shall be attributed to software or to fixtures.

          "Single Lessee Cross-Collateralized Financing" - as defined in Section
3.24 hereof.

          "Third Party Lease" - any document evidencing an agreement (including any amendments, addenda, or supplements thereto) pursuant to which an Obligor, as lessor, leases Eligible Equipment to another Person. Such term includes in its meaning both unitary leases and individual lease schedules which incorporate into such schedules all terms and conditions of a master lease pursuant to which such schedule is executed.

          "Third Party Note" - a recourse or a non-recourse loan and security agreement, and all related agreements, setting forth obligations of an Obligor to a Borrower to repay a loan from such Borrower, the proceeds of which were used to finance Eligible Equipment subject to a Third Party Lease and as collateral for which such Borrower has a first priority perfected Lien (that has been assigned to the Agent) on all right, title and interest of the Obligor in such Eligible Equipment and such Third Party Lease.

          "Unfunded" - with respect to any Lease, Equipment Note, CSA, Third Party Lease, Finished Goods Inventory Note, Receivables Note or Contract Payment or other obligation of any Obligor, such Contract, Contract Payment or other obligation of any Obligor has not been sold, discounted or otherwise financed by a Borrower or a Foreign Leasing Subsidiary or granted as a Lien by a Borrower or Foreign Leasing Subsidiary to secure any obligations (whether with or without recourse) to or with any Person (other than under this Agreement and the Security Documents).

           Section 1.3  Accounting Terms and GAAP.

          (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto. Notwithstanding the foregoing, in the event of any modification after the date hereof of GAAP or any applicable accounting terms which modification results in a more conservative interpretation or approach than obtained prior to such modification, then the term "GAAP" and such accounting terms shall be deemed used herein in their modified forms.

          (b) All terms used in Article 9 of the UCC and not specifically defined in this Agreement are used in this Agreement as defined in Article 9 of the UCC.

          (c) The term "including", when used in this Agreement, means "including without limitation" and "including but not limited to".

          (d) Unless otherwise indicated, any agreement defined or referred to in this Agreement is intended to mean or refer to such agreement as amended or supplemented from time to time or as the terms of such agreement are waived or modified in accordance with its terms.

           Article 2.  Commitments; Loans; Collateral.

           Section 2.1  Loans; Credit Period; Term Conversion.

          (a) Each Bank hereby agrees, on the terms and subject to the conditions of this Agreement, to make loans (individually, a "Loan" and, collectively, the "Loans") to the Borrowers during the Credit Period to (but not including) the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of the Commitment of such Bank as then in effect or such Bank's pro rata share of the Borrowing Base based on the proportion that such Bank's Commitment as then in effect bears to the Total Commitment (such lesser amount in the aggregate with respect to all of the Banks is hereinafter referred to as the "Borrowing Capacity"); provided, however, that no Loan shall be made hereunder if, after giving effect to the making of such Loan, the sum of the aggregate amount of all Loans (including Temporary Loans) and the L/C Obligations then outstanding would exceed the Borrowing Capacity. The Borrowers shall be jointly and severally liable for any and all indebtedness, liabilities and obligations hereunder. Subject to the terms of this Agreement, during the Credit Period the Borrowers may borrow, prepay (as provided in Section 2.8 hereof) and reborrow the amount of the Total Commitment by means of Prime Rate Loans or Eurodollar Loans, and during the Credit Period and following the Term Conversion Date, the Borrowers may convert Loans of one type into Loans of another type (as provided in Section 2.7 hereof).

          (b) On or before the then-current Commitment Termination Date the Banks, jointly or severally, may approve or disapprove, in their respective sole and absolute discretion, an extension of the then-current Commitment Termination Date which has been requested by the Borrowers, and each Bank may condition its respective approval on the participation of any or all of the other Banks or the Agent. If such an extension of the Credit Period is not granted by all of the Banks, (i) the Credit Period will end on the then-current Commitment Termination Date subject to the terms and conditions of this Agreement and (ii) the Borrowers shall have the option, so long as no Default or Event of Default then exists, to (A) convert the principal balance of the Loans outstanding on the Commitment Termination Date (but not in excess of the Borrowing Base) to a term loan on the then-current Commitment Termination Date, in which event such Commitment Termination Date shall be the Term Conversion Date, and the remaining balance shall be repaid in accordance with the terms of Sections 2.8 and 2.10 hereof or (B) repay in full all of the Obligations on the then-current Commitment Termination Date. In the event that the Borrowers elect to convert the outstanding principal balance of the Loans to a term loan in accordance with clause (ii)(A) immediately above, the Borrowers shall execute and deliver to the Agent such documents and instruments as the Agent shall require in its sole discretion to effect the purposes of this Agreement.

          Section 2.2  Optional and Mandatory
                       Changes in Commitment.

          (a) The Borrowers jointly shall be entitled at their option, not more than two times during each calendar year, to permanently reduce the Total Commitment provided that the Borrowers shall give notice of such reduction to the Banks as provided in
Section 2.3 hereof and that any partial reduction of the Commitment shall be in an amount equal to an integral multiple of Five Million ($5,000,000) Dollars. The Borrowers jointly shall be entitled at their option to terminate the Total Commitment provided that the Banks shall be given 30 days prior notice by the Borrowers of such termination. Any such termination or reduction shall be permanent and irrevocable.

          (b) On the Term Conversion Date, the Total Commitment shall be automatically and permanently reduced to an amount equal to the principal balance of the Loans outstanding on the Term Conversion Date, which amount shall not, in any event, exceed the Borrowing Base.

          Section 2.3  Borrowing Notice;
                       Borrowing Computation.

          (a) The Borrowers shall give the Agent written notice of each reduction of the Total Commitment, each borrowing, conversion and prepayment of each Loan and of the duration of each Interest Period applicable to each Eurodollar Loan (in each case, a "Borrowing Notice"). Each such written notice shall be effective only if received by the Agent not later than 11 a.m., New York City time, on the date which is:

               (i) In the case of each notice of reduction and each notice of borrowing or prepayment of, or conversion into, Prime Rate Loans, two (2) Business Days prior to the date of the related reduction, borrowing, prepayment or conversion;

               (ii) In the case of each notice of borrowing or prepayment of or conversion into, Eurodollar Loans or the duration of an Interest Period for Eurodollar Loans, three (3) Eurodollar Business Days prior to the date of the related borrowing, prepayment, or conversion or the first day of such Interest Period.

Each such notice of borrowing, conversion or prepayment shall specify the amount (subject to Section 2.1 hereof) and type of the Loans to be borrowed, converted or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), the date of borrowing, conversion or prepayment (which shall be a Business Day in the case of each borrowing or prepayment or conversion of or into Prime Rate Loans, and a Eurodollar Business Day in the case of each borrowing or prepayment of or conversion into Eurodollar Loans). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.

          (b) Each Borrowing Notice requesting a Loan shall be accompanied by a Borrowing Computation which shall include a representation by the Borrower that the borrowing requested shall not on the date of borrowing exceed the Borrowing Availability, as measured by the most recent Monthly Borrowing Base Report delivered to the Banks and the Agent in accordance with the terms of this Agreement; provided, however, that any Borrowing Notice requesting an amount which exceeds such Borrowing Availability as a result of an increase in the

Borrowing Base since the most recent Borrowing Base Report, shall be accompanied by a new Borrowing Base Report containing the same information as a Monthly Borrowing Base Report reflecting such increase.

           Section 2.4  Fees.

          The Borrowers shall pay to the Agent non-refundable fees (collectively, together with the fees referred to in subsection 2.32(f)(iv) of this Agreement, the "Fees") as follows:

          (a) The Borrowers shall pay to the Agent for the account of each Bank a commitment fee (the "Commitment Fee") on the daily average amount of such Bank's Unused Commitment, for the period from the date of this Agreement to and including the earlier of the date such Bank's Commitment is terminated or the Commitment Termination Date, at the rate of (i) one-quarter of one (1/4 of 1%) percent on that portion of the Unused Commitment equal to or less than, in Dollar amount, twenty-five percent of the Total Commitment then in effect, and
(ii) one-half of one (1/2 of 1%) percent per annum on the balance of the Unused Commitment. The accrued Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the earlier of the date the Commitments are terminated or the Commitment Termination Date, and, in the event the Borrowers reduce the Commitment as provided in subsection 2.2(a) hereof, on the effective date of such reduction. For purposes of computation of the Commitment Fee, under this subsection 2.4(a), the amount of the Unused Commitment of each Bank shall be determined without giving effect to the outstanding principal balance of any Temporary Loan.

          (b) The Borrowers shall pay to the Agent an administrative fee for services rendered by the Agent in its capacity as Agent hereunder and a structuring fee for structuring this Agreement and the transactions contemplated hereby and a fee for certain temporary increases prior to the date hereof, each as set forth in a separate written agreement among the Borrowers and the Agent.

          (c) Simultaneously with the execution and delivery of this Agreement, the Borrowers shall pay to the Agent, for delivery to the applicable Bank, a fee in an amount equal to one-eighth of one percent (1/8%) of (i) the increased portion of the Commitment of each Bank (excluding, however, the Agent) which is increasing its Commitment since June 1, 1997, and (ii) the Commitment of each new Bank becoming a party to this Agreement.

          Section 2.5  Lending Offices.

          The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

          Section 2.6  Borrowings.

          The Borrowers shall give the Agent notice of each borrowing hereunder as provided in Section 2.3 hereof. Not later than 12:00 noon New York City time (subject to the provisions of subsection 9.8(b) hereof), on the date specified for each borrowing hereunder, each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrowers by depositing it in an account of the Borrowers designated by it maintained with the Agent.

          Section 2.7  Conversions of Loans.

          The Borrowers shall have the right to convert Loans of one type into Loans of another type from time to time, provided that: (i) the Borrowers shall give the Agent notice of each such conversion as provided in Section 2.3 hereof,
(ii) Eurodollar Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Sections 2.16 or 2.19 hereof, no Prime Rate Loan may be converted into a Eurodollar Loan if on the proposed date of conversion a Default or an Event of Default exists. The Agent shall use its best efforts to notify the Borrowers of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrowers' obligations, or the Agent's or any Bank's rights and remedies, hereunder in any way whatsoever.

          Section 2.8  Mandatory and Optional Prepayments.

          (a) Notwithstanding any other provisions of this Agreement but in addition to the provisions of subsection 2.8(b) below and subject to the last sentence of this subsection (a), in the event that at any time the sum of the outstanding principal amount of the Loans (including the Temporary Loans) and the L/C Obligations shall at any time exceed the Borrowing Base, the Borrowers shall, within fifteen (15) days following the date on which such excess first exists (or, if sooner than such fifteenth day concurrently with delivery of the Monthly Borrowing Base Report next due to be delivered following such excess), prepay the Loans in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans to an amount not greater than the difference between the Borrowing Base less the then outstanding L/C Obligations (but the foregoing shall not be deemed to modify the terms of Section 2.33 hereof requiring the payment by the Borrowers on demand for any Unreimbursed Drawings together with interest thereon); provided, however, that if no Default or Event of Default shall then have occurred and be continuing, the Borrowers may, at their option, within such fifteen (15) day period, substitute other assets which comply with the requirements for inclusion in the Borrowing Base, in lieu of or in reduction of any prepayment required to be made pursuant to this subsection 2.8(a), but only if the Borrowers shall have delivered to the Agent within such fifteen (15) day period a Borrowing Computation evidencing compliance with the provisions of this subsection (a), including computations showing that such substitutions are in an amount or of a value under the Borrowing Base such that the above-described excess shall no longer exist, together with all other documents which would be required to be delivered to the Banks and the Agent in connection with a Borrowing Computation under subsection 2.3(b) hereof in confirmation of the provisions of subsection 2.1(a) hereof and notwithstanding the terms of the preceding sentence, in the event that at any time the sum of the outstanding principal amount of the Loans (including the Temporary Loans) and the outstanding L/C Obligations shall exceed the Total Commitment, the Borrowers shall immediately prepay the Loans and/or the L/C Obligations in an aggregate amount sufficient so that no such excess exists.

          (b) From and after the Term Conversion Date:

               (i) In the event of the sale of any Equipment whose Residual Value is then included in the computation under clause (c) of the Borrowing Base (or was so included but is then included in the computation under clause (e) of the Borrowing Base), the Borrowers shall prepay the Loans in an amount equal to one hundred (100%) percent of the Present Value of the Residual Value thereof as computed as of the Term Conversion Date (i.e., without giving effect to the relevant percentage fifty (50%) percent applied for purposes of determining the advance rate under the Borrowing Base), net of the cost of disposition, such prepayment to be made within eight (8) days after the applicable Borrower's or applicable Foreign Leasing Subsidiary's (if such Foreign Leasing Subsidiary was the owner of such Equipment) consummation of such sale.

               (ii) In the event that any Equipment whose Residual Value is then included in the computation under clause (c) of the Borrowing Base (or was so included but is then included in computation under clause (e) of the Borrowing
Base) is re-leased by the Borrowers following the expiration or termination of the Initial Term of the related Lease, the Borrowers shall:

               (A) prepay the Loans on the last day of each calendar month (commencing on the first such day following the commencement of the re-lease) in an amount equal to one-hundred (100%) percent of the aggregate rentals received by the Borrowers under all re-leases described in this subsection (ii) during the calendar month then ended; and

               (B) in addition, the Borrowers shall, within one hundred twenty
(120) days following commencement of the term of such re-lease, prepay the Loans in an amount which is equal to one hundred (100%) percent of the Present Value of the Residual Value of such Equipment as such Present Value of the Residual Value thereof was computed on the Term Conversion Date (i.e., without giving effect to the relevant percentage fifty (50%) percent applied for purposes of determining the advance rate under the Borrowing Base), less the amounts theretofore paid pursuant to the preceding clause (A); provided that the Borrowers shall be obligated to prepay to the Banks the full amount described in this clause (B) not later than simultaneously with the grant to any Person, other than the Agent and the Banks, of a Lien on such Equipment or any related Contract or in the event any such other Person has such a Lien.

               (iii) In the event of any sale, lease or other disposition of assets included under any clause of the Borrowing Base other than clause (c) (i.e., Residual Value Clause), the Borrowers shall, as soon as possible but in any event within eight (8) days following consummation of any such transaction, prepay the Loans in an amount equal to one hundred (100%) percent of the proceeds of such transaction net of the cost of disposition.

               (iv) In the event of any refinancing of any asset included under any clause of the Borrowing Base, the Borrowers shall repay the Loans in the respective amounts set forth in the preceding paragraphs of this subsection 2.8(b), but such repayment shall be made on the earlier of the date of any such refinancing or the respective date referred to in the preceding paragraphs.

               (c) From and after the Term Conversion Date, the Borrowers shall prepay the Loans in an amount equal to any surplus proceeds remaining after realization on or foreclosure by any holder of its Lien on Eligible Residual Leased Property included under clause (c) of the Borrowing Base (i.e., Residual Value Clause) such prepayment to be made simultaneously with receipt by any Borrower or the Agent of any such surplus proceeds. The Agent shall apply any such proceeds actually received to prepayment of the Loans.

               (d) The Borrowers shall have the right to prepay the Loans from time to time in whole or in part. Any amount repaid during the Credit Period may, subject to the terms and conditions hereof, including the limitations imposed by Section 2.8, be reborrowed hereunder during the Credit Period. Loans prepaid after the Commitment Termination Date may not be reborrowed.

               (e) All prepayments of Eurodollar Loans shall be made together with payment of all interest accrued on the amount prepaid. No premium or penalty shall be required to be made with any prepayment, except as otherwise provided in Section 2.20 hereof, including, without limitation, in respect of Eurodollar Loans repaid on a day other than the last day of the Interest Period relating thereto.

               (f) Prepayments shall be applied first to reduction of Prime Rate Loans and then to Eurodollar Loans, and the Borrowers shall be liable for any payments due under Section 2.20 hereof as a result of any prepayment.

          Section 2.9  Use of Proceeds of Loans.

          (a) The Loans outstanding as of the date hereof under the Second Restated Agreement shall be deemed to be outstanding under this Agreement. The proceeds of the Loans hereunder shall be used by the Borrowers solely for (1) financing Eligible Equipment and the other assets described in the Borrowing Base, including, without limitation, the making of Finished Goods Inventory Loans and Receivables Loans in the ordinary course of the Loan Business; (2) other working capital purposes; (3) conversion and refinancing of Temporary Loans; (4) the making of loans to Foreign Subsidiaries to finance the leasing of Leased Property under a Lease in a Foreign Location (each such loan individually is hereinafter referred to as a "Foreign Subsidiary Loan" and collectively as the "Foreign Subsidiary Loans"); provided, however, that the aggregate outstanding principal balance of all Foreign Subsidiary Loans to Foreign Subsidiaries, together with the proceeds of Loans used by any Borrower to finance the leasing of Leased Property under a Lease in a Foreign Location, shall not exceed on any date of determination an amount equal to Eight Million ($8,000,000) Dollars, and provided, further, however, that such $8,000,000 amount shall be inclusive of any Foreign Subsidiary Loans made to Foreign Leasing Subsidiaries to, and proceeds used by any Borrower to, finance Eligible Foreign Leases the payments under which are included in the Borrowing Base.

          (b) The Loans hereunder which are used to make Foreign Subsidiary Loans or used by any Borrower to finance the leasing of Leased Property in a Foreign Location shall be subject to the following terms and conditions:

               (i) each Foreign Subsidiary Loan shall be evidenced by a single promissory note made by the respective Foreign Subsidiary payable to the order of the applicable Borrower in a face amount and otherwise in form and substance acceptable to the Agent;

               (ii) the proceeds of each Foreign Subsidiary Loan or Loan used by any Borrower to finance the leasing of Leased Property in a Foreign Location shall be used solely for financing acquisitions of Equipment for purposes of Leases entered into with Lessees by the respective Foreign Subsidiary or any Borrower as applicable;

               (iii) each Foreign Subsidiary Loan shall be payable on demand;
     and

               (iv) with respect to Foreign Subsidiary Loans made to Foreign Leasing Subsidiaries, the aggregate outstanding principal amount of Foreign Subsidiary Loans made to any Foreign Leasing Subsidiary shall not exceed at any one time the Post-Computation Amount of the assets owned by such Foreign Leasing Subsidiary then included in the Borrowing Base.

          Section 2.10  Principal Repayment Schedule.

          (a) Subject to Section 2.8 hereof, the Borrowers shall pay to the Agent for the account of each Bank the principal of the Loans made by such Bank outstanding at the close of business on the Term Conversion Date (i) either in full, or pursuant to the terms of subsection 2.1(b) above, in twelve (12) equal consecutive quarterly installments on the Payment Dates (provided that the last such payment shall be in an amount sufficient to repay in full the Obligations); and (ii) in addition on other dates and in the amounts otherwise required under
Section 2.8 hereof, provided, that any amounts paid under Section 2.8 in excess of required quarterly payments shall be applied to the next succeeding quarterly payment.

          (b) Except as set forth in Sections 2.16, 2.17 and 2.18 hereof, all payments and repayments made pursuant to the terms hereof shall be applied first to Prime Rate

Loans, and shall be applied to Eurodollar Loans only to the extent any such payment exceeds the principal amount of Prime Rate Loans outstanding at the time of such payment.

          (c) The Borrowers may request a Eurodollar Loan only if compliance with the schedule set forth in subsection 2.10(a) hereof (with the payments provided for therein being applied in accordance with subsection 2.10(b) hereof would not result in any portion of the principal amount of such Eurodollar Loan being paid prior to the last day of the Interest Period applicable thereto.

          Section 2.11  Interest.

          (a) The Borrowers shall pay to the Agent for the account of each Bank the interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

               (i) During such periods such Loan is a Prime Rate Loan, the Prime Rate plus the Applicable Margin; and

               (ii) During such periods such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin; provided that notwithstanding anything contained herein or in any Note to the contrary, any Eurodollar Rates for Loans outstanding on the date hereof the Interest Periods in respect of which commenced prior to the date hereof under the Second Restated Agreement shall continue in effect until the expiration or earlier termination of any such Interest Period, respectively.

          (b) Notwithstanding the foregoing, the Borrowers shall pay interest on any Loan or any installment thereof, and on any other amount payable by the Borrowers hereunder (other than interest) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), and at any time after an Event of Default shall have been declared and be continuing, for the period commencing on the due date thereof or on the date of declaration of the Event of Default, as applicable, until the same is paid in full or the Event of Default has been cured, as applicable, at the applicable Post-Default Rate. Except as provided in the next sentence, accrued interest on each Loan shall be payable (i) monthly in arrears on the last day of each calendar month commencing on the next such day following the making of the initial Loan hereunder and (ii) upon the payment (other than a conversion of a Loan of one type into a Loan of another type) or prepayment thereof (but only on the principal paid, prepaid or converted). Interest which is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent.

          (c) Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrowers thereof, provided that the failure of the Agent to so notify the Borrowers or the Banks shall not affect the obligations of the Borrowers hereunder or under any of the Notes in any respect.

          (d) Anything in this Agreement or any of the Notes to the contrary notwithstanding, the obligation of the Borrowers to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrowers to such Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank. Such deferred interest shall not bear interest. Any payment actually received by any Bank (and not returned to the Borrowers) which, if considered interest the receipt of which would not be permissible under the law or laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank, shall be treated as a principal payment hereunder (provided, however, that such application shall not discharge the Borrowers' obligation set forth hereinabove to make interest payments on the earliest permissible interest payment date) and if all principal payments shall have been made, refunded to the Borrowers.

          Section 2.12  Note.

          The Loans made by each Bank shall be evidenced by a single joint and several promissory note of the Borrowers in substantially the form of Exhibit B-1 hereto (each, as amended, modified or supplemented including by any endorsement thereto, together with any replacement or substitute therefor, a "Note" and collectively, the "Notes") (other than Temporary Loans, which shall be evidenced by a Temporary Loan Note as provided in Section 2.32 hereof, each dated the date hereof, payable to the order of such Bank in a principal amount equal to such Bank's Commitment as originally in effect and otherwise duly completed. The Notes shall be subject to repayment as provided in Sections 2.1, 2.10, and 2.11 hereof. All Loans made by each Bank hereunder and all payments and prepayments made on account of the principal thereof, and all conversions of such Loans shall be recorded by each Bank on the schedule attached to its Note (provided that any failure by any Bank to make any such endorsement shall not affect the obligations of the Borrowers hereunder to repay the loans in accordance with their respective terms as set forth herein).

          Section 2.13  Payments.

          All payments of principal, interest, fees and other charges (including indemnities) payable by the Borrowers hereunder shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office not later than 12:00 p.m., New York City time (subject to Section 9.8(b) hereof), on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made, may but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Agent or such Bank, as the case may
be). Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent for the account of a Bank shall be paid promptly to such Bank, in like funds, for the account of such Bank's Applicable Lending Office for the Loan in respect to which such payment is made.

          Section 2.14  Computations.

          Interest on all (a) Eurodollar Loans and each Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable and (b) Prime Rate Loans shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

          Section 2.15  Minimum Amounts of Borrowings,
                        Conversions, Prepayments and Interest Periods.

          Except for borrowings, conversions and prepayments which exhaust the full remaining amount of the Total Commitment (in the case of borrowings) or result in the conversion or prepayment of all Loans of a particular type (in the case of conversions or prepayments) or conversions made pursuant to Section 2.19 hereof, and except for mandatory prepayments, each borrowing, each conversion of Loans of one type into Loans of another type and each repayment and prepayment of principal of Loans hereunder shall be in an amount at least equal to One Million ($1,000,000) Dollars (borrowings, conversions and prepayment of different types of Loans at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each type).

          Section 2.16  Additional Costs.

          (a) In the event that any existing or future law or regulation or guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Bank, and the result of any event referred to above is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of, such Bank's Commitment or the obligation of the Borrowers hereunder with respect to such Commitment (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrowers shall immediately pay to such Bank from time to time as specified by such Bank additional commitment fees which shall be sufficient to compensate such Bank for such imposition of or increase in capital requirements together with interest on each such amount commencing five (5) days from the date payment of such additional costs is demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank as a result of an imposition of or increase in capital requirements submitted by such Bank to the Borrowers shall be conclusive, as to the amount thereof.
For purposes of this Section 2.16, all references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

          (b) In the event that any Regulatory Change shall: (A) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans including, without limitation, Eurodollar Loans (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States or the jurisdiction in which such Bank has its principal office); or (B) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Article I hereof); or (C) impose any other conditions affecting this Agreement in respect of Loans, including, without limitation, Eurodollar Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (A), (B) or (C) above shall be to increase such Bank's costs of making or maintaining any Loans, including, without limitation, Eurodollar Loans, or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of any of its Eurodollar Loans, or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") in each case, only to the extent that such Additional Costs are not included in the Eurodollar Rate applicable to such Eurodollar Loans, then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrowers shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such increased cost or reduction in amounts receivable by such Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

          (c) Without limiting the effect of the foregoing provisions of this
Section 2.16, in the event that, by reason of any Regulatory Change, any Bank either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type then outstanding shall be converted into Prime Rate Loans or into Eurodollar Loans of another duration, as the case may be, in accordance with Sections 2.7 and 2.19 hereof).

          (d) Determinations by any Bank for purposes of this Section 2.16 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, when set forth in a written notice to the Borrowers, shall be conclusive, absent manifest error.

          Section 2.17  Limitation on Types of Loans.

          Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any Eurodollar Loans for any Interest Period therefor, the Majority Banks determine (which determination shall be conclusive):

          (a) by reason of any event affecting the money markets in the United States or the interbank Eurodollar market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement: or

          (b) the rates of interest referred to in the definition of "Eurodollar Base Rate" in Article I hereof upon the basis of which the rate of interest on any Eurodollar Loans for such period is determined do not accurately reflect the cost to the Bank of making or maintaining such Loans for such period;

then the Agent shall give the Borrowers and each Bank prompt notice thereof (and shall thereafter give the Borrowers and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make new Loans of such type or to convert Loans of any other type into Loans of such type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either prepay such Loans in accordance with Section 2.8 hereof or convert such Loans into Loans of another type in accordance with Section 2.7 hereof

          Section 2.18  Illegality.

          Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (1) honor its obligation to make new Eurodollar Loans hereunder, or (ii) maintain existing Eurodollar Loans hereunder, then the Bank shall promptly notify the Borrowers thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrowers and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make new Eurodollar Loans and to convert other types of Loans into Eurodollar Loans hereunder shall, upon written notice given by such Bank to the Borrowers, be suspended until such time as such Bank may again make and maintain Eurodollar Loans and to the extent that such Bank's maintaining existing outstanding Eurodollar Loans has become unlawful, such Eurodollar Loans shall be converted into Prime Rate Loans in accordance with Sections 2.7 and 2.19 hereof, provided that to the extent that such illegality may be avoided by changing such Bank's Applicable Office with respect to Eurodollar Loans, such Bank shall, if not otherwise disadvantageous to said Bank in the sole judgment of said Bank, effect such change.

          Section 2.19  Certain Conversions pursuant to Sections 2.16 and 2.18.

          If the Loans of any Bank of a particular type are to be converted pursuant to Section 2.16 or 2.18 hereof, such Loans shall be converted into Prime Rate Loans, or Eurodollar Loans, as the case may be, on the last day(s) of the then current Interest Period(s) for such Loans (prior to conversion) (or, in the case of a conversion required by Section 2.16(b) or 2.18 hereof, on such earlier date as such Bank may specify to the Borrowers) and, until the Bank gives notice as provided below that the circumstances specified in Section 2.16 or 2.18 hereof which gave rise to such conversion no longer exist:

          (a) to the extent that such Bank's Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Loans prior to conversion shall be applied instead to its post-conversion Loans; and

          (b) all Loans which would otherwise be made by the Bank as Loans prior to such conversion shall be made instead as Loans of the type into which such Loans shall have been converted, and all Loans of such Bank which would otherwise be converted into Loans of the type prior to conversion shall be converted instead into (or shall remain as) Loans of the type into which the Loans shall have been converted.

          Section 2.20  Indemnification.

          The Borrowers shall pay to the Agent, upon the request of each Bank, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of-

          (a) any payment or prepayment or conversion of a Eurodollar Loan held by such Bank on a date other than the last day of an Interest Period for such Eurodollar Loan; or

          (b) any failure by the Borrowers to borrow a Eurodollar Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof,

such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or prepayment or the date of such conversion or date of intended borrowing to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such payment, prepayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such Eurodollar Loan for such Interest Period, or (ii) any loss or expense suffered by such Bank in liquidating Eurodollar or other deposits prior to maturity which correspond to the payment, prepayment, conversion, failure to borrow or failure to convert. The determination by each Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing such Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

          Section 2.21  Guaranties and Collateral.

          In order to secure the due payment and performance by the Borrowers of all of the Indebtedness, liabilities and obligations of the Borrowers to the Banks (including Fleet in its capacity as Temporary Lender) and the Agent, whether now existing or hereafter arising, under this Agreement and the other Loan Documents (collectively, all of the Indebtedness, liabilities and obligations of the Borrowers to the Banks and the Agent, whether now existing or hereafter arising, whether or not currently contemplated, arising under the Loan Documents, including, without limitation, the L/C Obligations, are herein referred to, collectively, as the "Obligations"):

          (a) LCI shall:

               (i) by execution and delivery of the Confirmation Agreement simultaneously with the execution and delivery of this Agreement confirm under the Amended and Restated Borrower Security Agreement dated September 28, 1994 between LCI and the Agent (as amended, modified and supplemented from time to time, the "Amended and Restated LCI Security Agreement") and the existing and continuing grant to the Agent for the ratable benefit of the Banks of a Lien on substantially all personal properties and assets of LCI whether now owned or hereafter acquired and wherever located, of every kind and description, tangible and intangible, other than the issued and outstanding shares of the capital stock of LFC now or hereafter owned by LCI except to the extent described below;

               (ii) amend and restate the Amended and Restated Borrower Assignment of Leases dated September 28, 1994 between LCI and the Agent by executing and delivering a Second Amended and Restated Assignment of Contracts (as amended, modified and supplemented from time to time, the "Amended and Restated LCI Assignment of Contracts";

               (iii) by execution and delivery of the Confirmation Agreement confirm (A) under the Amended and Restated Borrower Pledge Agreement dated September 28, 1994 between, inter alia, LCI and the Agent (as amended, modified and supplemented from time to time, the "Amended and Restated LCI Pledge Agreement") the existing and continuing grant to the Agent for the ratable benefit of the Banks of a first Lien on and pledge with the Agent for the ratable benefit of the Banks of, and the grant of certain other liens with respect to, the issued and outstanding shares of the capital stock now or hereafter owned by it of each of its Subsidiaries other than LFC; and (B) under the Pledge Agreement dated September 28, 1994 between, inter alia, LCI, the Agent and Newcourt (as amended, modified and supplemented from time to time, the "LCI-LFI Pledge Agreement") the existing and continuing grant to the Agent for the ratable benefit of the Banks of a lien on the issued and outstanding shares of the capital stock now or hereafter owned by it of LFC;

               (iv) not later than simultaneously with the inclusion in the Borrowing Base of any assets relating to an Eligible Foreign Lease or Residual Values in respect of Equipment in a Foreign Location, execute and deliver all assignment and security documents and other agreements, instruments and documents as the Agent may reasonably require, in form and substance satisfactory to the Agent to grant a first priority perfected security interest in the assets relating to the Eligible Foreign Lease or such Residual Values sought to be included in the Borrowing Base and agree to maintain documents relating to the Collateral to the extent required by the Agent upon terms comparable to the terms of subsection 2.25(c) hereof, provided, however, that no assets relating to an Eligible Foreign Lease or such Residual Values shall be included in the Borrowing Base unless and until the Agent's lien on such assets has been created and perfected to the satisfaction of the Agent (which may include the rendering of legal opinions), and unless and until the Agent is satisfied in its sole discretion that the enforcement of and practical realization of the benefits of the Agent's Lien are not subject to any consent, approval or other requirements or conditions to enforcement more burdensome than are applicable in respect of other assets included in the Borrowing Base; and

               (v) execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Amended and Restated LCI Security Agreement, the Amended and Restated LCI Assignment of Contracts, the Amended and Restated LCI Pledge Agreement, all of the agreements, instruments and documents referred to in subsection (a)(iii) above, Section 2.21 and this Agreement.

          (b) LES shall:

               (i) by execution and delivery of the Confirmation Agreement simultaneously with the execution and delivery of this Agreement confirm under the Amended and Restated LES-Subsidiary Security Agreement dated September 28, 1994 between LES and the Agent (as amended, modified and supplemented from time to time, the "Amended and Restated LES Security Agreement") and the Amended and Restated LES-Subsidiary Assignment of Leases dated September 28, 1994 between LES and the Agent (as amended, modified and supplemented from time to time, the "Amended and Restated LES Assignment of Leases") the existing and continuing grant to the Agent of a Lien on substantially all personal property and assets of LES, whether now owned or hereafter acquired and wherever located, of every kind and description, tangible and intangible; and

          (c) Quantum shall:

               (i) by execution and delivery of the Confirmation Agreement confirm under the Amended and Restated Quantum-Subsidiary Security Agreement dated September 28, 1994 between Quantum and the Agent (as amended, modified or supplemented from time to time, the "Amended and Restated Quantum Security Agreement") and the Amended and Restated Quantum-Subsidiary Assignment of Leases dated September 28, 1994 between Quantum and the Agent (as amended, modified or supplemented from time to time, the "Amended and Restated Quantum Assignment of Leases") the existing and continuing grant to the Agent of a Lien on substantially all personal property and assets of Quantum, whether now owned or hereafter acquired and wherever located, of every kind and description, tangible and intangible; and

               (ii) execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Amended and Restated Quantum Security Agreement, the Amended and Restated Quantum Assignment of Leases, this
Section 2.21 and this Agreement.

          (d) Each of the Quantum Shareholders shall:

               (i) by execution and delivery of the Confirmation Agreement simultaneously with the execution and delivery of this Agreement, confirm under the Amended and Restated Quantum Shareholder Pledge Agreements dated September 28, 1994, respectively executed by each of the Quantum Shareholders (collectively, as amended, modified or supplemented from time to time, the "Amended and Restated Quantum Shareholder Pledge Agreements") the existing and continuing grant of a first lien on and security interest in, and pledge with the Agent of, all of the issued and outstanding capital stock of Quantum owned by each Quantum Shareholder (with the shares previously owned by Jack W. Davis having been transferred, subject to the Agent's Lien, to LCI); and

               (ii) execute and deliver such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of each Amended and Restated Quantum Shareholder Pledge Agreement, this Section
2.21 and this Agreement.

          (e) With respect to each Foreign Leasing Subsidiary, not later than simultaneously with the making of any Foreign Subsidiary Loan to such Foreign Leasing Subsidiary:

               (i) the applicable Borrower and each other holder of capital stock of such Foreign Leasing Subsidiary shall pledge and assign to the Agent, for the ratable benefit of the Banks, and grant to the Agent, for the ratable benefit of the Banks, a lien on and security interest in all of the issued and outstanding capital stock of such Foreign Leasing Subsidiary, whether then or thereafter issued to such Borrower or any other entity (which entity such Borrower shall cause to execute such documents as the Agent may require in respect of such pledge), by the execution and delivery to the Agent of a pledge agreement and such other agreements, instruments and documents as the Agent may require, provided that if and to the extent so agreed to by the Agent in its sole discretion, fewer than all of the issued and outstanding shares of capital stock of such Foreign Subsidiary shall be pledged to the Agent; and

               (ii) such Foreign Leasing Subsidiary shall (1) execute and deliver or cause to be executed and delivered such security and assignment documents and other agreements, instruments, guaranties and documents as the Agent may reasonably require, in form and substance satisfactory to the Agent, to guaranty the obligations of the Foreign Leasing Subsidiary and to grant a first priority perfected security interest in, and pledge and assignment of, substantially all of the assets of such Foreign Leasing Subsidiary (including but not limited to its leases) to the Agent, and (2) (A) agree to have and maintain documents relating to the Collateral to the extent required by the Agent upon terms comparable to the terms of subsection 2.25(c) hereof, (B) if required at any time by the Agent, enter into any subordination agreements comparable to the Subordination Agreement referred to in Section 2.22 hereof, and (C) enter into any lock-box arrangements as provided in Section 2.26 and as otherwise reasonably requested by the Agent; and

               (iii) the applicable Borrower shall pledge and assign to the Agent all promissory notes issued by any Foreign Leasing Subsidiary to such Borrower and Security Documents required by the Agent to be executed in favor of such Borrower in respect of such notes, all upon terms and conditions satisfactory to the Agent.

          All of the foregoing agreements, instruments and documents referred to in subsection (e) above, together with the agreements, instruments and documents referred to in subsection 2.21 (a)(iii) hereof, collectively, the "Foreign Security Documents", and no assets of any Foreign Leasing Subsidiary shall be included in the Borrowing Base unless and until the Agent's lien on such assets has been created and perfected to the satisfaction of the Agent (which may include the rendering of legal opinions), and unless and until the Agent is satisfied in its sole discretion that the enforcement of and practical realization of the benefits of the Agent's Lien are not subject to any consent, approval or other requirements or conditions to enforcement more burdensome than are applicable in respect of other assets included in the Borrowing Base and located in the United States.

          (f) With respect to each Applicable Company making Finished Goods Inventory Loans or Receivables Loans, not later than the date of inclusion in the Borrowing Base of the related Finished Goods Inventory Note or Receivables
Note:

               (i) such Applicable Company shall pledge and assign to the Agent, for the ratable benefit of the Banks, and grant to the Agent, for the ratable benefit of the Banks, a lien on and security interest in such Finished Goods Inventory Note or Receivables Note by the delivery to the Agent of such Note duly endorsed "Pay to the order of [the Agent]" and such other agreements, instruments and documents as the Agent may require with respect thereto;

               (ii) such Applicable Company shall (A) execute and deliver or cause to be executed and delivered such security and assignment documents and other agreements and instruments, as the Agent may reasonably require, in form and substance satisfactory to the Agent, to assign to the Agent for the ratable benefit of the Banks all of such Applicable Company's liens and security interests in any Contract Collateral securing such Finished Goods Inventory Note or Receivables Note pledged hereunder; and (B) prior to inclusion in computation of the Borrowing Base of such Finished Goods Inventory Loans and Receivables Loans, enter into lock-box arrangements with respect thereto as provided in
Section 2.26 and may be otherwise reasonably requested by the Agent;

          (g) LINC Group shall:

               (i) by execution and delivery of the Confirmation Agreement simultaneously with the execution and delivery of this Agreement, confirm under the Guaranty dated June 15, 1990 in favor of the Banks and the Agent (a "Guaranty") the guarantee to the Banks and the Agent by LINC Group (in such capacity, a "Guarantor") of the due payment and performance of all of the Obligations;

               (ii) by execution and delivery of the Confirmation Agreement simultaneously with the execution and delivery of this Agreement, confirm under the Second Amended and Restated LINC Group Pledge Agreement dated September 28, 1994 (as amended, modified and supplemented from time to time, the "Second Amended and Restated LINC Group Pledge Agreement") the existing and continuing grant by LINC Group to the Agent, for the ratable benefit of the Banks, of a first lien on and security interest in and pledge with the Agent of, and the grant of certain other liens with respect to, all of the issued and outstanding shares of capital stock of LCI;

               (iii) execute and deliver such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Amended and Restated LINC Group Pledge Agreement, this Section 2.21 and this Agreement;

          (h) The due payment and performance of the Obligations shall be guaranteed to the Banks and the Agent by each of LES and any other guarantor referred to in the Confirmation Agreement which guarantor executed a guaranty on June 15, 1990 in favor of the Agent (hereinafter referred to individually together with LINC Group as a "Guarantor" and collectively as the "Guarantors"), by the execution and delivery to the Agent, simultaneously with the execution and delivery of this Agreement, (i) by each of such other guarantors, of the Confirmation Agreement, and (ii) by LES of a guaranty in form and substance satisfactory to the Agent (all of the foregoing guaranties, hereinafter referred to individually, together with the Guaranty referred to in the preceding subsection (g), as a "Guaranty" and collectively as the "Guaranties) which Guaranty made by LES shall be in replacement and substitution for, and shall constitute a restatement of, its direct obligations under the promissory notes issued pursuant to the Second Restated Agreement.

The Guaranties, the Security Agreements, the Pledge Agreements, and the other aforesaid agreements, instruments, and documents described in this Section 2.21 and the Foreign Security Documents are sometimes hereinafter referred to collectively as the "Security Documents", and the collateral covered thereby is sometimes referred to as the "Collateral".

          Section 2.22  Subordination.

          Simultaneously with the execution and delivery of this Agreement, by execution and delivery of a Subordination Agreement Confirmation in form and substance satisfactory to the Agent (the "Subordination Agreement Confirmation") the Borrowers shall confirm and acknowledge the terms of:

          (a) the Subordination and Intercreditor Agreement dated September 28, 1994 (as amended, modified or supplemented from time to time, the "Intercreditor Agreement") by and among LCI, each of the Quantum Shareholders, the Agent on behalf of the Banks and Newcourt as successor to Anthem Financial relating to the first liens of the Agent on behalf of the Banks, and the second liens of Newcourt on the capital stock of Quantum and other Subsidiaries of LCI;

          (b) the Subordination and Intercreditor Agreement dated September 28, 1994 by and among LCI, the Agent, Newcourt and LFC (as amended, modified or supplemented from time to time, the "LFC Intercreditor Agreement") relating to the first lien of Newcourt and the second lien of the Agent on behalf of the Banks on the capital stock of LFC;

          (c) the Intercreditor Agreement dated September 28, 1994 by and among LCI, LINC, the Agent and Newcourt (as amended, modified or supplemented from time to time, the "LINC Group Intercreditor Agreement") relating to the first lien of the Agent on behalf of the Banks and the second lien of Newcourt on the capital stock of LCI; and

          (d) the Subordination Agreement dated June 15, 1990 by and among LCI, LINC Group and certain Affiliates of LINC Group relating to intercompany obligations (the "Intercompany Subordination Agreement").

           Section 2.23  Release of Agent's Lien.
                         ------------------------

          (a) In the ordinary course of its business, a Borrower or a Foreign Leasing Subsidiary may seek to finance specific assets with Indebtedness to be incurred after the date of this Agreement. In the event that on any date the Borrowing Base exceeds the outstanding principal amount of the Loans, then, subject to the other terms and conditions of this Agreement, the Agent shall at its election either subordinate or release the Agent's and the Banks' lien on and security interest in certain properties and assets of the Borrower or applicable Foreign Leasing Subsidiary proposed to be used as collateral for such indebtedness and such assets and properties so subordinated or released shall be deemed excluded from the Borrowing Base (or, if applicable, shall continue to be included in the appropriate clause of the Borrowing Base subject to Permitted Borrowing Base Encumbrances), but only upon and subject to the following conditions:

                (i) the Agent shall have received the Borrowing Base Report most recently required to have been delivered hereunder together with a representation and warranty by each of the Borrowers or an officer thereof acceptable to the Agent to the effect that there exists excess in the Borrowing Base after giving effect to the exclusion of the assets and properties in which the Agent's Lien is then to be subordinated or released;

                (ii) no Default or Event of Default then exists hereunder or would exist after giving effect to the proposed subordination or release (except if and to the extent otherwise permitted by the Agent under Section 7.7 hereof);

               (iii)  the Borrowers shall provide the Agent with at least five
(5) Business Days' prior written notice of any such proposed Indebtedness and shall provide the Agent with the following pertaining to such proposed
Indebtedness:

               (A) the identity of the lender of the Indebtedness;

               (B) the amount and terms of the proposed Indebtedness;

               (C) the specific assets being financed by the Indebtedness; and

               (D) such other information as the Agent may reasonably request;

               (iv) the Borrowers shall cause to be delivered to the Agent, not later than five (5) Business Days prior to any proposed subordination or release of the Agent's Lien, all Uniform Commercial Code amendment statements (if appropriate) and any other agreements, instruments and documents necessary or desirable in connection with such subordination or release, and such other agreements, instruments and documents relating to such Indebtedness as the Agent may request, including a letter substantially in the form of Annex A to the Security Agreements, and all of the foregoing shall be satisfactory in form and substance to the Agent; and

               (v) the Borrowers shall bear and pay on demand all costs and expenses incurred by the Agent and the Banks (including legal fees) in connection with the review, preparation and filing of any and all of the foregoing; and

          (b) Simultaneously with any prepayment by the Borrowers pursuant to and made in accordance with the provisions of subsection 2.8(b) hereof and
Section 7.8 hereof which prepayment results in receipt by the Banks of the maximum balance that could be represented by the Loan made on the basis of the assets so sold and released, so long as no Default or Event of Default then exists hereunder (except if and to the extent otherwise permitted by the Agent under Section 7.8 hereof), the Agent shall release the Agent's Lien on the assets so sold or re-leased as described in such subsection 2.8(b). The Borrowers shall prepare all Uniform Commercial Code or comparable release statements and documents as necessary or desirable in connection with such release, all in form and substance satisfactory to the Agent, and the Borrowers shall bear and pay on demand all costs and expenses incurred by the Agent and the Banks (including legal fees) in connection with the review, preparation and filing of any and all of the foregoing.

          Section 2.24  Rights of the Agent and the
                        Banks as Second Lienholder.

          Whether or not an Event of Default then exists or the Banks and the Agent have accelerated the maturity of the Loans, the Agent shall be entitled to take such actions as may be appropriate from time to time in regard to Collateral included under Clause
(c) of the Borrowing Base.

           Section 2.25  Required Borrowing Documentation.

          (a) Each of the Borrowers and each applicable Foreign Leasing Subsidiary, on or prior to the date of delivery of each Borrowing Computation, shall have taken the following actions and shall have and maintain at all times on its premises full and complete records relating to assets included in the Borrowing Base, including, without limitation, the borrowing agreements, instruments and documents, in each case with respect to the assets to be included in the respective clauses of the Borrowing Base referred to below:

          (i) Contract Receivables Clauses and Residual Value Clause: Each applicable Borrower and each applicable Foreign Leasing Subsidiary shall have (with respect to the Borrowers, in each case by means of actual possession in its Chicago, Illinois office referred to in Section 10.9 hereof or Foster City, California office, and with respect to each applicable Foreign Leasing Subsidiary, by means of actual possession in the Borrowers' Chicago, Illinois office referred to in Section 10.9 hereof or an office of the applicable Foreign Leasing Subsidiary located in the United Kingdom and approved by the Agent), and maintain possession of: counterpart number 1 of each Eligible Contract and Eligible Emerging Growth Contract (other than an Eligible Contract or an Eligible Emerging Growth Contract which is an Equipment Note or a Third Party
Note) (and each other executed original of such Eligible Contract or Eligible Emerging Growth Contract other than the counterpart held by the Lessee) included under the Contract Receivables Clauses, such counterpart number 1 bearing in each case a legend acceptable to the Agent relating to the financing hereunder; the original or a counterpart copy of the Certificate of Delivery and Acceptance relating thereto; an original of each Eligible Contract or Eligible Emerging Growth Contract which is an Equipment Note or Third Party Note; in the case of a Lease, the applicable Borrower's or Foreign Leasing Subsidiary's, as the case may be, purchase order, manufacturer's or other vendor's invoice and evidence of payment thereof and any bill of sale covering the related Equipment (reflecting title to the Equipment in the name of the applicable Borrower or applicable Foreign Leasing Subsidiary) and bills of sale from the manufacturer of the Equipment and all owners thereof prior to the applicable Borrower or applicable Foreign Leasing Subsidiary;

          (ii) Accounts Receivable Clause: Each applicable Borrower shall have (in each case by means of actual possession in its Chicago, Illinois office referred to in Section 10.9 hereof or its Foster City, California office) and maintain possession of (a) with respect to Accounts Receivable arising from sales of Equipment by the applicable Borrower, such Borrower's copy of the bill of sale and invoice covering the Equipment; and (b) with respect to Accounts Receivable comprised of Rental Payments, the documents required under subsection
(iv) below;

          (iii) Inventory Clause: LCI shall have (by means of actual possession in its Chicago, Illinois office referred to in Section 10.9 hereof) and maintain possession of written evidence of the presence or return of Equipment to a location under the control of LCI, as applicable; and

          (iv) Rental Equipment Clauses: Quantum shall have (in each case by means of actual possession in its Chicago, Illinois office referred to in
Section 10.9 hereof, or its Foster City, California office) and maintain possession of: counterpart number 1, if any, of each Rental Agreement (and each of the executed originals, if any, of such Rental Agreement other than the counterpart held by the Lessee), such counterpart number 1 bearing in each case a legend acceptable to the Agent relating to the financing thereunder;

          (v) Finished Goods Inventory Note and Receivables Note Clause: Each Applicable Company shall have delivered possession of each original Finished Goods Inventory Note and Receivables Note to the Agent, duly endorsed "Pay to the order of [The Agent], as Agent", and shall have (by means of actual possession in its Chicago, Illinois office referred to in Section 10.9 hereof) a fully executed original of each security agreement related thereto.

          (b) With respect to each of the foregoing, the applicable Borrower or Foreign Leasing Subsidiary shall have (in each case by means of actual possession in its Chicago, Illinois office referred to in Section 10.9 hereof, or its Foster City, California office) and maintain together with the foregoing documents, respectively, all exhibits, schedules, annexes, amendments and supplements relating thereto including, without limitation, original executed copies thereof.

          (c) (i) With respect to the Contract Receivables Clauses, Accounts Receivable Clause, Rental Equipment NBV Clause and Finished Goods Inventory Note and Receivables Note Clause, each Applicable Company (with respect to the Borrowers, by means of actual possession in the Chicago, Illinois office referred to in Section 10.9 hereof or the Foster City, California office and with respect to each applicable Foreign Leasing Subsidiary, by means of actual possession in the Borrowers' Chicago, Illinois office referred to in Section
10.9 hereof or an office of the applicable Foreign Leasing Subsidiary located in the United Kingdom and approved by the Agent) shall maintain photocopies (and acknowledgment copies when received) of the Financing Statements (informational or otherwise) filed by the Applicable Company as lessor/secured party against the Lessee, Account Debtor or other Obligor, as the case may be, relating to the underlying item(s) of Equipment, Obligor Finished Goods Inventory or Obligor Accounts Receivable and other assets as appropriate, and, in each case, assigned to the Agent. All of such Financing Statements shall have been filed in the appropriate filing offices as necessary for perfection of a security interest in favor of the Applicable Company (and the Agent as assignee) prior to the date of inclusion of any related asset in the Borrowing Base; provided however, that unless and until otherwise required by the Majority Banks and the Agent from and after notice to such effect given to the Borrowers: (A) Quantum shall not be obligated to file Financing Statements naming the Lessee as debtor and Quantum as secured party with respect to Rental Agreements having an original term of fewer than seven (7) months; and (B) notwithstanding the foregoing terms of clause (A), no such Financing Statements shall be required to be filed in respect of any Rental Agreement under which the aggregate amount of Accounts Receivable arising pursuant thereto is less than One Hundred Thousand ($100,000) Dollars; and

          (ii) with respect to clause (a) of the Borrowing Base (i.e., Contract Receivables Clause), each applicable Foreign Leasing Subsidiary shall maintain possession of all documents and take all other actions necessary to maintain the perfection and first priority security interest of the Agent in any underlying items of Equipment and other assets as appropriate.

          (d) Each of the Borrowers and applicable Foreign Leasing Subsidiaries shall during all business hours provide the Banks, the Agent and the Agent's representatives full access to all of the agreements, instruments and documents referred to in this Section 2.25.

          (e) From and after the date of occurrence of any Event of Default under any of Sections 8.1, 8.2, 8.5, 8.6, 8.7 or 8.10, the Agent may in the exercise of its sole discretion, require any of the Borrowers and, if applicable, Foreign Leasing Subsidiaries, to deliver to the Agent originals, or if permitted by the Agent, photocopies of all of the agreements, instruments and documents referred to in this Section 2.25.

          (f) Whether or not specific reference is made in this Section 2.25 to a Foreign Leasing Subsidiary, the foregoing obligations shall be applicable to each applicable Foreign Leasing Subsidiary in respect of its assets included in the Borrowing Base.

          Section 2.26 Lock-box Arrangements.

          (a) Simultaneously with the execution and delivery of this Agreement in the case of the Borrowers, and prior to the making of any Foreign Subsidiary Loan in the case of any Foreign Leasing Subsidiary, each of the Borrowers and each Foreign Leasing Subsidiary, as applicable, at its own expense, will: (i) establish and maintain at all times with (A) in the case of the Borrowers, the Agent or, subject to the terms of subsection (b) below, LaSalle National Bank, The First National Bank of Chicago or CoreStates Bank, N.A., and (B) in the case of the Foreign Leasing Subsidiaries, with Fleet Bank, N.A. or such other bank as is acceptable to the Agent, lock-box arrangements separately (with respect to each of the Borrowers and each applicable Foreign Leasing Subsidiary) into which the Borrowers and applicable Foreign Leasing Subsidiaries, respectively, shall deposit all payments made under contracts included under the Contract Receivables Clause, Accounts Receivable Clause, Residual Value Clause, Rental Equipment Clause, Finished Goods Inventory Note and Receivables Note Clause except that in respect of the Residual Value Clause, payments shall be required to be deposited only from and after the date of realization of a Residual Value that remains included under any clause of the Borrowing Base and in any event from and after the Term Conversion Date; and (ii) notify forthwith all obligors who have obligations which initially arise after the date of this Agreement in respect of assets included under the above-referenced clauses of the Borrowing Base, and notify all Lessees or other Obligors under existing Eligible Contracts, Eligible Foreign Leases, Eligible Emerging Growth Contracts, Equipment Notes, CSAs, Third Party Notes or Finished Goods Inventory Note and Receivables Note Clause, as applicable, to be included in the Borrowing Base, to make payments only to the above-mentioned lock-box accounts; except that in the event that there were in effect prior to the date of this Agreement lock-box arrangements between any of the Borrowers or Foreign Leasing Subsidiaries and any Bank which lock-box accounts have not been assigned to or assumed by LFC with respect to specific Contracts, Foreign Leases, as applicable, such arrangements may continue in effect (subject to modification as required in connection with the provisions of this Agreement) so that payments are made by the aforementioned obligors to such other Bank in lieu of redirection of such payments to the lock-box maintained with the Agent as aforesaid. Amounts deposited in the lock-box accounts shall be disbursed for the applicable Borrower or applicable Foreign Leasing Subsidiary on request (A) except from and after the date of occurrence of an Event of Default until said Event of Default is cured to the satisfaction of the Majority Banks, and (B) except that from and after the Term Conversion Date no such amounts shall be disbursed to any Borrower or Foreign Leasing Subsidiary unless the obligations of the Borrowers under Section 2.8 hereof shall then be satisfied in full, whether from amounts deposited in the lock-box or otherwise.

          (b) Each of the Borrowers, each Foreign Leasing Subsidiary and each Bank hereby confirms and acknowledges that (1) any payments received by any Bank pursuant to lock-box arrangements existing prior to the date hereof and any payments received by LaSalle National Bank or The First National Bank of Chicago or CoreStates Bank, N.A. pursuant to arrangements made as of the date of this Agreement shall be received by each such Bank as agent for the Agent to be held in escrow for application and direction exclusively pursuant to the terms and conditions of this Agreement (including, for application to repayment of the Loans as directed from time to time by the Agent in a manner not inconsistent with the provisions of this Agreement), and (ii) the terms and conditions of this Agreement shall govern and control in the event of any inconsistency between this Agreement and any agreements, instruments and documents entered into between any Bank and any Borrower or Foreign Leasing Subsidiary relating to lock-box arrangements. Notwithstanding the provisions of subsection (a) above, at the request of the Agent, all such payments shall be turned over to the Agent from and after the date of notice to such effect given by the Agent in its sole discretion following the occurrence of any Event of Default hereunder, and each Borrower, each Foreign Leasing Subsidiary and each Bank, if so required by the Agent's notice, shall forthwith deliver notices to all obligors under assets included in the Borrowing Base that all payments shall be delivered directly to the lock-box accounts maintained with the Agent. Each Borrower, each Foreign Leasing Subsidiary and each Bank shall, from time to time at the request of the Agent, execute and deliver such documentation as the Agent may reasonably request in order to confirm the terms and conditions of this Section 2.26.

          Section 2.27  Pro Rata Treatment Among Banks.

          Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof will be made from the Banks and each payment of each Fee (other than the administrative fee and the structuring fee referred to in Section 2.4(b) hereof and the fee provided for in subsection 2.32(f) hereof) shall be made for the account of the Banks pro rata according to their respective Unused Commitments; (ii) each partial reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata according to each Bank's respective Commitment; (iii) each conversion of Loans of a particular type under Section 2.21 hereof (other than conversions provided for by Section 2.18 or 2.19 hereof) will be made pro rata among the Banks holding Loans of such Type according to the respective principal amounts of such Loans held by such Banks; (iv) each payment and prepayment of principal of or interest on Loans (including of a particular Type) will be made to the Agent for the account of the Banks holding Loans (and, if relevant, of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (v) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts of such Loans held by such Banks. Notwithstanding the foregoing provisions of this Section 2.27, in order to reflect the assignments of Loans and Commitments being made concurrently with the execution and delivery of this Agreement, the Banks shall, as of the date hereof, make appropriate adjustments among themselves in order that the amount of Loans outstanding to the Borrowers from each Bank under the Second Restated Agreement are in principal amounts, as of the date hereof, which are in the same proportion to the outstanding principal amount of all Loans that each Bank's Commitment, respectively, bears to the aggregate Commitment of all the Banks, after giving effect to any changed amount of the Commitments of any Bank and the inclusion of new Banks hereunder; provided, however, that (except in respect of the outstanding Loans assigned by The Northern Trust Company to European American Bank and to CoreStates Bank, N.A.) the foregoing adjustments shall not be made as of the date hereof in respect of Loans bearing interest at a rate subject to an Interest Period outstanding immediately prior to the date hereof but such adjustments shall be made on the first day on which the foregoing adjustments can be made without incurring "breakage costs" in respect of each respective Interest Period, so that the foregoing adjustments shall be made as of the date hereof only in respect of borrowings from and after the date hereof or borrowings that are not subject to an Interest Period (except in respect of the outstanding Loans assigned by The Northern Trust Company to European American Bank and CoreStates Bank, N.A. as to which the pro rata shares of such assigned Banks shall be based on the respective portions assigned to them of the Loans outstanding from The Northern Trust Company).

          Section 2.28  Non-Receipt of Funds by the Agent.

          Unless the Agent shall have been notified by a Bank or the Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrowers).

          Section 2.29  Sharing of Payments and Set-Off Among Banks.

          Each of the Borrowers hereby agrees that, in addition to (and without limitation to any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices (including, without limitation, under any lock-box arrangements) against any principal of or interest on any of its Loans hereunder, or any Fee payable to it, which is not paid when due (regardless of whether such balances are then due to the Borrowers), in which case it shall promptly notify the Borrowers and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participation in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans held by each of them, each of which Banks shall have a Lien on its ratable portion of the amounts described hereinabove received from the Borrowers. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Borrowers agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any of the Borrowers.

          Section 2.30  Lending Offices.

          The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

          Section 2.31  Several Obligations.

          The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

          Section 2.32   Temporary Loans.

          (a) Temporary Commitment; Borrowings.

          (i) Intent. The obligations of the Banks hereunder shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the

Temporary Lender or any Loan Party; (B) the occurrence or continuance of a Default or Event of Default (unless, during any period while the Temporary Lender continues to be the same entity as the Agent, the Agent has knowledge of the existence of a Default not theretofore communicated in writing to all of the Banks and not cured or waived; "knowledge" being deemed exclusively to mean the receipt by the Agent of a notice from a Bank or the Borrowers specifying such Default and stating that such notice is a "Notice of Default"); (C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (D) any breach of any Loan Document by any of the Borrowers or any other Loan Party; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (ii) Conditions of Commitment. Subject to the terms and conditions of this Agreement, the Temporary Lender may make advances (each, a "Temporary Loan", and collectively, the "Temporary Loans") to the Borrowers from time to time from the date of execution and delivery of this Agreement to the Commitment Termination Date (exclusive of the last day thereof) in an aggregate principal amount for all Temporary Loans at any time outstanding not to exceed the Temporary Commitment as then in effect; provided, however, that no Temporary Loan shall be made without the consent of the Majority Banks if the Temporary Lender shall have received notice from any of the Borrowers pursuant to Section
5.7 hereof or from the Majority Banks that a Default or an Event of Default shall then exist. Subject to the terms of this Agreement, during the Credit Period, the Borrowers may borrow, repay and reborrow Temporary Loans in accordance with and subject to the terms and conditions of this Section 2.32. Except as otherwise expressly set forth in this Section 2.32 or elsewhere in this Agreement, Temporary Loans: (A) shall be subject to and governed by and entitled to all of the benefits of all terms and conditions of this Agreement applicable to Loans, and (B) shall constitute Loans for all purposes of the Loan Documents, except where the context otherwise indicates.

          (iii) Borrowings. Minimum borrowings of Temporary Loans shall be in a principal amount of not less than One Hundred Thousand ($100,000) Dollars or such lesser amount as shall exhaust the remaining amount of the Temporary Commitment. All Temporary Loans shall be Prime Rate Loans, and no Temporary Loan may be a Eurodollar Loan.

          (b) Use of Proceeds.

          The proceeds of the Temporary Loans shall be used by the Borrowers solely for such purposes as are permitted for all Loans under Section 2.9 hereof.

          (c) Conversion.

          Each Temporary Loan shall be refinanced by conversion into a Loan made pursuant to the provisions of Section 2.1 hereof, the proceeds of which Loan shall be used to refinance such Temporary Loan. Each such conversion and refinancing shall be made, all without demand on or notice to any of the Borrowers on the earliest of the following: (1) the Commitment Termination Date or any earlier termination of the Commitments or the Temporary Commitment;

or (ii) upon occurrence of the earlier of a Default or an Event of Default under this Agreement; (iii) at such time or times as the aggregate outstanding principal amount of the Temporary Loans has exceeded Five Million ($5,000,000) Dollars for ten (10) consecutive Business Days with the conversion to occur within two (2) Business Days thereafter and the Agent shall have delivered prompt telephonic notice (confirmed thereafter by telecopy or otherwise in writing) to the Banks so stating the basis for the conversion; (iv) at the election of the Temporary Lender as set forth in subsection 2.32(h) hereof, or
(v) at the election of the Borrowers by means of delivery of a Borrowing Notice in accordance with the applicable provisions of this Loan Agreement. Each such conversion and refinancing shall be for the full outstanding principal amount of the Temporary Loans, unless otherwise elected by the Temporary Lender or the Borrowers pursuant to clauses (iv) or (v), respectively. The advances to be made respectively by the Banks under this subsection (c) shall be in the amounts set forth in subsection 2.32(h) hereof and such amounts shall be advanced to the Agent for the account of the Temporary Lender. All such advances by the Banks pursuant to this subsection 2.32 (including under subsection 2.32(h)) shall constitute Loans under the Total Commitment. Any Temporary Loan not converted and refinanced as set forth in this Section 2.32 (despite the obligations of conversion and refinancing set forth herein) shall be due and payable in full by the Borrowers on demand by the Temporary Lender, and shall, if the Loans are then due and payable, be repaid to the Temporary Lender prior to repayment of the Loans to the Banks.

          (d) Temporary Loan Note; Temporary Loan Records.

          (i) The Temporary Loans made by the Temporary Lender shall be evidenced by a single joint and several promissory note of the Borrowers (the "Temporary Loan Note") in substantially the form of Exhibit B-2 hereto, dated the date hereof payable to the order of the Temporary Lender in the principal amount of Five Million ($5,000,000) Dollars and otherwise duly completed.

          (ii) The Temporary Lender will maintain a record in which appropriate entries will be made from time to time showing the unpaid principal of the Temporary Loans made, the interest accrued thereon and payments made in respect of the principal of and interest on such Loans and debits and credits in respect of other amounts payable by the Borrowers from time to time to the Temporary Lender pursuant to this Agreement. The entries made by the Temporary Lender in such record shall constitute prima facie evidence of (a) the Borrowers' obligations in respect of the Temporary Loans made hereunder, (b) payments of principal and interest made by the Borrowers in respect of such Loans and (c) any other amounts owing by the Borrowers to the Temporary Lender hereunder and payments made thereon. Notwithstanding the foregoing, the failure by the Temporary Lender to make such entries shall not affect the rights of the Temporary Lender or the obligations of the Borrowers hereunder.

          (e) Application for Temporary Loan.

          Application for a Temporary Loan (each, a "Temporary Loan Borrowing Notice") shall be made to the Temporary Lender by telecopy notice which must be received by the Temporary Lender before 12:00 noon, New York City time, on the Business Day of the requested date for borrowing (a) setting forth the amount then to be borrowed, and (b) otherwise being in compliance with the requirements of a Borrowing Notice under subsection 2.3(b) hereof. On the date for borrowing proposed in such application, subject to satisfaction of the applicable conditions precedent set forth in Article 4 hereof, the Temporary Lender will advance to the Borrowers, and the Borrowers will borrow from the Temporary Lender, the amount specified in such Temporary Loan Borrowing Notice and the Borrowers will then be indebted to the Temporary Lender in such principal amount. The Temporary Lender will credit the amount of the Temporary Loan to an account on its books in the name of the Borrowers or will transmit such amount upon the Borrowers' order.

          (f) Interest Rates on Temporary Loans; Interest Payment Dates; Fees.

          (i) Subject to subsection (f)(ii) below, the Borrowers shall pay to the Temporary Lender interest on the unpaid principal amount of each Temporary Loan for the period commencing on the date of such Temporary Loan until such Temporary Loan shall be paid in full, at the rate per annum equal to the Prime Rate plus the Applicable Margin.

          (ii) Notwithstanding the foregoing, the Borrowers shall pay interest on the Temporary Loans or any installment or portion thereof, and on any other amount payable by the Borrowers under this Section 2.32 (other than interest) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), and at any time after an Event of Default shall have been declared and be continuing, for the period commencing on the due date thereof or on the date of declaration of the Event of Default, as applicable, until the same is paid in full at the applicable Post-Default Rate.

          (iii) Interest on each Temporary Loan shall be payable monthly in arrears commencing on the last day of the first calendar month following the making of each Temporary Loan and on the date of payment in full, except that unpaid interest accrued on a Temporary Loan through any date of conversion into a Loan shall be payable on the last day of the calendar month during which any such conversion occurs.

          (iv) The Borrowers shall pay to the Temporary Lender for its own account a commitment fee on the daily average unused amount of the Temporary Commitment for the period from the date of this Agreement to and including the earlier of the date on which the Temporary Commitment is terminated or the Commitment Termination Date, at the rate of three-eighths of one percent (3/8 of 1%) per annum on the unused Temporary Commitment. Such fee shall be payable quarterly in arrears on the first day of each calendar quarter and on the earlier of the date the Temporary Commitment is terminated or the Commitment Termination Date. Each of the Borrowers acknowledges that the foregoing fee is payable notwithstanding the provisions of this Agreement limiting the outstanding principal amount of all loans, inclusive of Temporary Loans, to the Total Commitment.

          (g) Prepayments of Temporary Loans.

          (i) Subject to the provisions of this subsection (g), the Borrowers shall be permitted to repay and prepay Temporary Loans in whole at any time or in part from time to time without premium or penalty. Partial prepayments hereunder may not be in an amount which is less than Fifty Thousand ($50,000) Dollars and which is not a whole multiple of Fifty Thousand ($50,000) Dollars or such lesser amount as shall prepay the Temporary Loan or Loans in full.

          (ii) The Borrowers shall prepay the Temporary Loans in any event upon which, and in the manner in which, such prepayment is required by Section 2.8 hereof

          (iii) All prepayments shall be made to the Temporary Lender and shall be made together with interest accrued on the amount prepaid and any additional amount which is payable pursuant to Section 2.16 or 2.20 hereof or otherwise.

          (iv) The Borrowers may not prepay the whole or any part of the Temporary Loan Obligations except in accordance with the specific provisions of this Agreement.

          (h) Conversion and Refinancing by Banks at Election of Temporary
Lender.

          At any time (whether or not a Default or an Event of Default exists) the Temporary Lender may, in its sole discretion, determine that it desires to convert the Temporary Loans into Loans under Section 2.1 hereof and desires the Banks to refinance the Temporary Loans. At such time, the Temporary Lender shall notify the Borrowers and the Agent of such fact, the Agent shall then notify the Banks of such determination and, unless any of the events described in Section 8.6 have occurred (in which event the procedures of subparagraph (1) immediately below shall apply), thereafter the Banks shall on the second Business Day after the giving of such notice by the Temporary Lender, advance funds to the Agent for the account of the Temporary Lender in an amount equal to the product of (i) the percentage that such Bank's Commitment represents of the Total Commitment multiplied by (ii) the aggregate outstanding principal balance of the Temporary Loans to be refinanced by the Banks, which funds shall be remitted by the Agent to the Temporary Lender to be applied by the Temporary Lender to refinance the Temporary Loans; provided, however, that no Bank shall be required to advance funds to the Agent in an aggregate amount in excess of the amount of such Bank's Unused Commitment as in effect on such date.

          (i) Participation in Temporary Loans. If, prior to the conversion of Temporary Loans into Loans pursuant to Section 2.32(c) hereof, any of the events described in Section 8.6 shall have occurred, then each Bank shall, on the date such Loan was to have been made, purchase from the Temporary Lender an undivided participating interest in the Temporary Loan in an amount equal to (i) the percentage that such Bank's Commitment represents of the Total Commitment multiplied by (ii) the aggregate outstanding principal balance of the Temporary Loans. Upon request, each Bank will immediately transfer to the Temporary Lender, in immediately available funds, the amount of its participation and upon receipt thereof the

Temporary Lender will deliver to such Bank a Temporary Loan Participation Certificate dated the date of receipt of such funds and in such amount.

               Section 2.33  L/Cs.

          (a) Amount and Expiration.

          (i) Subject to the terms and conditions of this Agreement, any of the Banks may issue one or more Standby L/Cs (in such capacity, each Bank which issues an L/C is sometimes hereinafter referred to as an "Issuing Bank" in respect of such L/Cs issued by it) for the account of an Account Party, provided, however, that no L/C shall be issued if, after giving effect to the issuance of such L/C (i) the aggregate amount of all L/C Obligations and the aggregate amount of all Loans (including Temporary Loans) then outstanding would exceed the lesser of the Borrowing Base or the Total Commitment, and (ii) the aggregate amount of all L/C Obligations then outstanding would exceed Five Million ($5,000,000) Dollars. Subject to the foregoing, the Borrowers may request the issuance of L/Cs under this Section 2.33, repay any drawings thereunder and request the issuance of additional L/Cs under this Section 2.33. The Borrowers shall be jointly and severally liable for any indebtedness, liabilities and obligations of any Account Party under or arising in connection with any L/C. For all purposes of this Agreement, reference to the "Issue" or "issuance" of any L/C or any L/C being "issued" shall include the amendment, supplement or modification of any L/C, including, without limitation, any increase in the amount thereof, or any extension or renewal thereof

          (ii) No L/C shall have an expiration date later than the date which is sixty (60) days prior to the then-scheduled Commitment Termination Date. No L/C may by its terms be automatically renewable, unless consented to in writing by the Agent in the exercise of its sole discretion, subject to the foregoing restriction regarding expiration dates.

          (b) Notice and Issuance, Use of L/Cs.

          (i) The Borrowers shall give notice to the Issuing Bank that wishes to issue the L/C and to the Agent of a request for issuance of any L/C not less than four (4) Business Days prior to the proposed issuance date (which prescribed time period may be waived at the option of the Issuing Bank and the Agent in the exercise of their sole discretion). Each such notice (a "Notice of Issuance") shall specify the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such L/C, (C) expiration date of such L/C, (D) purpose of such L/C, (E) name and address of the beneficiary of such L/C, (F) account party which shall be an Account Party and (G) form of such L/C (which shall be acceptable to both of the Issuing Bank and the Agent in their respective sole discretion). Upon acceptance of the form of the proposed L/C by the Issuing Bank and the Agent and upon fulfillment of the applicable conditions set forth in Article 4 hereof, and subject to execution by the Account Party of any customary Standby L/C application or agreement or other documents required by the Issuing Bank (in each case, and collectively, the "Application Documents"), the Issuing Bank shall make such Standby L/C available to the Borrowers at its office referred to in Section 10.9 hereof or as otherwise agreed with the Borrowers in connection with such issuance. The Agent shall promptly notify each Bank of the stated amount and the expiration of each L/C.

          (ii) Each Notice of Issuance shall be accompanied by a Borrowing Computation which shall include a representation that the issuance of the L/C requested shall not on the date of issuance exceed the Borrowing Availability, as measured as provided (in respect of Loans) in subsection 2.3(b) hereof, and the proviso set forth in such subsection 2.3(b) shall be applicable as well to any Notice of Issuance.

          (iii) The L/Cs shall be requested and issued solely for the purpose of facilitating the purchase of Equipment acquired from the beneficiaries of such L/Cs and for other purposes in each case in the ordinary course of business of the applicable Account Party's Basic Business.

          (c) Reimbursement Obligations.

          The respective account party under each L/C, and the Borrowers, jointly and severally in respect of each and every L/C, shall be obligated to reimburse the Agent, for the account of the Issuing Bank, in immediately available funds at the Principal Office upon demand for drafts drawn and all amounts paid or disbursed under each such L/C (all such amounts so drawn, paid or disbursed until reimbursed are hereinafter referred to as "Unreimbursed Drawings"), with interest on the amount so paid or disbursed from and including the date paid or disbursed until reimbursement in full at the Post-Default Rate. All such interest shall be payable on demand, and shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

          (d) General Unconditional Obligations.

          The obligations of the Borrowers and each Account Party under this Agreement and the Application Documents and any other agreement, instrument or document relating to reimbursement or payment of L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Application Documents, under all circumstances whatsoever, including, without limitation, the following circumstances, whether relating to any one or more L/Cs:

               (i) any agreement between the Borrowers or any Account Party and any beneficiary or any agreement or instrument relating thereto (the "Beneficiary Documents") proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

               (ii) any amendment or waiver of or any consent to departure from all or any of the Beneficiary Documents;

               (iii) the existence of any claim, set off, defense or other rights which any Borrower or any Account Party may have at any time against any beneficiary or any transferee of any L/C (or any persons or entities for whom any beneficiary or any such transferee may be acting), the Issuing Bank, any other Bank, the Agent or any other person or entity, whether in connection with the Agreement, the Beneficiary Documents or any unrelated transaction;

               (iv) any demand presented under any L/C (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

               (v) payment by the Issuing Bank under any L/C against presentation of a demand which does not comply with the terms of such L/C, including, without limitation, the circumstances referred to in clause (iv) above or the failure of any document to bear reference or to bear adequate reference to such L/C;

               (vi) the use to which any L/C may be put or any acts or omission of any beneficiary in connection therewith; or

               (vii) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

          (e) Participation by Banks.

          (i) On the date of issuance of each L/C the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank (excluding, for all purposes of this subsection (e), the Issuing Bank, which shall retain a portion equal to its pro rata share of the Total Commitment) without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank (in each case subject to subsection 2.33(i) hereof), an undivided interest and participation, to the extent of such Bank's pro rata share of the Total Commitment in effect on the date of such issuance, in such L/C, the related Application Documents and all L/C Obligations relating to such L/C and all Loan Documents securing, guaranteeing, supporting, or otherwise benefitting the payment of such L/C Obligation. The Issuing Bank shall furnish to any Bank, upon request, copies of any L/C and any Application Documents as may be requested by such Bank.

          (ii) In the event that any reimbursement obligation under subsection 2.33(c) hereof is not paid when due to the Issuing Bank with respect to any L/C, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks of the amount of such reimbursement obligation and each such Bank shall immediately pay to the Agent, for immediate payment to the Issuing Bank, in lawful money of the United States and in immediately available funds, an amount equal to such Bank's ratable portion of the amount of such unpaid reimbursement obligation. The obligation of each Bank to make payments hereunder shall be absolute and unconditional and irrevocable and shall be made under all circumstances (except as otherwise expressly provided in subsection (i) above), including, without limitation, any of the circumstances referred to in Section 2.33(i)(B) and shall not be subject to any conditions set forth in Article 4 hereof or otherwise affected by any circumstance including, without limitation, (A) the occurrence or continuance of a Default or Event of Default (unless, during any period while the Issuing Bank continues to be the same entity as the Agent, a new L/C is issued while the Agent has knowledge of the existence of a Default not theretofore communicated in writing to all of the Banks and not cured or waived, "knowledge" being deemed exclusively to mean the receipt by the Agent of a notice from a Bank or any of the Borrowers specifying such Default and stating that such notice is a "Notice of Default"); (B) any adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party;
(C) any breach of this Agreement by any of the Borrowers or any other Loan Party or Bank; (D) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank or any Loan Party; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Borrower and each Account Party agrees that any Bank purchasing a participation in any L/C from the Issuing Bank hereunder may, to the fullest extent permitted by law, exercise all of its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of such Borrower or Account Party in the amount of such participation.

          (iii) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any L/C as to which any other Bank has funded its participation pursuant to subsection 2.33(e)(ii) above, the Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof.

          (iv) If any payment received on account of any reimbursement obligation with respect to a L/C and distributed to a Bank as a participant under subsection 2.33(e)(iii) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to any Borrower or any Account Party or otherwise, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

          (f) Fees.

          The Borrowers shall pay to the Agent for the pro rata account of each Bank (computed ratably on the basis of each Bank's Commitment hereunder) a non-refundable letter of credit fee on the face amount of each L/C as in effect on its date of issuance (collectively "L/C Fees", and such shall be deemed included within the term "Fee" as used in this Agreement), which fee shall be at the rate of two and one-quarter (2-1/4%) percent per annum on such face amount of each Standby L/C payable quarterly in advance, in respect of each Standby L/C, commencing on the date of issuance of such L/C and continuing on the last day of each calendar quarter thereafter. In addition, the Borrowers shall pay on demand to the Issuing Bank for the account exclusively of the Issuing Bank (notwithstanding the provisions of subsection 2.27(i) of this Agreement), such standard fees, charges and expenses as are customarily charged or incurred by the Issuing Bank from time to time in connection with the issuance, amendment, transfer, administration or cancellation of or payment under any or all L/Cs.

          (g) Collateral.

          The L/C Obligations shall constitute a portion of the Obligations, and all L/C Obligations of the Borrowers or of any Account Party shall be secured by the Security Documents.

          (h) Additional Costs; Capital Requirements.

               (i) ln the event that any existing or future law or regulation or guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against letters of credit or guaranties issued by or participation therein of, or assets held by or deposits in or for the account of, any Bank or any corporation controlling such Bank or impose on any Bank any other condition regarding this Agreement or any L/C or participation therein or the issuance or acquisition of or participation in such Bank's Commitment relating to L/Cs or similar contingent obligations or the obligation of the Borrowers hereunder with respect to such Commitment (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrowers shall immediately pay to such Bank from time to time as specified by such Bank additional commitment fees which shall be sufficient to compensate such Bank in light of such circumstances together with interest on each such amount commencing five (5) days from the date payment of such additional costs is demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank as aforesaid submitted by such Bank to the Borrowers shall be conclusive, as to the amount thereof. For purposes of this subsection (h) all references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

               (ii) In the event that any Regulatory Change shall: (A) change the basis of taxation of any amounts to any Bank under this Agreement in respect of L/Cs or L/C Obligations (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States or the jurisdiction in which such Bank has its principal office); or (B) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit, letters of credit or guaranties issued by or participation therein of, or other assets of, or any deposits with or other liabilities of, such Bank; or (C) impose any other conditions affecting this Agreement in respect of L/Cs or L/C

Obligations (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (A), (B) or (C) above shall be to increase such Bank's costs of issuing, maintaining, participating in, or acquiring L/Cs and other Commitments of similar type, or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of any of the foregoing or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs"), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrowers shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such increased cost or reduction in amounts receivable by such Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

          (i) Non-Liability.

          Each Borrower and each Account Party assumes all risks of the acts or omissions of any beneficiary or transferee of any L/C with respect to its use of such L/C. Neither the Agent, the Issuing Bank nor any other Bank, nor any of their respective officers or directors, shall be liable or responsible for: (A) the use that may be made of any L/C or any acts or omissions of any beneficiary or transferee in connection therewith; (B) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (C) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a L/C, including failure of any documents to bear any reference or adequate reference to a L/C, except that the Borrowers and the respective Account Party shall have a claim against the Issuing Bank, and such Issuing Bank shall be liable to the Borrowers and such Account Party, to the extent of any direct, but not consequential, damages suffered by the Borrowers or such Account Party that the Borrowers or such Account Party proves were caused by (1) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any L/C comply with the terms of the L/C or (2) the Issuing Bank's willful failure to make lawful payment under a L/C after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the L/C. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall be deemed a part of this Section 2.33 as if incorporated herein in all respects and shall apply to the L/Cs.

          (j) Indemnification.

          The Borrowers jointly and severally agree to indemnify and save harmless the Agent and each Bank including the Issuing Bank, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which such Agent or Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any L/C or any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank or the Agent from paying any amount under any applicable L/C except that no such Person shall be entitled to indemnification for matters caused solely by such Person's gross negligence or willful misconduct.

          (k) Cash Collateralization.

          If any Event of Default shall have been declared and be continuing, the Borrower shall on the Business Day it receives notice from the Agent or the Majority Banks, deposit in an account with the Agent, for the ratable benefit of the Banks, an amount in cash equal to the L/C Obligations as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal over such account. Other than any interest earned on the investment of such deposits in investments permitted under subsection 7.9(a) hereof, which investments shall be made at the option and sole discretion of the Agent, such deposit shall not bear interest. Interest or profits, if any, on such investment shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Agent to reimburse the Issuing Bank for L/C disbursements, (b) to be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time and (c) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations.

          Article 3.  Representations and Warranties.

          Each of the Borrowers hereby represents and warrants to the Banks and the Agent that:

          Section 3.1  Organization.

          (a) Each Borrower and each other Corporate Loan Party is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Exhibit D annexed hereto accurately and completely lists the state of incorporation of the Borrowers and each Corporate Loan Party, the authorized and outstanding shares of common stock of each such corporation, and the owners of the outstanding shares of common stock of each of the Borrowers and each Corporate Loan Party, and the business in which each of such entities is engaged. All of the shares which are issued and outstanding have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on Exhibit D, free and clear of any Lien except as stated on Exhibit D or otherwise provided for herein. Except as set forth on Exhibit D, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of any Borrower or any Corporate Loan Party nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of, the Borrowers or any Corporate Loan Party. Except as set forth on Exhibit D, neither any Borrower nor any Corporate Loan Party has any Subsidiary.

          (b) Except as set forth on Exhibit E annexed hereto, each Borrower and each other Corporate Loan Party is in good standing in its state of incorporation and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Exhibit E hereto in which the character of the properties owned by any Borrower or any of the Subsidiaries or in which the transaction of the business of either any Borrower or any of the Subsidiaries as now conducted requires or will require any Borrower or any of the Subsidiaries to qualify to do business, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Collateral in the Borrowing Base or on the business, operations, financial condition, or properties of any Borrower or any of the Subsidiaries.

          Section 3.2  Power, Authority, Consents.

          Each Borrower and each Loan Party has the power to execute, deliver and perform the Loan Documents and the Transaction Documents to be executed by it or him; each Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement, and each Borrower and each Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents and the Transaction Documents to be executed by it or him. No consent or approval of any Person (including, without limitation, any stockholder of any Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by any Borrower or any other Loan Party, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted thereunder, or the Transaction Documents, except as set forth on Exhibit F annexed hereto, each of which either has been duly and validly obtained on or prior to the date of this Agreement and is now in full force and effect, or is designated on Exhibit F as waived by the Agent, provided, however, that waiver with respect to any consent which individually is material shall require the approval of the Majority Banks.

          Section 3.3  No Violation of Law or Agreements.

          The execution and delivery by each Borrower and each other Loan Party of each Loan Document and Transaction Document to which it is a party and performance by it or him hereunder and thereunder, does not and will not violate any provision of law (including, without limitation, the Williams Act Sections 13 and 14 of the Securities and Exchange Act of 1934 and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations U, G and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) and does not and will not, except as set forth on Exhibit G annexed hereto, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of any Borrower or such other Loan Party, or partnership agreement of any Loan Party or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, document, bond, note or indenture to which any Borrower or any other Loan Party is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of any Borrower or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents.

          Section 3.4  Due Execution, Validity, Enforceability.

          This Agreement and each other Loan Document and Transaction Document to which any Loan Party is a party has been duly executed and delivered by the Loan Party which is a party thereto and each constitutes the valid and legally binding obligation of each Borrower or such Loan Party which is a party thereto, enforceable in accordance with its terms, except that the remedy of specific performance and other equitable remedies are subject to judicial discretion and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally; but such laws shall not materially interfere with the practical benefits of the Security Documents or the security interests or Liens created thereby, except for (a) possible delay, (b) situations which may arise under Chapter 11 of the Bankruptcy Code and (c) equitable orders of the Bankruptcy Court.

          Section 3.5  Properties, Priority of Liens.

          All of the properties and assets owned by each Borrower and each of the Subsidiaries and all of the properties and assets owned by any other Loan Party which properties or assets are covered by a Security Document executed by such Loan Party are owned by each of them, respectively, free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents and as permitted by Section 7.2 hereof. The Liens which have, simultaneously with the execution and delivery either of the Loan Agreement dated June 15, 1990, as amended, by and among, inter alia, LCI, certain lenders and the Agent or of the First Amended and Restated Loan Agreement dated as of December 23, 1992, as amended, by and among, inter alia, the Borrowers, certain lenders and the Agent, the Second Restated Agreement, this Agreement or any amendment of any of them, been created and granted by the Security Documents constitute valid perfected Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except as permitted by Section 7.2 hereof.

          Section 3.6  Judgments, Actions, Proceedings.

          Except as set forth on Exhibit H annexed hereto, there are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or, to the best of each Borrower's knowledge, threatened against or affecting any Borrower, any Corporate Loan Party or any of the Subsidiaries, involving, in the case of any court proceeding, a claim in excess of One Hundred Thousand ($100,000) Dollars individually or Two Hundred and Fifty Thousand ($250,000) Dollars in the aggregate, nor, to the best of each Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor are there any such actions or proceedings in which any Borrower, any Corporate Loan Party or any of the Subsidiaries is a plaintiff or complainant, other than actions instituted by or on behalf of any Borrower for collection of overdue amounts payable to any Borrower in each case in an amount less than $250,000 but not exceeding in respect of all such actions in the aggregate $750,000.

          Section 3.7  No Defaults, Compliance With Laws.

          Except as set forth on Exhibit I annexed hereto, neither any Borrower, any Corporate Loan Party nor any of the Subsidiaries is in material default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and each Borrower, each Corporate Loan Party and each of the Subsidiaries has complied and is in compliance in all respects with all applicable laws, ordinances and regulations non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of any Borrower, any Corporate Loan Party or any Subsidiary or on the ability of any Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party.

          Section 3.8  Burdensome Documents.

          Except as set forth on Exhibit J annexed hereto, neither any Borrower nor any of the other Loan Parties is a party to or bound by, nor are any of the properties or assets owned by any Borrower or any of the Subsidiaries used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.

          Section 3.9  Financial Statements.

          (a) Each of the Financial Statements is correct and complete and presents fairly the consolidated financial position of LCI or LINC Group, respectively, and their respective Subsidiaries, as at its date, and has been prepared in accordance with generally accepted accounting principles (provided that unaudited quarterly financial statements are subject to year-end audit adjustments). Neither LCI nor LINC Group, nor any of their respective Subsidiaries, has any material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements. There has been no material adverse change in the financial position or operations of LCI, LINC Group or any of their Subsidiaries since the date of the latest balance sheet included in the Financial Statements (the "Latest Balance Sheet"). Each of LCI's and LINC Group's fiscal year is the twelve-month period ending on December 31 in each year.

          (b) The Projections have been prepared in conformity with GAAP. The assumptions made in preparing the Projections are reasonable and all material assumptions with respect to the Projections are set forth therein. The Projections present fairly LCI's estimate of the financial position and results of operations of LCI and its Subsidiaries as of the dates and for the periods indicated.

          Section 3.10  Tax Returns.

          Each Corporate Loan Party and each of the Borrowers and its Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof, except for certain amounts which may have been overdue but have since been paid although the Borrowers are not aware of any such overdue amounts. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of any Borrower or the Subsidiaries due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the Latest Balance Sheet, and (b) there are no material claims pending or, to the knowledge of any Borrower, proposed or threatened against any Corporate Loan Party or any Borrower or its Subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

          Section 3.11  Intangible Assets.

          Each Corporate Loan Party and each of the Borrowers and its Subsidiaries possesses, owns or has rights to use all necessary patents, trademarks and service marks, trademark and service mark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademark and service mark rights, trade names, trade name rights and copyrights of any other Person, a complete listing of which is set forth on Exhibit K attached hereto. None of the Borrowers or any of the Foreign Leasing Subsidiaries has used any trade names or assumed names except in connection with advertising and in any event, not in connection with the incurrence of any obligations or liabilities of any kind.

          Section 3.12  Regulation U.

          The proceeds received by the Borrowers or any Subsidiary from the Loans have been and will be used in part for payment of Indebtedness which was incurred for the purpose of purchasing margin stock as such term is defined in
(S) 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221, but the Loans are not secured directly or indirectly by margin stock and accordingly the Loans do not constitute a regulated credit under Regulation U.

          Section 3.13  Name Changes.

          Except as set forth on Exhibit L annexed hereto, neither any Borrower nor any of the Subsidiaries has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

          Section 3.14  Full Disclosure.

          None of the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of any Borrower or any of the Subsidiaries in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to any Borrower, any Corporate Loan Party which has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of any Borrower or any of the Subsidiaries, which fact has not been set forth herein, in the Financial Statements, or a certificate, opinion, or other written statement so made or furnished to the Agent and the Banks.

          Section 3.15  Employee Grievances.
                        -------------------

          Except as set forth on Exhibit M annexed hereto, there are no actions or proceedings pending or, to the best of the knowledge of each of the Borrowers, threatened against the Borrowers or any of the Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate material.

          Section 3.16  Condition of Assets.
                        -------------------

          (a) All of the assets and properties of the Borrowers and the Subsidiaries, which are reasonably necessary for the operation of their respective businesses, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

          (b) Each of the Borrowers has no current knowledge and no reason to believe that any of the assets and properties of the Borrowers and the Subsidiaries subject to a Contract are not in good working condition, ordinary wear and tear excepted, or are not able to serve the function for which they are currently being used.

          Section 3.17   ERISA.
                         -----

          (a) Except as set forth on Exhibit N annexed hereto, each of the Borrowers do not have and has never had, any Plan in connection with which there could arise a direct or contingent liability of each of the Borrowers to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS"). Each of the Borrowers is not a participating employer (i) in any Plan under which more than one employer makes contributions as described in Section 4063 and 4064 of ERISA, or (ii) in a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          (b) Each of the Plans is operated and administered in all respects in accordance with applicable laws including, but not limited to, all applicable provisions of ERISA and the Code, and each of the Borrowers has made all requisite premium payments to the PBGC. Each of the Borrowers is and at all times has been in full compliance with all applicable provisions of ERISA.

          (c) Except as set forth on Exhibit N hereto, no "Reportable Event", as defined in Section 4043(b) of ERISA in respect of any of the Plans has occurred. Each of the Borrowers has not received any notice from the PBGC that any of the Plans is being involuntarily terminated or from the Secretary of the Treasury that any partial or full termination of any of the Plans has occurred and no event shall have occurred, and except as set forth on Exhibit N there exists as of the date of this Agreement no condition or set of circumstances which present a risk of the involuntary termination of any of the Plans. Except as set forth on Exhibit N no termination proceedings with respect to any of the Plans have been commenced.

          (d) No unpaid or contingent liability to the PBGC has been or is expected to be incurred, directly or indirectly, by any Borrower (other than for payment of PBGC premiums in the ordinary course). No event has occurred and there exists no condition or set of circumstances which presents a risk of the termination or partial termination of any Plan which could result, directly or indirectly, in a liability on the part of any Borrower to the PBGC.

          (e) No "prohibited transaction" as defined in Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any of the Plans.

          (f) Each of the Borrowers has made all required contributions under the Plans for all periods through and including December 31, 1996 or adequate accruals therefor have been provided for in the Financial Statements. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived has occurred with respect to any of the Plans.

          (g) The actuarial value of vested benefits required to be funded under or with respect to the Plans did not as of the last valuation date, which in the case of any individual Plan was not earlier than December 31, 1996, exceed the actuarial value of the assets of the Plans allocable to such vested and non-vested benefits by more than $10,000.

          (h) Each of the Borrowers is not a participating employer (i) in any Plan under which more than one employer makes contributions as described in
Section 4063 and 4064 of ERISA, or (ii) in a multiemployer plan as defined in
Section 4001 (a)(3) of ERISA.

          (i) For the purposes of this Agreement, all references to "ERISA" shall be deemed to refer to the Employee Retirement Income Security Act of 1974, as heretofore amended and as it may hereafter be amended or modified, and all regulations promulgated thereunder, and all references to any of the Borrowers in this Section 3.17 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to any of the Borrowers and all other entities which are part of a controlled or affiliated group or under common control with any of the Borrowers within the meaning of Sections 414(b), 414(c) and 415(h) of the Internal Revenue Code of 1986, and Section 4001(a)(2) of ERISA.

          Section 3.18  The Convertible Subordinated Debt Document.
                        ------------------------------------------

          The copies of the Convertible Subordinated Debt Indenture dated as of June 15, 1983 between LCI and United States Trust Company of New York, as trustee and all agreements, instruments and documents executed and delivered in connection therewith, including all exhibits, annexes, and schedules annexed thereto, and all amendments, modifications and supplements heretofore made to any of the foregoing (collectively, all of the foregoing are referred to as the "Convertible Subordinated Debt Documents") heretofore delivered by the Borrowers to the Agent are true, complete and accurate copies thereof. None of the parties to the Convertible Subordinated Debt Documents waived compliance by any of the parties thereto with any term, covenant or condition thereof and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder and no event of default or potential event of default now exists thereunder or will exist after giving effect to the transactions contemplated hereby and by the Transaction Documents.

          Section 3.19  Transaction Documents.
                        ---------------------

          The copies of the Transaction Documents and all agreements, instruments and documents executed and delivered in connection therewith, including all exhibits, annexes, and schedules annexed thereto, and all amendments, modifications and supplements heretofore made to any of the foregoing heretofore delivered by the Borrowers to the Agent are true, complete and accurate copies thereof. None of the parties to the Transaction Documents and all other documents described in this Section 3.19 waived compliance by any of the parties thereto with any term, covenant or condition thereof and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder and no event of default or potential event of default now exists thereunder or will exist after giving effect to the transactions contemplated hereby and by the Transaction Documents. The "Collaboration Agreement" referred to in the Transaction Documents has been terminated.


          Section 3.20  Intentionally Omitted.
                        ---------------------

          Section 3.21  Intentionally Omitted.
                        ---------------------

          Section 3.22  Finders or Brokers.
                        ------------------

          Neither LINC Group nor any of the Borrowers nor any of their respective Affiliates has employed or agreed to employ or made use of the services of any investment banker, broker, finder, intermediary or similar Person in connection with the transactions contemplated by the Loan Documents who might be entitled to a fee or any commission in connection with or upon consummation of any thereof which fee or commission has not yet been paid.

          Section 3.23  Investment Company Act; Public
                        Utility Holding Company Act.
                        ---------------------------

          Neither the LINC Group nor any of the Borrowers nor any Subsidiary of either of them is (i) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "public utility holding company" or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 3.24  Non-Recourse Debt;
                        Cross-Collateralization.
                        -----------------------

          (a) There is no Non-Recourse Debt evidenced by loan documents that provide that (i) the Non-Recourse Lender's security interest in any specific item of equipment, Contract, replacement lease and receivables financed under such Non-Recourse Debt will not be released until the applicable Borrower has fully repaid Indebtedness owed to the Non-Recourse Lender not incurred to finance such specific equipment, Contracts, and receivables or (ii) a default under the Non-Recourse Debt loan documents will also constitute a default for the benefit of said Non-Recourse Lender under other loan documents made or entered into by any Borrower.

          (b) From and after the date of execution and delivery of the Loan Agreement, the representations and warranties made in each letter delivered to and accepted by the Agent pursuant to subsection 2.23(a)(iv) hereof, including each letter substantially in the form of Annex A to the Security Agreements, shall be deemed to supersede the foregoing provisions of subsection (a) in respect of the assets and financing agreements described in each such Annex A letter respectively. The letter dated on or about the date hereof (replacing the letter dated November 13, 1990) from Allen Palles to the Banks (annexed hereto as Schedule 4) regarding the meaning of Non-Recourse Debt shall be deemed a representation and warranty by each of the Borrowers made under this Agreement and shall be deemed incorporated herein.

          (c) Notwithstanding the foregoing or any other provisions contained in this Agreement to the contrary, financing provided to any Borrower by any lending entity which entity (i) finances the purchase and leasing of specific equipment by such Borrower to a particular Lessee and (ii) requires that such equipment and the lease and lease receivables relating thereto serve as collateral not only for such financing but also for financing provided by such entity for the purchase and leasing of other specific equipment by any Borrower to the same Lessee (i.e., cross-collateralization with respect to equipment and leases relating to the same Lessee financed by the same lender), shall not, in and of itself, be deemed to contravene the terms of the foregoing subsections
(a) or (b) (any and all financing provided by a single lending entity which substantially conforms with the foregoing description is herein sometimes referred to collectively with any and all financing provided by an affiliate of such lending entity which financing substantially conforms with the foregoing description, as "Single Lessee Cross-Collateralized Financing"), nor to preclude such equipment and leases, if otherwise eligible in all respects, from being included under such clause of the Borrowing Base as may be applicable, subject to the limitations set forth in respect of Residual Values associated with Single Lessee Cross-Collateralized Financing as set forth in Section (3) of the definition of "Borrowing Base".

          (d) The letter dated on or about the date hereof (replacing the letter dated October 31, 1990) from the Borrowers to the Agent (annexed hereto as
Schedule 5) regarding the "Form of Request for Acknowledgment of Subordination to Lender and Release ("Annex A") and Form of Acknowledgment of Subordination to New Lender and Release ("Annex B") (which letter describes the circumstances under which the replacement or substitution of equipment may occur) shall be deemed a representation and warranty by each of the Borrowers made under this Agreement and shall be deemed incorporated herein.

          Section 3.25  Borrowing Base Reports.
                        ----------------------

          The information set forth in each Borrowing Base Report is true, correct and complete and each asset included in the Borrowing Base conforms with and satisfies the requirements for such item set forth in this Agreement, including, without limitation, under the respective definitions applicable to such assets.

          Section 3.26  Licenses and Approvals.
                        -----------------------

          Each Borrower and each of the Subsidiaries has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations relating to Environmental Matters, to own and operate its properties and to carry on its business as now conducted.

          Section 3.27  No Material Adverse Change from Projections.
                        -------------------------------------------

          There has been no material adverse change from the facts on which the most recently delivered Projections were based.

          Section 3.28  Obligations.
                        -----------

          After giving effect to the transactions contemplated by the Loan
Documents: (a) neither any Borrower nor any Foreign Leasing Subsidiary (i) will be a party to or be bound by any franchise, agreement, deed, contract or other instrument, or be subject to any corporate restriction, which is so unusual or burdensome, so as to cause, in the foreseeable future, a material and adverse effect upon, or impair the financial condition, operations, business, prospects, assets or property of such Borrower or such Foreign Leasing Subsidiary or (ii) intends to incur or believes that it will incur debts beyond the ability of such Borrower or such Foreign Leasing Subsidiary to pay such debts as they become due and (b) each Borrower and each Foreign Leasing Subsidiary (i) owns and will own assets and property, the fair saleable value of which are (A) greater than the total amount of liabilities (including contingent liabilities) of each Borrower or such Foreign Leasing Subsidiary respectively (B) greater than the amount that will be required to pay the probable liabilities of such Borrower's or Foreign Leasing Subsidiary's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Borrower or such Foreign Leasing Subsidiary, respectively and
(ii) has and will have capital that is not unreasonably small in relation to its business as presently conducted or as proposed to be conducted. Each Borrower presently anticipates that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will not be so burdensome as to affect or impair in a materially adverse manner the financial condition, operations, business, prospects, assets or property of any Borrower or any Foreign Leasing Subsidiary.

          Section 3.29   Corporate Structure of LINC Group.
                         ---------------------------------

          The corporate structure of LINC Group and its Subsidiaries is as set forth on Exhibit P.


          Section 3.30  Advertising, Origination and Servicing.
                        --------------------------------------

          The form and content of each Eligible Contract and all documents related to the transaction evidenced thereby, including without limitation, the security related thereto, and all advertising, origination and servicing activities, procedures and materials used in connection therewith comply fully with any and all applicable laws, ordinances, rules and regulations, federal, state and/or local, with respect to the extension of credit and charging of interest, including without limitation, as applicable, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, the Federal Trade Commission Act, the Federal Equal Credit Opportunity Act, any state or local consumer credit protection act or statute, and all federal, state and local laws related to licensing, usury, truth in lending, consumer protection, equal credit opportunity, fair debt collection, unfair and deceptive trade practices, rescission rights and disclosures, and with all rules and regulations thereunder, all as amended, and any disclosures required with respect to any such transaction were and will continue to be made properly and in a timely manner.

          Article 4.  The Closing; Conditions to the Loans.
          ----------  -------------------------------------

          Section 4.1  Conditions Precedent.
                       ---------------------

          The effectiveness of this Agreement and the obligation of each Bank to make and continue to maintain its Loans hereunder shall be subject to the fulfillment (to the satisfaction of the Banks and the Agent) of the following conditions precedent:

          (a) Each of the Borrowers shall have executed and delivered to each Bank its Note including to the Temporary Lender, the Temporary Note.

          (b) LCI shall have executed and delivered to the Agent (i) the Confirmation Agreement and the Agent shall continue to have possession of the certificates evidencing the capital stock pledged by LCI, accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto, (ii) the Subordination Agreement Confirmation, (iii) the Foreign Security Documents required to be delivered pursuant to subsection 2.21(a)(iii), if applicable, which documents shall be satisfactory to the Agent in its sole discretion, and
(iv) all other Loan Documents or Transaction Documents to which it is a party.

          (c) LINC Group shall have executed and delivered to the Agent (i) the Confirmation Agreement, and the Agent shall continue to have possession of the certificates evidencing the capital stock pledged by LINC Group, accompanied by stock powers endorsed in blank and irrevocable proxies relating thereto, and
(ii) the Subordination Agreement Confirmation and all other Loan Documents to which it is a party.

          (d) Quantum shall have executed and delivered to the Agent (i) the Confirmation Agreement, (ii) evidence satisfactory to the Agent of the transfer by Jack Davis of his shareholdings in Quantum to LCI (subject to the Agent's
Lien) and (iii) all other Loan Documents or Transaction Documents to which it is a party.

          (e) Each of the Quantum Shareholders shall have executed and delivered to the Agent (i) the Confirmation Agreement and (ii) the Subordination Agreement Confirmation.

          (f) LES shall have executed and delivered to the Agent (i) its Guaranty, (ii) the Confirmation Agreement, and (iii) the Subordination Agreement Confirmation.

          (g) Each of the Foreign Leasing Subsidiaries shall have executed and delivered to the Agent the Foreign Security Documents required to be delivered pursuant to subsection 2.21 (e)(ii) hereof, if applicable, which documents shall be satisfactory to the Agent in its sole discretion.

          (h) Each of the Borrowers shall have:

               (i) duly executed and delivered to the Agent appropriate Uniform Commercial Code financing statements in order to enable the Agent to perfect and preserve its security interest in the Collateral covered by the Security Documents executed by it, including Uniform Commercial Code financing or assignment statements naming each Lessee or other Obligor included in the Borrowing Base as debtor, the applicable Borrower as secured party and the Agent as assignee;

               (ii) delivered to the Agent the evidence of insurance on the Collateral and such Borrower's liability insurance policies, naming the Agent as loss payee or additional insured as required by the Security Documents;

               (iii) delivered to the Agent each of the other documents and instruments required to be delivered in connection with a Borrowing Computation;

               (iv) delivered to the Agent all fixture filings in form and substance satisfactory to the Agent and in appropriate form for filing relating to all Equipment included in computation of the Borrowing Base which constitutes or may constitute fixtures (except as may otherwise be provided in the definition of the Borrowing Base), which filings shall conform with the list of all locations in which such filings must be made set forth on the schedules to the Security Documents or otherwise; and

               (v) otherwise duly complied with all of the terms and conditions of the Security Documents.

          (i) No event of default or potential event of default exists or will exist with respect to the Convertible Subordinated Debt or under the LFC Subordinated Debt Documents as a result of the execution and delivery of the Loan Documents and performance thereunder.

          (j) The Banks and the Agent shall have received, all in form and substance satisfactory to the Banks and the Agent, the Projections for calendar years 1997 and 1998 certified as true and complete by the Borrowers.

          (k) The Banks and the Agent shall have received a Borrowing Computation, Borrowing Base Report and all other documents required to be delivered together with a Borrowing Computation, and the Borrowing Base shall be sufficient to enable the Borrowers to maintain the Loans.

          (l) Allen Palles, counsel to the Borrowers and Subsidiaries, shall have delivered his opinion with respect to the transactions contemplated by this Agreement to, and in form and substance satisfactory to, the Agent.

          (m) The Borrowers, LINC Group and the Subsidiaries of LINC Group shall have executed and delivered to the Agent the Subordination Agreement Confirmation and the

Agent shall have received a copy of all promissory notes and other instruments, if any, evidencing the subordinated debt covered by the Intercompany Subordination Agreement.

          (n) The Agent shall have received the list of insurance required to be in effect under Section 6.8 hereof to the extent different from the list previously delivered to the Agent and the Banks.

          (o)  The Agent shall have received the following:

               (i) Copies of the Convertible Subordinated Debt Documents and LFC Subordinated Debt Documents, certified as true and complete by the Borrowers;

               (ii) All of the consents, approvals and waivers referred to on Exhibit F annexed hereto, except only those which, as stated on Exhibit F, shall not be delivered;

               (iii) The certificate of incorporation or similar organizational document of each of the Borrowers and each Foreign Leasing Subsidiary, certified as of a recent date by the Secretary of State of their respective states of incorporation or appropriate authority;

               (iv) Certificates certified by the Secretary of State of Illinois reflecting the Borrowers' qualification to do business under their assumed names in the State of Illinois, and any assumed name certificates from other states listing names under which the Borrowers may transact business;

               (v) The by-laws or similar document of each of the Borrowers and each Foreign Leasing Subsidiary, certified as true and complete by their respective secretaries or assistant secretaries or appropriate authorities;

               (vi) All corporate action taken by each Corporate Loan Party (including the shareholders of each Corporate Loan Party) to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party and which it is executing simultaneously herewith;

               (vii) Good standing certificates or telegrams as of dates not more than sixty (60) days and two (2) days, respectively, prior to the date of this Agreement, with respect to each of the Borrowers from the Secretary of State of each of their respective states of incorporation and from such other states of qualification as the Agent may request and similar certificates from the appropriate authorities with respect to the Foreign Leasing Subsidiaries;

               (viii) An incumbency certificate (with specimen signatures) with respect to each of the Borrowers and LINC Group;

               (ix) The forms of Contract and related documents, security agreement, purchase orders and documents used in connection with all of the foregoing used by any Borrower or any Foreign Leasing Subsidiary in connection with its business, including, without limitation, any form of documents used by LINC Capital Partners Division;

               (x) A copy of the Quantum Shareholders' Agreement, certified as true and complete by the Borrowers; and

               (xi) A copy of the Credit Policy Manual, the Credit Scoring Model and the Emerging Growth Credit Scoring Matrix.

          (p) The Agent shall have received results of lien searches, audits, analysis, surveys, reviews and inspections with respect to the Collateral in form and substance satisfactory to the Agent including, without limitation, a field examination (at the Borrowers' expense) by an outside accounting firm or consulting firm, subject to approval by the Agent, of the operations of each Borrower with results satisfactory to the Agent and the Lenders.

          (q) The Agent shall have received the fees referred to in Section 2.4(b) hereof, pursuant to a separate agreement executed by the Borrowers and the Agent, and the Agent shall be satisfied as to payment of all other fees and expenses relating to the Loan Documents due on or before the date of this Agreement.

          (r) (i) The Borrowers and the Foreign Leasing Subsidiaries shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement and the other Loan Documents;

               (ii) There shall exist no Event of Default or Default hereunder; and

               (iii) The representations and warranties contained in Article 3 of this Agreement shall be true and correct on the date hereof,

and the Agent shall have received a certificate to the foregoing effect dated the date of this Agreement, certifying, inter alia, that the conditions set forth in this subsection are satisfied on such date.

          (s) The Agent shall have received evidence that each of the Borrowers shall have satisfied its obligations under Section 2.26(a) hereof.

          (t) All legal matters incident to the effectiveness of this Agreement shall be reasonably satisfactory to the Agent and counsel to the Agent.

          Section 4.2  Conditions to Subsequent Loans and L/Cs.
                       ---------------------------------------

          The obligation of each Bank to make each Loan subsequent to its initial Loan and the obligation of the Issuing Bank to issue each L/C shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

          (a) In respect of each requested Loan, the Agent shall have received a Borrowing Notice in accordance with Section 2.3 hereof, together with a Borrowing Computation with respect to such Loan and all other documents required to be delivered in connection with a Borrowing Computation and Borrowing Notice.

          (b) (i) The Borrowers and the Foreign Leasing Subsidiaries shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement and the other Loan Documents and no Default or Event of Default shall have occurred and be continuing;

               (ii) In respect of each requested L/C, the Issuing Bank and the Agent shall have received a Notice of Issuance in accordance with Section 2.33 hereof together with (A) a Borrowing Computation with respect to such L/C, (B) all other documents required to be delivered in connection with a Notice of Issuance and Borrowing Computation, (C) all Application Documents, and the Issuing Bank shall have been paid any and all fees then due in accordance with the terms of Section 2.33 hereof,

               (iii) None of the events described in subsection 8.1l(b)(i) shall have occurred (provided that this clause (iii) shall be deemed of no force or effect if the conditions of subsection 8.1l(b)(ii) shall have been satisfied in full prior to the date of the proposed subsequent Loan or L/C (as the case may be));

               (iv) The representations and warranties contained in Article 3 hereof shall be true and with the same effect as though such representations and warranties had been made at the time of the making of such Loan or L/C (as the case may be) except for changes which were made in the ordinary course of business, not material and not prohibited by this Loan Agreement; and

               (v) The Agent shall have received a certificate to the foregoing effect dated the date of such Loan or L/C (as the case may be) and effective as of such date, certifying, inter alia that the conditions set forth in this subsection (b) are satisfied as of such date (provided that such shall not be required to be delivered in connection with a conversion of a Loan from one type into another type which conversion does not result in an increase in the outstanding principal amount of the Loans).

          (c) All legal matters incident to such proposed Loan or L/C shall be satisfactory to the Agent and counsel to the Agent.

               Article 5. Delivery of Financial Reports, Documents and Other Information.

               While the Commitments are outstanding and so long as any Loan remains outstanding and so long as any L/C Obligations remain outstanding and so long as the Borrowers are indebted to the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, LINC Group and each of the Borrowers, as applicable, shall deliver to each Bank the following, provided, however, that documents under Sections 5.3, 5.6, 5.7 and 5.8 shall be required to be delivered only to the Agent:

               Section 5.1   Annual Financial Statements and Budgets.

               (a) Annually, as soon as available, but in any event within one hundred five (105) days after the last day of each of LINC Group's or the Borrowers' (as applicable) fiscal years, consolidated and consolidating balance sheets of LINC Group, each of the Borrowers (the consolidating balance sheet of LCI shall set forth separately the financial information for LINC Capital Partners Division), respectively, in each case together with their respective Subsidiaries, as at such last day of the fiscal year applicable to such entity, and consolidated and consolidating statements of operations or income, cash flows, and stockholders' equity (such consolidating statements of LCI shall set forth separately the financial information for LINC Capital Partners Division), for such fiscal year, each prepared in accordance with GAAP and, as to the consolidated statements, certified without qualification by KPMG Peat Marwick or another firm of independent certified public accountants satisfactory to the Agent (provided that any of the "Big Six" accounting firms, or their successors by merger, shall be deemed satisfactory), as fairly presenting the financial position and the results of operations of LINC Group and the Borrowers, respectively, in each case together with their respective Subsidiaries, as at and for the year ending on each of its respective dates and as having been prepared in accordance with generally accepted accounting principles as to such consolidating statements;

               (b) Annually, as soon as available, but in any event within one-hundred twenty (120) days after the last day of each of the Borrowers' fiscal years, a Residual Realization Report for the Borrowers in form acceptable to the Agent, and a Borrowing Base Report, each reviewed by KPMG Peat Marwick or another firm of independent certified public accountants satisfactory to the Agent (provided that any of the "Big Six" accounting firms, or their successors by merger, shall be deemed satisfactory);

               (c) Annually, as soon as available, but in any event within one hundred twenty (120) days after the last day of each fiscal year of the Borrowers and all in form and substance acceptable to the Agent: an analysis of all Equipment owned and/or managed by the Borrowers; a list of the fifteen (15) largest customers of each of the Borrowers and of LINC Capital Partners Division; and a description of guarantees and contingent liabilities;

               (d) Annually, as soon as available, but in any event within ninety (90) days after the last day of each respective fiscal year of the Borrowers and each of the Borrowers'

Subsidiaries, the annual budget of the Borrowers and each such Subsidiary for the then-current fiscal year and Projections for the then-current and the immediately following fiscal year; and

               (e) Promptly upon receipt thereof, copies of all other reports submitted to any of the Borrowers by its independent accountants in connection with any annual or interim audit or review of the books of such Borrowers made by such accountants.

               Section 5.2  Quarterly Financial Statements.

               As soon as available, but in any event within sixty (60) days after the end of the first three fiscal quarterly periods applicable to LINC Group and each of the Borrowers, consolidated and consolidating balance sheets of LINC Group and each of the Borrowers (the consolidating balance sheet of LCI shall set forth separately the financial information for LINC Capital Partners Division), in each case together with their respective Subsidiaries, as of the last day of such applicable quarter and consolidated and consolidating statements of income and changes in shareholders equity, and consolidated cash flow (such consolidating statements of LCI shall set forth separately the financial information for LINC Capital Partners Division), and on a comparative basis with figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each of such statements to be certified in a certificate of the president, chief financial officer or treasurer of LINC Group and each of the Borrowers, respectively, as fairly presenting the financial position and the results of operations of LINC Group and each of the Borrowers in each case together with their respective subsidiaries, as at its respective date and for such Applicable Quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments), which certificates shall also contact a detailed calculation indicating compliance with the covenants contained in
Section 6.9 and Article 7 hereof and shall be accompanied by the delinquency certificates described in Section 5.11.

               Section 5.3  Other Information.

               Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, or otherwise relating to the business, affairs and conditions of the Borrowers and its Subsidiaries as the Agent may reasonably request from time to time.

               Section 5.4  No Default Certificate.

               At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2, a Compliance Certificate (including financial covenant calculations) of the president, chief executive or financial officer or treasurer of the Borrowers.

               Section 5.5  Certificate of Accountants.

               At the same time as it delivers the financial statements required under the provisions of Section 5.1, a certificate of the independent certified public accountants of LINC Group and the Borrowers to the effect that during the course of their audit of the operations of LINC Group and the Borrowers and their respective Subsidiaries and their respective condition as of the end of the fiscal year, nothing has come to their attention which would indicate that an Event of Default or Default hereunder has occurred or that there was any violation of the covenants of the Borrowers contained in Section 6.9 or Article 7 of this Agreement, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

               Section 5.6  Copies of Documents.

               Promptly upon their becoming available, copies of any (a) financial statements, projections, non-routine reports, notices (other than routine correspondence) and requests for waivers, in each case, delivered by the Borrowers or any of the Subsidiaries to any lending institution (other than the Banks) to which any of the Borrowers owes Recourse Debt or Partial Recourse Debt in excess of $100,000 in principal amount; (b) correspondence or notices received by any of the Borrowers from any federal, state or local governmental authority which regulates the operations of any of the Borrowers or any of its Subsidiaries, relating to an actual or threatened change or development which would be materially adverse to any of the Borrowers or any Subsidiary, (c) written reports submitted by any of the Borrowers or any of their Subsidiaries by its independent accountants in connection with any annual or interim audit of the books of any of the Borrowers or its Subsidiaries made by such accountants;
(d) any appraisals received by any of the Borrowers or any of their Subsidiaries with respect to the properties or assets of any of the Borrowers or its Subsidiaries; and (e) copies of any non-routine notices received by LFC from any holder of the LFC Subordinated Debt.

               Section 5.7   Notices of Defaults.

               (a) Promptly, notice of the occurrence of a Default or an Event of Default hereunder, or a default or an event of default under any of the Transaction Documents, or an event which would constitute or cause a material adverse change in the condition, financial or otherwise, of the operations of any of the Borrowers or any of the Subsidiaries.

               (b) Promptly, notice of any bankruptcy or insolvency proceeding (including, without limitation, appointment of any receiver, trustee, liquidator, custodian or conservator) which shall have been commenced by or against any Obligor, or of any action, corporate or otherwise, relating to, or acquiesced in, with respect to any such proceeding taken by an Obligor.

               Section 5.8  ERISA Notices.

               (a) Concurrently with such filing, a copy of each Form 5500 which is filed with respect to each Plan with the IRS; and

               (b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to any of the Borrowers or any Subsidiary; (ii) copies of all actuarial valuations received by any of the Borrowers with respect to any Plan; and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to any of the Borrowers with respect to the intent of the PBGC to institute involuntary termination proceedings.

               Section 5.9  Borrowing Base Reports and Supporting Documents.

               (a) Monthly, as soon as all the following are available, but in any event, within thirty (30) days after the end of each immediately preceding calendar month a Borrowing Base Report (a "Monthly Borrowing Base Report"), provided that the Monthly Borrowing Base Report shall not be required to be accompanied by the supporting documents specified in the following clauses (i),
(ii), (iv) and (vi)-(ix), which supporting documents shall only be required to accompany each quarterly Borrowing Base Report, setting forth a listing of all Contracts which are then included in the Borrowing Base with respect to which any event resulting in a required prepayment hereunder shall have occurred (whether or not waived by the Borrowers or applicable Foreign Leasing Subsidiary); evidence satisfactory to the Banks and the Agent that the provisions of this Agreement (including, without limitation, Sections 6.16 and 6.17 hereof) have been complied with in respect of such assets, in each case dated as at the first day of the month succeeding the month which is the subject of the Report, and calculated based on the assumption that all amounts owing under the Contract Receivables Clause, Emerging Growth Contract Clause, the Accounts Receivable Clause, the Rental Equipment NBV Clause, and the Finished Goods Inventory and Receivables Clause are current; and the following additional information:

                    (i) Contract Receivables Clause and Emerging Growth Contract Clause: (A) in the case of a Lease, Lease number, Lessee, Invoiced Cost of Equipment, Present Value of the Balance of Payments during the remainder of the Initial Term, and delinquency status; and (B) in the case of an Equipment Note, CSA or Third Party Note, contract number, Obligor, Invoiced Cost of Equipment, Present Value of the Balance of Payments during the remainder of its term, and delinquency status; and (C) in respect of any of the foregoing, a listing of those assets that have been included in computation of the Borrowing Base for more than 365 days;

                    (ii) Residual Value Clause: Lessee; lease number; write-down, if any, of the original booked Residual Value; original Invoiced Cost of Equipment;

                    (iii) Accounts Receivable Clause: accounts receivable summary by aging category and accounts receivable type; list of accounts receivable greater than 90 days past due and not yet charged off,

                    (iv) Inventory Clause: for equipment with net book value in excess of $100,000, date of inclusion in Borrowing Base under applicable clause; type of Equipment; net book value; number of days Equipment has been in inventory;

                    (v) Rental Equipment NBV Clause: summary of rental equipment included in the Borrowing Base, with the summary to set forth separately the equipment models that have not been subject to, nor identified nor committed to, a Rental Agreement for a period of greater than four months;

                    (vi)   Finished Goods Inventory and Receivables Note Clause:
Contract number, Obligor, principal balance and delinquency status; and analysis by industry of Obligors based on approximate percentage of different industries represented;

                    (vii) With respect to all clauses of the Borrowing Base: whether the subject Equipment constitutes a motor vehicle or a fixture or an aircraft; the identity of any holder of a Lien other than the Agent;

                    (viii) Recourse Liabilities: with respect to the Borrowers and each Foreign Leasing Subsidiary separately in respect of all Excludable Amounts, the amount, the lender or other obligee or payee, and the assets to which such Liabilities relate or (if contingent) may relate; and

                    (ix) Sales, Use and Property Taxes: the amount of sales, use and property taxes billed to Lessees or other obligors and not paid in full within ninety (90) days following the invoice date or due and unpaid by any Borrower or any Foreign Leasing Subsidiary; if requested by the Majority Banks, a detailed description of the nature, obligor and aging of such amounts due.

               (b) Monthly, from and after the Term Conversion Date, a detailed report regarding all cash receipts arising from transactions relating to assets included under any clause of the Borrowing Base.

               Section 5.10  Insurance Coverage.

               All material changes in insurance coverage for both property and life insurance, but in any event any change effecting a reduction in coverage or in the amount of coverage.

               Section 5.11  Accounts Receivable Aging Report; Other
                             Information.

          (a) Monthly, as soon as available, but in any event within 30 days following the end of each month, a detailed aged accounts receivable aging report showing accounts receivable (including rental agreements) and the balance of payments on Contracts past due for each of the Borrowers as the last day of the immediately preceding month in the following categories: 0-30 days; 31-60 days; 61-90 days; 91-120 days; and 121 days and over and, in each case, to specify separately receivables owned by each Borrower and each Subsidiary, third party receivables financed by any Borrower and securitized receivables not reflected on the balance sheet of any Borrower and any Subsidiary separately; and in respect of any Contracts included in the Borrowing Base for more than 365 days, detail indicating by name of the Obligor under any such Contract, the amount included in respect of such Obligor and its Affiliates in each clause of the Borrowing Base, and the period of inclusion, in excess of such 365 days, measured in 30 day increments;

               (b) Within ten (10) Business Days' following consummation of any securitization transaction and portfolio/pool financings, a list of all assets submitted in the bid for inclusion in any such transaction.

               Article 6.   Affirmative Covenants.

               While the Commitments are outstanding and so long as any Loan remains outstanding and so long as any L/C Obligations remain outstanding and so long as the Borrowers are indebted to the Banks and the Agent, and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, each of the Borrowers shall and shall cause each of the Subsidiaries to do or cause to be done each of the following:

               Section 6.1  Books and Records.

               Keep proper books of record and account in a manner consistent with past practice and generally accepted accounting principles in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

               Section 6.2   Inspections and Audits.

               Permit the Banks and the Agent to make or cause to be made, at the Borrowers' expense, inspections and audits of any books, records and papers of the Borrowers and each of their Subsidiaries and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrowers and their Subsidiaries, on reasonable notice, at all such reasonable times and as often as the Agent may reasonably require, and in any event on an annual basis, in order to assure that each of the Borrowers is and will be in compliance with its obligations under the Loan Documents or to evaluate the Banks' investment in the then outstanding Notes.

               Section 6.3  Maintenance and Repairs.

               Maintain or cause to be maintained by the Lessees or other Obligors, as the case may be, in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

               Section 6.4  Continuance of Business.

               Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business (as defined in Section 7.7 hereof), including, without limitation, the qualification of each of the Borrowers and each Subsidiary to do business as a foreign corporation in each jurisdiction in which failure to so qualify could have a material adverse effect on the business, operations, financial conditions or properties of any of the Borrowers or any such Subsidiary.

               Section 6.5  Copies of Corporate Documents.

               Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Agent copies of any amendments or modifications to its and any of its Subsidiaries' certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of the corporation.

               Section 6.6   Perform Obligations.

               (a) Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrowers, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

               (b)  Perform all its obligations under each of the Contracts.

               Section 6.7   Notice of Litigation.

               Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Two Hundred Fifty Thousand ($250,000) Dollars, affecting any of the Borrowers or any of the Subsidiaries whether or not fully covered by insurance, and regardless of the subject matter (excluding, however, any actions relating to workmen's compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

               Section 6.8  Insurance.

               (a) Maintain with or at responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses each such policy with loss payable endorsements naming the Agent as loss payee, or in respect of liability insurance, additional named insured and in each case referring to "the Agent as Agent; Attn: Leasing Division", with such endorsements to be effective regardless of breach by the lessee or warranties, declaration or conditions in such policy and stating that the insurer shall give the Agent thirty (30) days written notice of any nonpayment or nonrenewal thereof, all in form and substance satisfactory to the Agent; file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby, the first of which lists is as set forth on Exhibit Q annexed hereto; and, within

30 days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request;

               (b) Maintain at its own expense or cause others to maintain all risk insurance on each item of Equipment in an amount, if maintained by a Lessee or other Obligor, at least equal to the stipulated loss value thereof as set forth in the Contract, as the case may be, and if maintained by any Borrower or Foreign Leasing Subsidiary, equal to amounts customarily maintained by lessors or secured parties, as the case may be, in comparable positions and liability insurance with respect to each item of Equipment in amounts customarily maintained by similar businesses;

               (c) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC;

               (d) Take the actions described in Section 6.17 hereof relating to insurance maintained by Lessees or other Obligors, as the case may be.

               Section 6.9   Financial Covenants.

               (a) With respect to LCI and its Subsidiaries including LFC and its Subsidiaries, on a consolidated basis, at the end of each calendar quarter commencing with the quarter ending March 31, 1997, have minimum Adjusted Tangible Net Worth in an amount not less than (i) Eighteen Million ($18,000,000) Dollars plus seventy-five (75%) percent of consolidated net income (with no deduction for losses) commencing from the calendar quarter ending March 31, 1997 and subsequent quarters thereto;

               (b) With respect to LCI and its Subsidiaries including LFC and its Subsidiaries, on a consolidated basis, at all times maintain a maximum ratio of (i) Total Recourse Liabilities to (ii) Adjusted Tangible Net Worth not in excess of 4:1;

               (c) With respect to LCI and its Subsidiaries excluding LFC and its Subsidiaries, on a consolidated basis, at the conclusion of each twelve-month period ending on the last day of each calendar quarter have Debt Service Coverage for the twelve-month period then ended of not less than 2:1; and

               (d) With respect to LCI and its Subsidiaries excluding LFC and its Subsidiaries, on a consolidated basis, at the conclusion of each twelve-month period ending on the last day of each calendar quarter have Cash Flow Coverage for the twelve-month period then ended of not less than 1.05:l.

               Section 6.10   Reportable Events.

               (a) Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrowers intend to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

               (b) Promptly notify the Agent in writing if the Borrowers or any other Loan Party receives: any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against any of the Borrowers or such other Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that any of the Borrowers or such other Loan Party is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice together with a statement of the action the Borrowers or such other Loan Party intends to take with respect thereto.

               Section 6.11  Comply with ERISA.

               Comply with all applicable provisions of ERISA now or hereafter in effect.

               Section 6.12  Upgrades and Add-ons.

               The Borrowers shall deliver to the Agent, not later than simultaneously with any upgrade of or add-on to any Equipment included in the Borrowing Base, from any lender which has a Lien on such Equipment but does not finance such upgrade or ad-on, the written agreement of such lender to the effect that such lender's Lien in the lease payment or receivables arising in connection with such Equipment inclusive of such upgrades and add-ons shall not include the payments or receivables attributable to such upgrade or add-on.

               Section 6.13  Intentionally Omitted

               Section 6.14  Intentionally Omitted

               Section 6.15  Environmental Compliance

               Operate all property owned or leased by it such that no obligation, including a cleanup obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien or charge (prior to that in favor of the Agent) on any property of any of the Borrowers or any other Loan Party; provided, however, that in the event that any such claim is made or any such obligation arises, the Borrowers or such other Loan Party shall, at their own cost and expense, immediately satisfy such claim or obligation.

               Section 6.16  Possession of Leases.

               (a) Clearly and conspicuously mark each file and the first page of each Equipment schedule (each such schedule itself (if related to a lease and not a CSA) a Lease incorporating the terms of a Master Lease), included in any of the Contract Receivables Clauses of the Borrowing Base to indicate that a security interest in the lease or CSA, as the case may be, to be perfected by possession may only be perfected by possession of the counterpart copy marked "Counterpart No. 1"; (b) at all times maintain possession of said counterpart copy of each Lease or CSA, as the case may be, included in any of the Contract Receivables Clauses of the Borrowing Base marked "Counterpart No. l."; (c) maintain in each Master Lease a statement to the effect that only the Equipment schedule marked "Counterpart 1", and not such Master Lease, constitutes chattel paper the possession of which can perfect a security interest; (d) eliminate all legends stamped on any Lease or any CSA included in any of the Contract Receivables Clauses of the Borrowing Base indicating any interests of any Person in such Lease other than the Agent upon inclusion of such Lease in the Borrowing Base, and endorse each such Lease file and Equipment schedule (each such schedule itself a Lease incorporating the terms of a Master Lease) and each such CSA, upon inclusion in the Borrowing Base, with the following legend imposed by indelible stamp or typed within the Equipment Schedule:

               THIS [LEASE] [CONDITIONAL SALES AGREEMENT] (AND EQUIPMENT SCHEDULE [AND MASTER LEASE] THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF, AND IS HELD IN TRUST FOR THE BENEFIT OF [FLEET BANK, N.A.] AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT AND RELATED DOCUMENTS (AS THE SAME MAY BE AMENDED);

and (e) deliver the original, duly endorsed "Pay to the Order of [the Agent]", of each Equipment Note, each Third Party Note, each Receivables Note and each Finished Goods Inventory Note included in any of the Contract Receivables Clauses or the Finished Goods Inventory Note and Receivables Note Clause of the Borrowing Base to the Agent, who shall maintain possession thereof.

               Section 6.17  Lessee Insurance Policies.

               Prior to inclusion of any asset in the Borrowing Base, the Pre-Computation value of which exceeds $100,000, require each Obligor who is required to maintain insurance on any asset in the Borrowing Base and to its insurance policy issuer, to deliver to the Borrowers a loss payee endorsement which shall name the applicable Borrower and its successors and assigns as loss payee as their interests may appear; provided that, at the Agent's request, the Borrowers shall require the Obligor to cause the Agent specifically to be named as loss payee with respect to Equipment related to a Contract included in the Contract Receivables Clause.

               Section 6.18  Motor Vehicles.

               No later than 45 days after the date hereof, deliver certificates of title with respect to any motor vehicles owned by the Borrowers and included in the Borrowing Base in form sufficient for filing (with applicable fees paid) to the applicable state authorities to enable such authorities to endorse the Lien of the Agent thereon.

               Section 6.19  Credit Scoring Models.

               (a) Consistently adhere to the Credit Scoring Model, Emerging Growth Credit Scoring Matrix, or Loan Scoring Model, as applicable, and adhere to the Credit Policy Manual and Loan Policy Manual in respect of all Contracts; and

               (b) Subject to the provisions of Section 7.20 hereof, no later than 10 days after any amendment, modification or other revision of the Emerging Growth Credit Scoring Matrix, the Credit Scoring Model, the Loan Scoring Model, the Credit Policy Manual or the Loan Policy Manual deliver a copy thereof, as so amended, modified or revised, to the Agent.

               Section 6.20  Finished Goods Inventory Loans; Receivables Loans.

               To the extent relevant to any Borrower, maintain all necessary licenses, permits or certificates necessary to maintain its authority to do business in each jurisdiction in which any Finished Goods Inventory Loan or Receivables Loan may be originated by such Borrower, and maintain all licenses necessary to originate such Loans in such jurisdiction.

               Section 6.21  Origination and Servicing of Loans.

               (a) Conduct a substantial part of all negotiations relating to each Finished Goods Inventory Loan and Receivables Loan in the State of Illinois.

               (b) Fund all Finished Goods Inventory Loans and Receivables Loans in the State of Illinois.

               (c) Maintain, with respect to those Borrowers making Finished Goods Inventory Loans and Receivables Loans, their only offices in the State of Illinois with its principal office in Illinois.

               (d) Require approval of the terms of all Finished Goods Inventory Loans and Receivables Loans by the relevant Borrower's principal office in Illinois.

               (e) Require payment of principal and interest under any Finished Goods Inventory Note and Receivables Note to be made at the relevant Borrower's principal office located in Illinois.

               (f) Require all Finished Goods Inventory Notes and Receivables Notes, and all documents and instruments executed in connection therewith to contain a choice of law provision set forth conspicuously in bold face capitalized type designating the law of the State of Illinois as the law governing such Note and the transaction evidenced thereby and under which disputes shall be determined.

           Article 7. Negative Covenants.
                      ------------------

          While the Commitments are outstanding and so long as any Loan remains outstanding and so long as any L/C Obligations remain outstanding and so long as the Borrowers are indebted to the Banks and the Agent and until payment in full of the Notes and full and complete performance of all of their other obligations arising hereunder and under the Loan Documents, the Borrowers shall not and shall not permit any of their Subsidiaries to do, agree to do, or permit to be done, any of the following; provided, however, that the following covenants (other than the covenant in Section 7.19) shall not apply to LFC and its Subsidiaries except as and to the extent expressly set forth in Section 7.19 below:


           Section 7.1 Indebtedness.
                       ------------

          Create, incur, permit to exist or have outstanding any Indebtedness, except:

          (a) Indebtedness of the Borrowers to the Banks and the Agent under this Agreement and the Notes;

          (b) (i) In each case, as to any of the following incurred and continuing in the ordinary course of business: taxes, assessments and governmental charges, non-interest bearing accounts payable, Equipment payables and accrued liabilities, in any case not more than ninety 90 days past due from the original due date thereof, or if such liabilities are more than ninety (90) days past due such liabilities are as of such ninetieth day being contested in good faith and by appropriate proceedings and to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the applicable Borrowers and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties; provided, however, that non-interest bearing accounts payable and other accrued liabilities excluding those specifically listed above in this clause (i) which in the aggregate do not exceed Two Hundred Fifty Thousand ($250,000) Dollars at any one time may be more than ninety (90) days past due from the original due date thereof so long as no such liability or liabilities individually or in the aggregate could have a material adverse effect on any of the Borrowers or any of their Subsidiaries and in each case each such liability shall have been incurred and shall be continuing in the ordinary course of business; and

          (ii) non-interest bearing deferred liabilities other than for borrowed money (e.g., prepaid income, deferred compensation and deferred taxes), and non-interest bearing liabilities which are not shown as liabilities on the balance sheets of any of the Borrowers or any of their Subsidiaries and other than for borrowed money such as under maintenance contracts and agreements to purchase equipment pursuant to a lease naming a Borrower or Subsidiary as lessor, and liabilities to employees of any Borrower or any Subsidiary, in each case as to any of the above incurred and continuing in the ordinary course of business;

          (c) Indebtedness secured by the security interests referred to in subsection 7.2(c) hereof and capitalized lease obligations, in each case incurred only if, after giving effect thereto, the limit on capital expenditures set forth in Section 7.13 hereof would not be breached;

          (d) Subordinated Debt; provided, however, that none of the Borrowers shall make any payment of principal, interest, premium or fees in respect of the Subordinated Debt if any Default or Event of Default hereunder then exists or would exist after giving effect to any such payment;

          (e) Permanent Secured Debt, now existing or hereafter incurred (to the extent permitted under the definition of such term, including compliance with the representations made in Section 3.24 hereof);

          (f) Obligations of LCI to repurchase certain lease receivables and equipment from Special Purpose Entities, whether in the form of guaranties or otherwise; provided, however, that such obligations may only be satisfied in the event that LFC defaults in its obligations with respect thereto under the Sale and Assignment Agreement or the Servicing Agreement, which obligations are unsecured or secured by cash collateral in amounts acceptable to the Agent;

          (g) Indebtedness of any Special Purpose Entity which Subsidiary is formed after the date of this Agreement; provided, however, that the Borrowers shall have delivered to the Agent such agreements, instruments and documents relating to any Special Purpose Entities as the Agent may reasonably request from time to time, and the Borrowers shall notify the Agent at least seven (7) Business Days prior to the consummation of any securitization transaction involving a Special Purpose Entity;

          (h) With respect to Foreign Subsidiaries, Indebtedness to the Borrowers comprised of the Foreign Subsidiary Loans upon and subject to the terms and conditions set forth in this Agreement;

          (i) Indebtedness under the Convertible Subordinated Debt Documents in existence on the date hereof;

          (j) As specifically permitted under subsection 7.9(b) hereof;

          (k) Unsecured debt for borrowed money not to exceed Two Million ($2,000,000) Dollars in the aggregate; and

          (l) As permitted on Exhibit R annexed hereto.

          Section 7.2  Liens.
                       -----

          Create, or assume or permit to exist, any Lien on any of the properties or assets of any of the Borrowers or any of their Subsidiaries, whether now owned or hereafter acquired, except:

          (a)  Those created and granted by the Security Documents;

          (b)  Permitted Liens;

          (c) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interest on motor vehicles and equipment acquired by any of the Borrowers or any Subsidiary (but excluding from the right under this subsection (c) to grant such purchase money and similar Liens or arrangements any such motor vehicles and equipment purchased for the purpose of lease or similar transaction as part of the Basic Business except that the exclusion in this parenthetical shall not apply to Permitted Borrowing Base Encumbrances or in respect of assets not included in the Borrowing Base on which a manufacturer has a purchase money security interest prior to payment to such manufacturer of the purchase price thereof) (hereinafter referred to individually as a "Purchase Money Security Interest") with the proceeds of the Indebtedness referred to in this subsection 7.2(c); provided, however, that:

               (i) The transaction in which any Purchase Money Security Interest is imposed to be created is not then prohibited by this Agreement;

               (ii) Any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrowers; and

               (iii) The Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrowers or any Subsidiary;

          (d) The interests of the lessor under any capitalized lease permitted hereunder;

          (e) The liens of Newcourt permitted under the Subordination Agreements to which Newcourt is a party; and

          (f) As set forth on Exhibit S annexed hereto.

          (g) In the case of a Lease, the interests of the Lessee under such Lease;

          (h) In the case of an Equipment Note or CSA, the interests of the Obligor in the Equipment securing or covered by such Equipment Note or CSA and any other Lien in the Equipment granted by the Obligor to another Person so long as such Lien is subordinate to the interest of the Applicable Company and the Agent on terms such that the subordinate Lienholder cannot exercise any remedies prior to payment in full of all of the Obligor's obligations to the Applicable Company and, as assigned, the Agent and otherwise substantially similar to a form of intercreditor agreement submitted to and approved in advance by the Agent;

          (i) In the case of a Third Party Note, the interests of the Obligor and lessee in the Third Party Lease, and any other Lien in the Equipment granted by the Obligor to another Person so long as such Lien is subordinate to the interests of the Applicable Company and the Agent on terms such that the subordinate Lienholder cannot exercise any remedies prior to payment in full of all of the Obligor's obligations to the Applicable Company and, as assigned, the Agent and otherwise substantially similar to a form of intercreditor agreement submitted to and approved in advance by the Agent;

          (j) In the case of Equipment sold to an Applicable Company, with or without a related Contract, a subordinate interest retained by the seller upon the sale, on a discounted basis, of such Equipment and Eligible Contract so long as the purchase agreement between the Borrower and such seller is assignable to and has been assigned to the Agent and the interest of the seller is subordinate on terms such that the seller cannot exercise any remedies prior to recovery in full of all interests of the Borrower and, as assigned, the Agent in such Equipment and Eligible Contract.

          Section 7.3  Guaranties.
                       ----------

          Except as set forth in Section 7.1 hereof, assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness (other than purchases, sales, leases and guarantees to vendors relating to the business transactions of Foreign Leasing Subsidiaries in the aggregate not to exceed Two Million ($2,000,000) Dollars, in each case in the ordinary course of the applicable Borrower's or any Foreign Leasing Subsidiary's business), or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

               Section 7.4  Mergers, Acquisitions.

               Merge or consolidate with any Person (whether or not the applicable Borrower or any Subsidiary is the surviving entity) or become a general partner of any partnership or acquire all or substantially all of the assets or any of the capital stock of any Person or acquire any portion of the assets in the form of a lease portfolio of any Person, (a) except that the Borrowers may make Investments in the form of formation of Subsidiaries upon the terms set forth in Section 7.9 hereof; and (b) except that the Borrowers may acquire assets in the form of a lease portfolio of a Person so long as (i) the purchase price (including assumption of Indebtedness and stock issuances) does not exceed Twenty-Million ($20,000,000) Dollars, annually, individually or in the aggregate in respect of all such acquisitions, (ii) at least eighty (80%) percent of the Contracts purchased (measured by aggregate dollar amount payable thereunder) satisfy the Borrowers' criteria for originations as set forth in the Credit Policy Manual, the Credit Scoring Model, the Emerging Growth Credit Scoring Matrix, (iii) the Banks shall have received a detailed description of the proposed acquisition of a lease portfolio not later than seven (7) Business Days prior to the proposed consummation of any such acquisition; and (iv) no Default or Event of Default exists as of the date of any such acquisition.

               Section 7.5 Redemptions, Distributions.

               (a) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of any of the Borrowers or any of the Subsidiaries now or hereafter outstanding or set apart any sum for any such purpose; provided, however, that the Borrowers may purchase or repurchase shares of the capital stock of Quantum from the individual shareholders of Quantum but only upon the following terms and conditions:

                    (i) the Borrowers shall have delivered to the Banks and the Agent not less than seven (7) days prior notice of the Borrowers' intention to make such a purchase, which notice shall specify the amount of the payment (in cash or other consideration) to be made and the proposed date of the payment;

                    (ii) no Default or Event of Default then exists or, as of the date of proposed payment, would exist after giving effect to any such payment, as confirmed in writing by the Borrowers delivered to the Agent;

                    (iii) the aggregate amount of all such payments while any of the Obligations is outstanding shall not exceed Two Hundred Fifty Thousand ($250,000) Dollars; or,

               (b) Declare or pay any dividends or make any distribution of any kind on any Borrower's or Subsidiary's outstanding stock, or set aside any sum for any such purpose, except that:

               (i) any Borrower may declare or pay any dividend payable solely in shares of its common stock;

               (ii) Special Purpose Entities and Foreign Leasing Subsidiaries may and shall pay Upstream Payments to the applicable Borrower in an amount requisite to, and for the purpose of enabling such Borrower to use the proceeds thereof to, satisfy its obligations under subsection 2.8(b) hereof to the extent permitted by applicable law;

               (iii) subject to the terms of subsection 7.9(b) hereof, in the event that the Adjusted Tangible Net Worth of LCI and its Subsidiaries other than LFC, on a consolidated basis, based upon audited financial statements, exceeds the minimum Adjusted Tangible Net Worth required to be maintained hereunder as in effect on any date of determination hereunder then LCI may declare or pay a dividend in an amount not greater than the lesser of (1) the amount of such excess on the date(s) of such payment or declaration and (2) the amount of any dividend or liquidating distribution received by LCI from LFC, provided that in any event (x) no Default or Event of Default exists or would exist after giving effect thereto as confirmed in writing by the Borrowers to the Agent; and (y) LCI may not declare or pay such dividend prior to the termination and repayment in full of the LFC Subordinated Debt;

               (iv) LFC shall declare and pay dividends to LCI on a quarterly basis, after the termination of and repayment in full of the LFC Subordinated Debt, in an amount not less than all cash of LFC in excess of any amounts necessary to provide for the payment of obligations of LFC reflected on LFC's balance sheet to unrelated third parties (such as, for example, sales and use taxes and security deposits);

               (v) the Borrowers may declare or pay a dividend to LINC Group for the purpose of enabling LINC Group to repurchase shares of its capital stock or stock options with respect thereto; provided, however, that (A) the amount of all dividends declared and paid for such purpose may not exceed One Million ($1,000,000) Dollars per fiscal year in the aggregate in accordance with the terms of any agreements in effect on the date hereof and (B) no Default or Event of Default then exists or would exist after giving effect thereto, as confirmed in writing by the Borrowers delivered to the Agent; and

               (vi) any Subsidiary of LCI may declare and pay dividends to LCI, provided that no Default or Event of Default exists or would exist after giving effect thereto as confirmed in writing by the Borrowers to the Agent.

               Section 7.6  Stock Issuance.

               Issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of any Borrower or any of its Subsidiaries.

               Section 7.7  Changes in Business.

               Make any material change in its business which is the Basic Business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business of the Basic Business (subject at all times to and conditioned on the continuing lien on and security interest in all proceeds thereof in favor of the Agent) and for a fair consideration; or dispose of any shares of its stock or any Indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of any such stock or accounts receivable (except in the ordinary course of business of the Basic Business and for a fair consideration); provided, however, that:

               (a) the proceeds of any sale or lease of Equipment which results in an obligation to make a prepayment under Section 2.8 hereof shall be applied as and within the period set forth in such Section 2.8;

               (b) LCI shall be entitled at its option to transfer to LINC Capital Partners, Inc. (LCI's wholly-owned Subsidiary) the assets held in the LINC Capital Partners Division of LCI upon and subject to the following terms and conditions: (i) the Agent shall have received at least ten Business Days' prior written notice of LCI's intention to effect such a transfer; (ii) the Agent shall have received such agreements, instruments and documents (including substitute promissory notes) as the Agent may reasonably request in order to confirm that LINC Capital Partners, Inc. is a party to and bound by the Loan Agreement and the Notes in the same manner as if LINC Capital Partners, Inc. had been named a Borrower hereunder and in such event the Banks and the Agent shall execute and deliver, if required by the Agent, an amendment to the Loan Agreement and new Notes in confirmation of the foregoing, in each case, in form and substance satisfactory to the Agent, and (iii) the Agent and its counsel shall be satisfied in the exercise of their sole discretion that the Banks and the Agent shall suffer no adverse effect as a result of any such transfer to LINC Capital Partners, Inc. and the execution and delivery of the agreements, instruments and documents relating thereto;

               (c) in any event, without limiting the generality of the foregoing, none of the Borrowers nor their Foreign Leasing Subsidiaries shall cease to engage in the Basic Business; and

               (d) during the continuance of any Default or Event of Default, sales of assets which sales otherwise constitute the Basic Business shall not be permitted unless the proceeds of any such sale are used simultaneously to prepay the Obligations hereunder and cure the existing Defaults and Events of Default and such sales would not otherwise impair the overall value of the Collateral or repayment of the Loans in the judgment of the Agent in its sole discretion.

               Section 7.8  Prepayments.

               Make any voluntary or optional prepayment of any amounts outstanding under: (a) any Subordinated Debt except for the Convertible Subordinated Debt, provided that prepayments of the Convertible Subordinated Debt shall only be allowed if no Event of Default hereunder then exists or would exist after giving effect to such prepayment; or (b) any other Indebtedness that is permitted to be incurred hereunder if after giving effect to the prepayment under any such other Indebtedness a Default or an Event of Default would then exist hereunder (except any prepayment required as a result of a Contract termination).

               Section 7.9  Investments.

               Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of any of the Borrowers or any of their Subsidiaries, except:

               (a)  Investments in:

                    (i) obligations issued or guaranteed by the United States of America;

                    (ii) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than Two Hundred Fifty Million ($250,000,000) Dollars;

                    (iii) open market commercial paper bearing investment grade credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm; and

                    (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than One Hundred Million ($100,000,000) Dollars relating to United States of America government obligations;

in each case maturing or being due or payable in full not more than 180 days after the Borrowers' acquisition thereof;

               (b) Investments made on or following the date of execution and delivery of this Agreement, but only upon and subject to the following terms and conditions:

                    (i) Investments by the Borrowers in any one or more of their respective Subsidiaries which Subsidiaries exist on the date of this Agreement, provided that (A) no Investment may be made in LFS or LFC other than the Investments existing on the date hereof as described in Exhibit T hereto; (B) notwithstanding any of the foregoing, the Borrowers may make or have, as applicable, Investments in an aggregate amount not to exceed $3,000,000 at any time in (i) Subsidiaries that are Special Purpose Entities, and (ii) Subsidiaries that are not Special Purpose Entities but only in an aggregate amount not to exceed $1,000,000 (of such maximum $3,000,000) at any time; and (C) in no event shall any of the terms of this Agreement be construed to permit either of the Borrowers to borrow from any Subsidiary or Affiliate except for the other Borrower.

                    (ii) (A) All of the foregoing Investments in the form of Indebtedness and the repayment of such Indebtedness shall be subject to the terms and conditions of the Subordination Agreement; (B) neither any of the Borrowers nor any Subsidiary shall be permitted to make at any time any contribution or other similar payment to any Person, including, without limitation, to any of the Borrowers or any Subsidiary, relating to such Person's payment on any guaranty or similar obligation; (C) the maximum amount of Indebtedness described in the preceding clauses of subsection (i) shall be deemed at all times to include equity investments (and not solely loans) made by any of the Borrowers in any of the Subsidiaries or LINC Group or its Affiliates; and

                    (iii) No Investment shall be made under this subsection (b) on a date when a Default or Event of Default exists or would exist after giving effect to the making of such Investment;

               (c) Finished Goods Inventory Loans and Receivables Loans made in the ordinary course of the Applicable Companies' Basic Business to Obligors in industries acceptable to the Agent and in accordance with customary lending practices, the Loan Policy Manual and the Loan Scoring Matrix;

               (d) Investments in the form of secured or unsecured loans to officers of any of the Borrowers in the aggregate principal amount at any time outstanding not to exceed $500,000; and

               (e) Investments existing on the date of execution and delivery of this Agreement described on Exhibit T annexed hereto, but only in the amunts and to the extent set forth thereon.

               Section 7.10  Fiscal Year.
                             -----------

               Change its fiscal year or change the fiscal year of LINC Group.

               Section 7.11  ERISA Obligations.
                             -----------------

               (a) Be or become obligated to the PBGC other than in respect of annual premium payments in excess of Fifty Thousand ($50,000) Dollars.

               (b) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 the Code, as in effect or hereafter amended or supplemented, in excess of Fifty Thousand ($50,000) Dollars.

               Section 7.12  Amendment of Documents.
                             ----------------------

               Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its certificate of incorporation or by-laws, any of the documents relating to the Convertible Subordinated Debt, the Quantum Shareholders' Agreement, the non-recourse provisions of any Non-Recourse Debt, the subordination provisions of any agreements or instruments of Indebtedness, any documents relating to transactions with affiliates (other than arm's length transactions with affiliates insuring in the ordinary course of business as permitted in subsection 7.16), or any of the Transaction Documents; provided, however, that the Transaction Documents may be amended so long as any such amendment is immaterial or not adverse to the Borrowers, the Agent or the Banks in the judgment of the Agent, and so long as a copy of any such proposed amendment is provided to the Agent prior to the execution thereof, provided, further, that (a) any amendment, modification or supplement to the Note Purchase Agreement shall have been consented to by the Agent; and (b) in no event shall the Transaction Documents be amended in any respect to modify the subordination provisions thereof or the defined terms in such documents which would affect or modify the subordination provisions therein.

               Section 7.13  Capital Expenditures.
                             --------------------

               Make or be or become obligated to make capital expenditures, as defined in accordance with GAAP, in the aggregate for the Borrowers and the Subsidiaries in excess of (a) One Million ($1,000,000) Dollars for the fiscal year ending in 1997 and (b) Five Hundred Thousand ($500,000) Dollars in any subsequent single fiscal year.

               Section 7.14 Rental Obligations.
                            ------------------

               Enter into, or permit to remain in effect, any lease, as lessee (other than capitalized leases which are governed by Section 7.13 hereof, if, after giving effect thereto, the aggregate amount of all rentals and other obligations, including, without limitation, all percentage rents and additional rent, due from the Borrowers and the Subsidiaries thereunder (net of sub-lease rents received) in any single calendar year would exceed One Million Two Hundred Fifty Thousand ($1,250,000) Dollars.

               Section 7.15  Management Fees.
                             ---------------

               Except as otherwise permitted in subsections 7.16(b) or (c), pay, or be or become obligated to pay, any management fees (including, without limitation, advisory and consulting fees and fees in respect of services rendered in connection with the management or supervision of the management of any of the Borrowers or their Affiliates) to any shareholder, director, officer or employee of any of the Borrowers or Person controlled by the shareholder, director or officer except in an aggregate amount in any single fiscal year not exceeding $5,000 with respect to all the Borrowers.

               Section 7.16  Transactions with Affiliates.
                             ----------------------------

               Except as expressly permitted by this Agreement, directly or indirectly: (i) make any Investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate; provided, however, that (a) payments on Investments expressly permitted by Section 7.9 hereof may be made subject to the terms thereof, (b) any Affiliate who is an individual may serve as an employee or director of any of the Borrowers or any Subsidiary and receive reasonable compensation for his or her services in such capacity, except that LCI may pay for his services in such capacity, (c) any Borrowers or any Subsidiary may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services (so long as such services are not in the nature of management or consulting services) or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Borrower or a Subsidiary as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate, and (d) any Subsidiary or any Borrower may enter into any transaction with another Subsidiary or any Borrower may enter into any transaction with another Subsidiary or any Borrower which is not prohibited by this Agreement or any of the other Loan Documents.

               Section 7.17  Changes in Calculation of Net Book Value.
                             ----------------------------------------

               Change the basis on which any of the Borrowers calculate net book value, depreciation policy (it being understood that Quantum's depreciation policy is seven (7) years to zero salvage value), residual value estimations, expense capitalization or other factors significantly affecting the calculation of net book value or Invoiced Cost with respect to Equipment from any of the methods or policies described in Exhibit U annexed hereto, except if such change is required for compliance with generally accepted accounting principles, and in any event, the policies respecting all such calculations shall be subject to approval by the Agent which shall receive (30) days notice from the Borrowers of any change that affects residual values.

               Section 7.18  Matters Regarding Quantum.
                             -------------------------

               (a) Fail to deliver to the Agent prompt notice regarding any dispute between any Borrower or any of its directors or officers, on the one hand, and Quantum or any of its directors or officers, on the other hand; or

               (b) Fail to file Financing Statements naming each Lessee as debtor/lessee, Quantum as secured party/lessor, and the Agent as assignee upon the terms and conditions set forth in Section 2.25(c) hereof.

               Section 7.19  Business of LFC.
                             ---------------

               Permit LFC or any of its Subsidiaries to (a) engage in any business other than the run-off, winding-up and managing of its existing portfolio of equipment leases, equipment financings and equipment Residual Values acquired by LFC pursuant to the Sale and Assignment Agreement or owned by its Subsidiaries on the date hereof (including, without limitation, renewing, extending or refinancing leases included in such existing portfolio or owned by its Subsidiaries), (b) incur any Indebtedness other than the LFC Subordinated Debt and other than of the type described in subsection 7.1(b) hereof (excluding, however, liabilities for new equipment payables) or create any Liens other than Permitted Liens (so long as Permitted Liens are consistent with the preceding limitation on incurrence of Indebtedness), (c) make any Investments (which term shall not be deemed to refer to any interest of LFC in residuals of its currently existing portfolio entered into in the ordinary course of business) other than Investments in instruments of the type set forth in subsection 7.9(a) hereof or (d) replace or refinance the LFC Subordinated Debt or from and after final repayment of all obligations under the LFC Subordinated Debt, take any action in contravention of the other provisions of this Article 7, which provisions shall, after such repayment of the obligations under the LFC Subordinated Debt, be deemed applicable to LFC and LFC's Subsidiaries.

               Section 7.20  Credit Scoring Models and Policies.
                             ----------------------------------

               Amend, modify or otherwise revise the Credit Policy Manual, the Credit Scoring Model or the Emerging Growth Credit Scoring Matrix, and after acceptance thereof by the Banks and the Agent, the Loan Policy Manual or the Loan Scoring Model, in any material way or in a manner adverse to the Banks or the Agent.

               Section 7.21  Limitations on Loans.
                             --------------------

               (a) Include any Finished Goods Inventory Loan or Receivables Loan in computation of the Borrowing Base, unless and until each Applicable Company shall have executed and delivered to the Banks and the Agent (i) a copy of its Loan Policy Manual and Loan Scoring Model, and (ii) if requested by the Agent a note assignment agreement supplementing the LCI Assignment of Contracts pledging to the Agent all of such Applicable Company's right, title and interest in and to any and all Finished Goods Inventory Notes, Receivables Notes and Contract Collateral.

               (b) (i) Make, or commit to make, any Finished Goods Inventory Loan or Receivables Loans (A) other than in the ordinary course of business, and in accordance with its customary lending practices as set forth in the Loan Policy Manual and the Loan Scoring Model, and (B) unless the Applicable Company reasonably believes that such Loan constitutes, or upon funding will constitute, an Eligible Contract.

                    (ii) Other than in the ordinary course of business, consistent with its credit policy as set forth in the Loan Scoring Model and the Loan Policy Manual, grant any extension of the time of payment of any Finished Goods Inventory Loan or Receivables Loan, compromise or settle any Finished Goods Inventory Loan or Receivables Loan for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                    (iii) Fail to file upon making a Finished Goods Inventory Loan or a Receivables Loan, all required financing statements in order to assure that the Applicable Company receives a first priority perfected security interest in the Contract Collateral related thereto.

               Section 7.22  Certain Inactive Subsidiaries.
                             -----------------------------

               Permit or suffer any Subsidiary (excluding LFC and Quantum) to engage in any business activities or to acquire any assets (other than immaterial assets not exceeding $250,000 in the aggregate in market value) or have any Investments or incur any Indebtedness or liabilities except in order to maintain corporate existence and except as otherwise in existence on the date of this Agreement as set forth on Exhibit D or on Exhibit T annexed hereto.

               Article 8     Events of Default.
               ---------     -----------------

               If any one or more of the following events ("Events of Default") shall occur and be continuing, the Commitments shall terminate (except for the obligation under Section 2.32 hereof to convert the Temporary Loans into Loans made under Section 2.1 hereof and except for the obligations of the Banks under
Section 2.33 hereof in respect of the purchase of participation in the L/Cs from the Issuing Bank) and the entire unpaid balance of the principal of and interest on the Notes or the Temporary Loan Note outstanding and all other obligations and Indebtedness of the Borrowers to the Banks and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrowers by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by each of the Borrowers. References in this Article 8 to Subsidiaries shall be deemed to include LFC and LFC's Subsidiaries in respect of provisions of this Agreement expressly applicable to them and otherwise from and after the final repayment of all obligations under the LFC Subordinated Debt, notwithstanding any provision contained in this Article 8 to the contrary.

               Section 8.1   Payments.
                             --------

               Failure to make any payment or mandatory prepayment of principal upon any Notes or the Temporary Loan Note or to make any payment of any Fee when due, or, to make any payment or mandatory prepayment of interest within five (5) Business Days after such payment or prepayment is due; or failure to reimburse any Unreimbursed Drawing when due; or,

               Section 8.2   Covenants.
                             ---------

               Failure to perform or observe any of the agreements of any of the Borrowers or the Subsidiaries contained in Section 6.9 or 6.17 or Article 7 hereof, or,

               Section 8.3   Other Covenants.
                             ---------------

               (a) Failure by any of the Borrowers to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, including, without limitation, the Notes, the Temporary Loan Note, or any of the Security Documents, which shall remain unremedied for a period of 15 days after notice thereof shall have been given to the Borrowers by the Agent or for a longer period of time not to exceed an additional 30 days as is needed to complete action expeditiously begun within such initial 15 day period, to remedy such failure, but such longer period shall be permitted only if in the judgment of the Agent such additional 30 days is a reasonable period to complete actions begun within the initial 15 day period to remedy such failure and only if there is no adverse impact upon the Collateral or the Banks' and the Agent's interest therein in the reasonable judgment of the Agent; or,

               (b) Failure by any Subsidiary to perform or observe any term, condition or covenant of any of the Loan Documents to which it is a party, including, without limitation, the Security Documents, which shall remain unremedied for a period of 15 days after notice thereof shall have been given to the Borrowers by the Agent or for a longer period of time not to exceed an additional 30 days as is needed to complete action expeditiously begun with in such initial 15 day period, to remedy such failure, but such longer period shall be permitted only if in the judgment of the Agent such additional 30 days is a reasonable period to complete actions begun within the initial 15 day period to remedy such failure and only if there is no adverse impact on the Collateral or the Agent's and the Banks' interest therein in the reasonable judgment of the Agent; or,

               Section 8.4   Other Defaults.
                             ---------------

               (a) Failure to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which any Borrower or any Subsidiary (other than LFC or its Subsidiaries except to the extent referred to in Section 8.12 hereof) is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, any of the Indebtedness covered by any documents relating to the Convertible Subordinated Debt or to the Partial Recourse Documents (collectively a "Debt Instrument") (other than Non-Recourse Debt that does not exceed One Million ($1,000,000) Dollars in the aggregate), so that, as a result of any such failure to perform the Indebtedness included therein or secured or covered thereby may be declared or may become due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

               (b) Any event or condition referred to in any Debt Instrument (other than documents relating to Non-Recourse Debt all of which Debt does not exceed One Million ($1,000,000) Dollars in the aggregate) shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared or may become due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

               (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument (other than documents relating to Non-Recourse Debt all of which Debt does not exceed One Million ($1,000,000) Dollars in the aggregate); provided, however, that the provisions of this Section 8.4 shall not be applicable to any Debt Instrument which relates to or evidences Indebtedness which, on the date this Section 8.4 would otherwise be applicable thereto, is in principal amount of less than $500,000 unless and until the aggregate principal amount of all such Debt Instruments otherwise excluded from the provisions of Section 8.4 and in respect of which the conditions of clause (a), (b) or (c) then apply, would exceed One Million ($1,000,000) Dollars; or,

               Section 8.5   Representations and Warranties.
                             ------------------------------

               Any representation or warranty made in writing to the Banks or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or,

               Section 8.6   Bankruptcy.
                             ----------

               (a) Any Borrower or any of the Subsidiaries other than LFC and its Subsidiaries shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any Borrower or any Subsidiary other than LFC and its Subsidiaries shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty (30) days or more; or any order for relief shall be entered in any such proceeding; or any Borrower or any of the Subsidiaries other than LFC and its Subsidiaries by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or,

               (b) Any Borrower or any of the Subsidiaries other than LFC and its Subsidiaries shall generally not pay its debts as such debts become due; or,

               (c) Any Borrower or any of the Subsidiaries other than LFC and its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid during any period while either any such Borrower or any of such Subsidiaries is insolvent; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof, or,

               Section 8.7   Judgments.
                             ---------

               Any judgment against any of the Borrowers or any of the Subsidiaries other than LFC and its Subsidiaries or any attachment, levy or execution against any of its properties for any amount in excess of $250,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more; or,

               Section 8.8   ERISA.
                             -----

               (a) With respect to any Borrower, the termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or,

               (b) Failure by any Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or,

               Section 8.9   Ownership of Stock of the Borrowers.
                             -----------------------------------

               (a) LINC Group shall at any time own, beneficially and of record, less than 100% of all of the issued and outstanding shares of capital stock of LCI having ordinary voting rights for the election of directors, or permit any Lien thereon other than the Agent's Lien, except as permitted by
Section 7.2 hereof; or

               (b) LCI shall at any time own, beneficially and of record, less than 100% of all the issued and outstanding shares of capital stock of LFC or less than 80% of all the issued and outstanding shares of capital stock of Quantum, in each case having ordinary voting rights for the election of directors, or permit any Lien thereon other than the Agent's Lien, except as permitted by Section 7.2 hereof; or

               Section 8.10  Liens.
                             -----

Any of the Liens created and granted to the Agent under the Security Documents shall fail to be valid, first, perfected Liens, subject to no prior or equal Lien, except as permitted by Section 7.2 hereof, except that, upon the conditions set forth in the following clauses (a) and (b), no default under this
Section 8.10 will be deemed to exist until the violation of any of the terms of this Section 8.10 first occurs in respect of Collateral which has in the aggregate a value (as determined by the Agent) of Five Hundred Thousand ($500,000) Dollars or more, but only if (a) any collateral having an aggregate value below Five Hundred Thousand ($500,000) Dollars which fails to be subject to the Liens in favor of the Agent is withdrawn from the Borrowing Base immediately upon any of the Borrower's awareness of the occurrences of the event which gave rise to the failure hereunder, and (b) the failure was caused by the related Lessee or Obligor and not by any Borrower or its Subsidiaries; or

               Section 8.11  LINC Group.
                             ----------

               (a) Ownership of the issued and outstanding shares of capital stock of LINC Group shall change or such shares shall have been transferred such that Martin E. Zimmerman, Allen Palles and A. Luc Pols shall cease in the aggregate to have and retain voting control, with in any event at least fifty-one (51 %) percent of the voting stock of LINC Group, at all times being held by Martin E. Zimmerman; except that upon at least ten (10) days' prior written notice to the Agent, Martin E. Zimmerman or Allen Palles or
A. Luc Pols may transfer shares of LINC Group to his children or spouse or trusts for the benefit of any of them so long as (i) Martin E. Zimmerman continues at all times to have voting control with respect to the stock of LINC Group; (ii) prior to any such transfer to children, spouse, or trusts, any such aforementioned transferee of Martin E. Zimmerman, Allen Palles or A. Luc Pols agrees in writing not to make any further transfers and to be bound by the provisions and prohibitions set forth in this Section 8.1l(b), and (iii) a legend is placed on any stock certificates transferred to any children, spouse or trusts to such effect; or

          (b) (i) Martin E. Zimmerman or Allen Palles shall cease for any reason whatsoever, including, without limitation, death or disability (as such cessation shall be determined in the sole and absolute judgment of the Majority Banks) to be executive officers of each of the Borrowers or to actively participate in the management of each of the Borrowers, or (ii) if such cessation shall occur as a result of the death or such disability, no successor satisfactory to the Majority Banks, in their sole discretion, shall have become and shall have commenced to perform the duties of an executive officer of each of the Borrowers within sixty (60) days after such cessation; provided, however, that if any satisfactory successor or successors shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of either of Martin E. Zimmerman or Allen Palles or both in this Section 8.11; or

          Section 8.12  LFC Reimbursement for Special Purpose Entities.

          (a) LFC shall fail to satisfy its obligations under the Sale and Assignment Agreement arising out of the assumption by LFC of the obligations of LCI under its servicing, credit enhancement and other documents relating to Special Purpose Entities, including, without limitation, the obligation to repurchase defaulted leases, or (b) an "Event of Default" under the Servicing Agreement shall have occurred and be continuing.

          Article 9.   The Agent.

          Section 9.1  Appointment, Powers and Immunities.

          Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Bank, nor is the Agent acting in a fiduciary capacity of any kind under the Loan Documents or in respect thereof or in respect of any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by any of the Borrowers or any of the other Loan Parties to perform any of its obligations hereunder or under the other Loan Documents, except that the Agent shall undertake to file continuation statements for the Financing Statements filed naming the Agent as secured party, subject to the next sentence. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

          Section 9.2  Reliance by Agent.

          The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Majority Banks, or such other number of Banks as is specified in
Section 10.6 hereof, and such instructions of the Majority Banks or other number of Banks as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          Section 9.3  Events of Default.

          The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or any of the Borrowers specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, except as otherwise provided in Section 10.6 hereof.

          Section 9.4  Rights as a Bank.

          With respect to its Commitments and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any of the Borrowers or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers or its Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to account for the same to the Banks.

          Section 9.5  Indemnification.

          The Banks shall indemnify the Agent (to the extent not reimbursed by the Borrowers under Sections 10.1 and 10.2 hereof (or under applicable provisions of other Loan Documents)), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the Security Documents) or the enforcement of any of the terms hereof or of the Security Documents, or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          Section 9.6  Non-Reliance on Agent and Other Banks.

          (a) Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents.

          (b) Each Bank acknowledges that any statements, written or oral, as to the financial condition or credit worthiness of any of the Borrowers or any of their Affiliates or the value or composition of the collateral, and any related matters made by any of the Borrowers or any of their Affiliates or Fleet in anticipation of the closing of the transactions contemplated by this Agreement or made on or after the date of this Agreement, including, without limitation, any audits or reviews of Borrowing Base Reports are and shall be based on documents and material made available to Fleet by any of the Borrowers and Persons affiliated with it or acting on their behalf and, accordingly, the accuracy and completeness and thoroughness of such documents and materials and the conclusions drawn therefrom are the sole responsibility of the Borrowers and persons acting on their behalf. Any past or future review of these materials was and shall be undertaken by Fleet for its own benefit and internal use as a Bank hereunder, and any characterization thereof, or conclusions drawn therefrom if any, were or are or shall be shared with other Banks solely as a courtesy. Fleet disclaims any responsibility or liability, express or implied, for the data set forth therein, and any characterization of, or conclusions by and from, such data as to the financial condition or credit analysis of any of the Borrowers or any other Loan Party, the value or composition of the Collateral and any appraisal of it, or any other matter.

          (c) The Agent shall not be required to keep itself informed as to the performance or observance by any of the Borrowers of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the Security Documents, or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of any of the Borrowers, which may come into the possession of the Agent or any of its Affiliates.

          Section 9.7  Failure to Act.

          Except for action expressly required of the Agent hereunder, or under the Security Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          Section 9.8  Resignation or Removal of Agent.

          (a) The Agent may resign at any time by giving not less than 10 days prior written notice thereof to the Banks and the Borrowers, and the Agent may be removed at any time with or without cause by the Majority Banks upon not less than 10 days prior written notice thereof executed by the Majority Banks and delivered to the Banks, the Agent and the Borrowers. In the event of any such resignation by Fleet, LaSalle National Bank shall, without further action being required hereunder, become the successor Agent. For purposes of this Section 9.8, in the event that one or more Banks abstains or otherwise chooses not to participate the selection of any successor Agent, the term Majority Banks shall be deemed to mean Banks having the same percentage of the aggregate amount of the Commitments (if no Loans are then outstanding hereunder) or the Loans (if any Loan is then outstanding hereunder), as the case may be, as if the abstaining Bank's Commitment or Loans, as the case may be, were not included, so that in no event shall the abstention of one or more Banks cause the voting percentage necessary to constitute the Majority Banks amongst those Banks voting to be higher than if the abstaining Bank or Banks had not abstained. Each of the Borrowers, the Banks and the retiring Agent shall at the Borrowers' joint and several expense thereupon execute and deliver Uniform Commercial Code statements reflecting such change. Upon any removal of the Agent, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrowers, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Agent hereunder or under the Security Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the Security Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          (b) In the event that a successor Agent is named, the Principal Office shall be the office of the successor Agent designated by notice of the successor Agent to the Banks and the Borrowers and, in the event that such Principal Office is in a time zone other than the time zone in which New York City is in, all references to New York City time shall mean the respective hour in the time zone in which the successor Agent's designated Principal Office is located.

          Section 9.9  Sharing of Collateral and Payments.

          (a) Prior to any acceleration by the Agent and the Banks of the
Obligations:

               (i) in the event that any Bank shall obtain payment in respect of a Note (which term for the purposes of this Section 9.9 shall be deemed to include any L/C Obligations), or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against any Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the corresponding Note held by it, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment with each Bank; and

               (ii) in the event that any Bank shall obtain payment in respect of any Interest Rate Contract to which such Bank is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against any Borrower or any other Loan Party or otherwise, such Bank shall be permitted to retain the full amount of such payment and shall not be required to share such payment with any other Bank.

          (b) Upon or following any acceleration by the Agent and the Banks of the Obligations, in the event that any Bank shall obtain payment in respect of a Note, or interest thereon, or in respect of an Interest Rate Contract to which such Bank is a party, or receive any Collateral or proceeds thereof with respect to any Note or any Interest Rate Contract to which it is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against any Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the aggregate amount of the corresponding Note held by such Bank and any Interest Rate Contract to which such Bank is a party, then the Bank so receiving such greater proportionate payment or such greater proportionate amount of Collateral, shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan, or shall provide the other Banks with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment or benefits of such Collateral or proceeds ratably with each Bank. For the purposes of this subsection 9.9(b), payments on Notes received by each Bank and receipt of Collateral by each Bank shall be in the same proportion as the proportion of: (A) the sum of: (x) the Obligations owing to such Bank in respect of the Note held by such Bank, plus
(y) the Obligations owing to such Bank in respect of Interest Rate Contracts to which such Bank is party, if any, to (B) the sum of: (x) the Obligations owing to all of the Banks in respect of all of the Notes, plus (y) the Obligations owing to all of the Banks in respect of all Interest Rate Contracts to which any Bank is a party;

provided, however, that, with respect to subsections 9.9(a)(i) and (b) above, if all or any portion of such excess payment or benefits is thereafter recovered from the Bank that received the proportionate overpayment, such purchase of Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          Article 10.  Miscellaneous Provisions.

          Section 10.1  Fees and Expenses; Indemnity.

          The Borrowers will promptly pay, jointly and severally, all costs of the Agent and the Banks in preparing the Loan Documents and all costs and expenses of the issue of the Notes and the Temporary Loan Note and of the Borrowers' and the other Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents), and the reasonable fees and expenses and disbursements of special counsel to the Agent and the Banks in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the Notes, the Temporary Loan Note, the Security Documents, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Agent and the Banks, the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against the Agent or any of the Banks arising out of or relating to any extent to this Agreement, the Security Documents, the other Loan Documents or the transactions contemplated hereby or thereby. In addition, the Borrowers will promptly (and in any event within 30 days after its receipt of an invoice or statement therefor) pay, jointly and severally, all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Agent or the Banks in connection with their respective enforcement of the payment of the Notes or the Temporary Loan Note held by each of them it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrowers shall, jointly and severally, indemnify the Agent and each Bank and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by it arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered by the Agent or any of the Banks or any of their respective directors, officers, employees, attorneys, agents or Affiliates in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact of any of the Borrowers and their affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (2) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (3) any acts, practices or omission or alleged acts, practices or omissions of any of the Borrowers or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (4) any withdrawals, termination or cancellation of any proposed such acquisition for any reason whatsoever provided however that the foregoing shall not include any legal fees for litigation determined adversely to the Agent or the Banks if such adverse determination was solely due to its gross negligence, or willful misconduct.
The indemnity set forth herein shall be in addition to any other obligations or liabilities of any of the Borrowers to the Agent and the Banks hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes, the Temporary Loan Note, and the termination of this Agreement.

          Section 10.2  Taxes.

          If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax (including, without limitation, any stamp, documentary, recording or similar tax) is payable in respect of the issuance of any of the Notes or the Temporary Loan Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrowers will pay, jointly and severally, any such tax and all interest and penalties, if any, and will indemnify the Banks and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank or any other holder of its respective Note, such Bank, or such other holder, as the case may be, may notify the Borrowers and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrowers, jointly and severally. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrowers in this Section 10.2 shall survive payment of the Notes and the Temporary Loan Note and the termination of this Agreement.

          Section 10.3  Payments.

          As set forth in Section 2.13 hereof, all payments by any of the Borrowers on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent at the Principal Office, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 12:00 P.M. New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on and interest shall continue to accrue and be payable thereon until the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day on which banks in New York, New York are required or permitted by law to remain closed, such payment may be made on the next succeeding Business Day on which such banks are open and such extension shall be included in computing interest in connection with such payment (except that if a successor Agent is named pursuant to Section 9.8(b) whose designated Principal Office is not in New York, New York, the foregoing reference to New York, New York, shall mean the city in which said successor Agent's Principal Office is located). All payments hereunder and under the Note and the Temporary Loan Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes and the Temporary Loan Note (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the respective Bank or the Agent to which such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Bank or the Agent payable by the Bank with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes and the Temporary Loan
Note). Upon payment in full of any Note, the Bank shall mark the Note "Paid" and return it to the Borrowers.

          Section 10.4  Survival of Agreements and
                        Representations; Waiver of
                        Trial by Jury.

          All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes and the Temporary Loan Note. Each of the Borrowers waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of, this Agreement, the Notes, the Temporary Loan Note, the Security Documents, any of the other Loan Documents, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof.

          Section 10.5  Lien on and Set-off of Deposits.

          As security for the due payment and performance of all the Obligations, each of the Borrowers hereby grants to the Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to any of the Borrowers, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of any of the Borrowers, and the proceeds thereof, now or hereinafter held or received by or in transit to any Bank or the Agent from or for any of the Borrowers, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any

Bank or the Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral, or, if it is so secured, whether or not the collateral held by the Agent is considered to be adequate.

          Section 10.6  Modifications, Consents and
                        Waivers, Entire Agreement.

          No modification, amendment or waiver of or with respect to any provision of this Agreement, any Notes, the Security Documents, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower or any other Loan Party from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent and the Majority Banks; provided, however, that notwithstanding the foregoing, without the written consent of each Bank affected thereby (and of the Agent if expressly required in this Agreement or any of the other Loan Documents), in no event shall any amendment, modification, waiver or consent:

          (a) Be effective with respect to Article 3 (it being understood that a waiver of any Default or Event of Default under Section 8.5 hereof shall not constitute an amendment or modification of any Section therein), Article 9 or Sections 2.1 or 10.6 hereof;

          (b) Extend the final maturity of any Loan or Note or extend the stated expiration of any L/C beyond the Commitment Termination Date (it being understood that any waiver of the application of any prepayment of or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension) or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (other than as a result of waiving the applicability of any post-default increase in interest rates) or be effective with respect to Section 8.1;

          (c) Reduce the percentage specified in the definition of Majority
Banks;

          (d) Reduce the amount or extend the payment date for the mandatory payments required under Section 2.8 or 2.10, or increase the amount of the Commitment of any Bank hereunder (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank);

          (e) Extend the Commitment Termination Date;

          (f) Increase any of the advance rate percentages set forth in the definition of "Borrowing Base" herein;

          (g) Release or permit the release of all or substantially all or any substantial part of the Collateral (other than as contemplated by Section 2.23 hereof), or release any guarantor from any guaranty of the Obligations or release any Subsidiary from any guaranty issued to the Agent after the date hereof in each case except as expressly provided in the Loan Documents;

          (h) Without the consent of the Issuing Bank, amend, modify, or waive any provision of Section 2.33 or alter its rights or obligations with respect to L/Cs; or

          (i) Consent to any assignment or transfer by any Borrower of the Obligations.

Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on any Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Banks, the Agent and the Borrowers and supersede all prior agreements and understandings relating to the subject matter hereof, provided that the Agent and the Banks shall be entitled to enforce any and all of their rights arising as a result of a breach of the terms of the Second Restated Agreement which terms exist prior to the date hereof as if the Second Restated Agreement had not been superseded. Without limiting the generality of Article 9 hereof, no Bank shall have any claim or right of action of any kind whatsoever against the Agent in respect of any action or refraining from action which the Agent is instructed to take or refrain from (including, without limitation, foreclosure on the Agent's Lien) by the requisite Banks as set forth in this Section 10.6.

          Section 10.7  Remedies Cumulative.

          Each and every right granted to the Agent and each Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Bank or any holder of any Note or the Temporary Loan Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of any of the Borrowers' indebtedness, liabilities and obligations under any Note or the Temporary Loan Note and this Agreement and the other Loan Documents shall be without regard to any counterclaim, right of offset or any other claim whatsoever which any of the Borrowers may have against any Bank or the Agent and without regard to any other obligation of any nature whatsoever which any Bank or the Agent may have to any of the Borrowers, and no such counterclaim required under federal law or offset shall be asserted by any of the Borrowers in the any action, suit or proceeding instituted by any Bank or the Agent for payment or performance of any of the Borrower's indebtedness, liabilities or obligations under the Notes, the Temporary Loan Note, this Agreement, the Security Documents, the other Loan Documents or otherwise.

          Section 10.8  Further Assurances.

          At any time and from time to time, upon the request of the Agent, each of the Borrowers shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the Temporary Loan Note, the Security Documents, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans, including, without limitation, the execution and delivery to the Agent of mortgages in form and substance satisfactory to the Agent covering all real property or interests therein acquired by any of the Borrowers or any of their Subsidiaries (provided that any mortgage or owned property may be subject to a first mortgage if herein permitted), and all leases of real property entered into by any of the Borrowers or any of their Subsidiaries as tenant or lessee, after the date of this Agreement, promptly after such acquisition or the entering into of any such lease.

               Section 10.9  Notices.
                             -------

               All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram, addressed as follows:

               (a) If to any of the Borrowers, which notice shall be deemed delivered to and binding upon all of the Borrowers:

                     LINC Capital, Inc.
                     303 East Wacker Drive
                     Chicago, Illinois 60601
                     Attention: Treasurer

                     with a copy to:

                     General Counsel
                     LINC Capital, Inc.,
                     303 East Wacker Drive
                     Chicago, Illinois 60601

               (b)   If to the Agent:

                     Fleet Bank, N.A.
                     592 Fifth Avenue
                     New York, New York 10036
                     Attention: Leasing Division

                     with a copy (other than in the case of Borrowing Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

                     Winston & Strawn

               200 Park Avenue
               New York, New York 10166-4193
               Attention: Susan Berkwitt-Malefakis, Esq.

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Notwithstanding any other provision contained in this Agreement or any of the other Loan Documents, the Banks and the Agent shall be entitled to rely on any instruction or authorization contained in any notice given, executed and delivered by any one of the Borrowers pursuant to this Agreement, and any such notice shall be and be deemed to be given on behalf of and binding on each of the Borrowers. Each of the Borrowers hereby appoints each of the other Borrowers as its agent for delivering and receiving notices pursuant to this Agreement.

               Section 10.10 Counterparts.
                             ------------

               This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               Section 10.11  Construction, Governing Law; Consent to
                              ---------------------------------------
                              Jurisdiction.
                              ------------

               (a) THE HEADINGS USED IN THIS AGREEMENT AND THE TABLE OF CONTENTS ARE FOR CONVENIENCE ONLY AND SHALL NOT BE DEEMED TO CONSTITUTE A PART HEREOF. ALL USES HEREIN OF THE MASCULINE GENDER OR OF SINGULAR OR PLURAL TERMS SHALL BE DEEMED TO INCLUDE USES OF THE FEMININE OR NEUTER GENDER OR PLURAL OR SINGULAR TERMS, AS THE CONTEXT MAY REQUIRE. THIS AGREEMENT, THE NOTES, THE TEMPORARY LOAN NOTE, THE SECURITY DOCUMENTS, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               (b) EACH OF THE BORROWERS IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTES, THE TEMPORARY LOAN NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE BORROWERS, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS

IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.9 HEREOF. EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. NONE OF THE BORROWERS SHALL BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS
SECTION 10.11 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE BORROWERS IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

               Section 10.12  Severability.
                              ------------

               The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by any of the Borrowers with any of them shall not excuse non-compliance by any of the Borrowers with any other. None of the Borrowers shall take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

               Section 10.13  Binding Effect; No
                              Assignment or Delegation.
                              ------------------------

               This Agreement shall be binding upon and inure to the benefit of each of the Borrowers and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of each of the Borrowers under this Agreement shall not be assigned or delegated without the prior written consent of the Agent, and any purported assignment or delegation without such consent shall be void. Each of the Borrowers and the Subsidiaries also acknowledge and confirm that each Bank may hereafter sell or assign or grant participation in the Loans to one or more lenders in accordance with Section 10.14 and 10.15 hereof, so long as such other lenders are engaged in business in (but not necessarily only in) the United States.

               Section 10.14 Participations by Banks.
                             -----------------------

               (a) Each Bank ("Participating Bank") may singly or collectively enter into participations (the "Participations") to one or more banks or other entities ("Participant") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note or Notes held by it) but excluding any participation relating to the Temporary Loan Note; provided, however, that

                    (i) the Participating Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged;

                    (ii) the Participating Bank shall remain solely responsible to the other parties hereto for the exercise of its rights and the performance of its obligations hereunder (including, without limitation, retaining sole and exclusive authority for voting and consenting in regard to any matters arising hereunder) and the Participant Bank shall not undertake or be entitled to undertake any of such rights, responsibilities or obligations;

                    (iii) the Participating Bank shall remain the holder of any such Note or Temporary Loan Note, any other Loan Document which it may possess hereunder, and any Collateral a security interest in which can be perfected by possession, and none of the Security Documents or UCC financing statements, shall be marked, modified, or amended in any manner;

                    (iv) each of the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with the Participating Bank in connection with such Bank's rights and obligations under this Agreement, and the loan documents evidencing the Participation (the "Participation Documents") shall not represent or imply that the Participant has entered into a multi-lender arrangement, joint venture, or tenancy in common with any or all of the Banks and the Agent nor shall the Agent, any Loan party (other than the Participating Bank, if so required by the Participant) be obligated to give the Participant any Notice of any Default or Event of Default hereunder, or any notice of, or opportunity to participate in any determination concerning any consent or waiver, amendment of any Loan Document, substitution of collateral, enforcement of any remedies, or any other rights of the Agent and Banks hereunder;

                    (v) the Agent shall be notified of the Participation, but such notification shall not be deemed to create any obligation of any kind whatsoever of the Agent to the Participant;

                    (vi) the Participation Documents shall not create or imply any right of recourse in the Participant against any of the Borrowers notwithstanding (a) any reference in the Participation Documents to a sale, fractional transfer, or assignment of the Participating Bank's ownership interest in the Loan, Notes, or Temporary Loan Note, or (b) any provision in the Participation Documents as to the creation of an agency or trust relationship between the

Participating Bank and the Participant, repurchase obligations of the Participating Bank, order of application loan payments received, offset rights of any of the Borrowers or the Participating Bank or the Participant, the segregation of loan payments or collateral in the Participation;

                    (vii) each of the Borrower's consent to the Participation shall have been obtained, but such consent shall not be deemed to create any right of recourse of the Participant to any of the Borrowers;

               (b) Any Bank may, in connection with any Participation, disclose to the Participant or proposed Participant Bank, any information relating to any of the Borrowers furnished to the Bank by or on behalf of any of the Borrowers; provided that, (i) prior to any such disclosure, the Participant or proposed Participant shall agree to preserve the confidentiality of any confidential information relating to any of the Borrowers received by it from said Bank; (ii) other than with respect to the Participating Bank and the Participant, such disclosure shall not create or imply any relationship between the Participant and any Bank hereunder, nor does any Bank providing such confirmation make any representation or warranty or assume any responsibility with respect to such information.

               Section 10.15  Assignments by Banks.
                              --------------------

               (a) Each Bank may assign to one or more banks or other entities that are Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note or Notes held by
it) by the execution and delivery to the Agent of an Assignment and Acceptance; provided, however that: (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement; (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,0000,000 and shall be an integral multiple of $500,000; (iii) such assignee shall have complied with the provisions of Section 10.16 hereof, if applicable; and (iv) the Bank assignor or assignee shall have paid to the Agent a $3,500 assignment administration fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the execution thereof: (x) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the performance or observance by any of the Borrowers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

               (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Assignee, together with any Note subject to such assignment and the written consent of the Borrowers and the Agent to such Assignment, the Agent shall: (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to each of the Borrowers. Within five Business Days after its receipt of such notice, each of the Borrowers, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance plus, if the Assignee is already a Bank under this Agreement, the amount of its Commitment before giving effect to the assignment, and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

               (d) Any Bank may, in connection with any assignment or proposed assignment pursuant to this Section 10.15, disclose to the Assignee or proposed assignee, any information relating to any of the Borrowers furnished to such Bank by or on behalf of the Borrowers; provided that (i) prior to any such disclosure, the Assignee or proposed assignee shall agree to preserve the confidentiality of any confidential information relating to any of the Borrowers received by it from such Bank, and (ii) such disclosure shall not create or imply any relationship between the Assignee and any Bank hereunder, nor does any Bank providing such information make any representation or warranty or assume any responsibility with respect to such information.

               Section 10.16  Delivery of Tax Forms.
                              ---------------------

               Each Bank that is not organized under the laws of the United States or a state thereof shall:

               (a) deliver to the Borrowers and the Agent, on or prior to the date of the execution and delivery of this Agreement or the date on which it becomes a Bank hereunder, (i) two accurate and duly completed executed copies of United States IRS Form 1001 or 4224, or successor applicable form, as the case may be, and (ii) an accurate and complete IRS Form W-8 or W-9, or successor applicable form, as the case may be;

               (b) deliver to the Borrowers and the Agent two further accurate and complete executed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

               (c) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrowers or the Agent;

unless in any such case under clause (b) above an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrowers and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224 that is provided pursuant to Section 10.14(a), that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes; (ii) in the case of an IRS Form 1001 or 4224 that is provided pursuant to Section 10.14(b), to the extent legally entitled to do so, that it is entitled to receive payments under this Agreement without, or at a reduced rate of, deduction or withholding of any United States Federal income taxes; and (iii) and in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not organized under the laws of the United States or a state thereof that is an assignee hereunder shall, prior to the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this
Section 10.14.

               Section 10.17  Domicile of Loans.
                              -----------------

               Each Bank may transfer and carry its Loans at, to or for the account of any office, subsidiary or affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 10.17 would, at the time of such transfer, result in increased costs under Section 2.16 or 10.3 hereof from those being charged by the respective Bank prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer.)

               Section 10.18  Scope of Agent's Lien.

               Each Bank agrees that the Agent's Lien on the Collateral shall secure only the Obligations and shall not secure any other obligation, liability, or indebtedness of any of the Borrowers or any other Loan Party having rights in the Collateral, notwithstanding the provisions of any agreement between any Bank and any of the Borrowers or other Loan Party, and whether or not the Agent or any of the other Banks are aware of such agreement.

               Section 10.19  Effective Date of Representations and Warranties.

               Notwithstanding any other provision of this Agreement or any of the Security Documents, all representations and warranties which were made prior to the date hereof in the Second Restated Agreement, any amendments or supplements thereto or the Security Documents, shall remain effective and be deemed to be and remain effective from and after the original date on which such representations and warranties were made.

               Section 10.20  Relief from Bankruptcy Stay.

               Each of the Borrowers agrees that, in the event that any Borrower, any Loan Party or any of the persons or parties constituting any Borrower or a Loan Party shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title II of the U. S. Code, as amended ("Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of an order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, the Banks and the Agent shall thereupon be entitled and each of the Borrowers irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Banks and the Agent as provided for herein, in the Notes, the Temporary Loan Notes, other loan documents delivered in connection herewith and as otherwise provided by law, and each of the Borrowers hereby irrevocably waives any right to object to such relief and will not contest any motion by any Bank or the Agent seeking relief from the automatic stay and each of the Borrowers will cooperate with the Banks and the Agent, in any manner requested by the Agent, in their efforts to obtain relief from any such stay or other prohibition.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                             LINC CAPITAL, INC.


                             By: /s/ Allen P. Palles
                                --------------------------------
                             Title:  CFO
                                   -----------------------------


                             LINC QUANTUM ANALYTICS, INC.


                             By: /s/ M. Eileen O' Brien
                                --------------------------------
                             Title:  VP & Treasurer
                                   -----------------------------

Commitment:                        FLEET BANK, N.A.
----------                         as Agent and as a Bank
$25,000,000
(including $5,000,000 sublimit
for Temporary Loans)


                                   By: /s/ Harris Mehos
                                      --------------------------------
                                   Title:  Vice President
                                         -----------------------------


                                   Lending Office for Prime Rate
                                   Loans and Eurodollar Loans and
                                   Temporary Loans:

                                   592 Fifth Avenue
                                   New York, New York 10036

                                   Attention: Harris Mehos, Leasing and
                                              Transportation Finance



                                   Address for Notices:

                                   Fleet Bank, N.A.
                                   592 Fifth Avenue
                                   New York, New York 10036

                                   Attention: Harris Mehos, Leasing and
                                              Transportation Finance

                                   Telecopier: (212) 819-6515

Commitment:                        CORESTATES BANK, N.A.
----------
$20,000,000

                                   By: /s/ Carmel Albano
                                      --------------------------------
                                   Title:  Assistant Vice President
                                         -----------------------------

                                   Lending Office for Prime Rate
                                   Loans and Eurodollar Loans:
                                   CoreStates Bank, N.A.
                                   1339 Chestnut Street
                                   Widener Bldg., 11th Floor
                                   P. O. Box 7618, FC: 1-8-11-24
                                   Philadelphia, PA 19101-7618

                                   Attention: Carmel Albano
                                              Assistant Vice President

                                   Address for Notices:

                                   CoreStates Bank, N.A.
                                   1339 Chestnut Street
                                   Widener Bldg., 11th Floor
                                   P. O. Box 7618, FC: 1-8-11-24
                                   Philadelphia, PA 19101-7618

                                   Attention: Carmel Albano
                                              Assistant Vice President

                                   Telecopier: (215) 786-5478

Commitment:                        LASALLE NATIONAL BANK
-----------
$13,000,000

                                   By: /s/ Henry J. Munez
                                      --------------------------------
                                   Title:  Commercial Lending Officer
                                         -----------------------------


                                   Lending Office for Prime Rate
                                   Loans:

                                   135 South LaSalle Street
                                   LaSalle and Adams Streets
                                   Chicago, IL 60603

                                   Lending Office for Eurodollar
                                     Loans:

                                   135 South LaSalle Street
                                   LaSalle and Adams Streets
                                   Chicago, IL 60603

                                   Attention: Henry Munez

                                   Address for Notices:

                                   135 South LaSalle Street
                                   LaSalle and Adams Streets
                                   Chicago, IL 60603

                                   Attention: Henry Munez

                                   Telecopier: (312) 750-6559

Commitment:             THE FIRST NATIONAL BANK OF CHICAGO
-----------
$10,000,000

                        By:  /s/ Craig Goldsmith
                           -----------------------------
                        Title:  AVP
                              --------------------------

                        Lending Office for Prime Rate
                        Loans:
                        1 First National Plaza
                        Mail Suite 0084
                        Chicago, Illinois 60670-0084

                        Attention: Mr. Craig Goldsmith

                        Lending Office for Eurodollar
                        Loans:

                        1 First National Plaza
                        Mail Suite 0084
                        Chicago, Illinois 60670-0084
                        Attention: Craig Goldsmith

                        Address for Notices:

                        1 First National Plaza
                        Mail Suite 0084
                        Chicago, Illinois 60670-0084

                        Attention: Mr. Craig Goldsmith
                        Telecopier No. (312) 732-6222

Commitment:             EUROPEAN AMERICAN BANK
-----------
$7,000,000

                        By: /s/ Chris Czaja
                           ----------------------------
                        Title:  Vice President
                              -------------------------

                        Lending Office for Prime Rate
                        Loans:

                        400 Oak Street
                        Garden City, New York 11530
                        Attention: Chris Czaja

                        Lending Office for Eurodollar
                        Loans:

                        400 Oak Street
                        Garden City, New York 11530
                        Attention: Chris Czaja

                        Address for Notices:

                        400 Oak Street
                        Garden City, New York 11530
                        Attention: Chris Czaja
                        Telecopier: (516) 357-1150

     ACKNOWLEDGED

     The undersigned hereby confirms the accuracy of the representations and warranties made in respect of it under the Loan Documents and agrees to be bound by and observe each of the covenants, conditions and agreements applicable to it under this Loan Agreement:


                        THE LINC GROUP, INC.

                        By: /s/ Allen P. Palles
                           ------------------------------------
                        Title:  CFO
                              ---------------------------------